                                                                    EXHIBIT 99.2

                                                                  Execution Copy




                             RESTRUCTURING AGREEMENT

                                      Among

                        PERSONNEL GROUP OF AMERICA, INC.,

                                   PFI CORP.,

                                STAFFPLUS, INC.,

                             INFOTECH SERVICES LLC,

                          BAL ASSOCIATES INCORPORATED,

                      ADVANCED BUSINESS CONSULTANTS, INC.,

                         VENTURI STAFFING PARTNERS, LLC,

                      VENTURI TEXAS STAFFING PARTNERS, LP,

  THE LENDERS, SET FORTH ON THE SIGNATURE PAGES HERETO, UNDER AMENDMENT NO. 4,
   DATED AS OF FEBRUARY 8, 2002, TO THE AMENDED AND RESTATED CREDIT AGREEMENT,
       DATED AS OF JUNE 23, 1997, OF PERSONNEL GROUP OF AMERICA, INC., AS
             SUBSEQUENTLY AMENDED BY AMENDMENT NO. 5 TO AMENDED AND
       RESTATED CREDIT AGREEMENT AND WAIVER, DATED AS OF DECEMBER 31, 2002


                                       and

            THE HOLDERS, SET FORTH ON THE SIGNATURE PAGES HERETO, OF
              THE OUTSTANDING 5 3/4% CONVERTIBLE SUBORDINATED NOTES
                  DUE 2004 OF PERSONNEL GROUP OF AMERICA, INC.


                           Dated as of March 14, 2003

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I The Transactions........................................................................................3

     1.1.     The Loan Exchange...................................................................................3
     1.2.     The Notes Exchange..................................................................................7
     1.3.     The Charter Amendment...............................................................................9

ARTICLE II Corporate Governance Following the Notes Exchange.....................................................10

     2.1.     The By-Laws........................................................................................10
     2.2.     Directors..........................................................................................10
     2.3.     Officers...........................................................................................10
     2.4.     The Rights Plan....................................................................................11

ARTICLE III Effects on Capitalization; Exchange Mechanics; Adjustments...........................................12

     3.1.     Certain Effects of Transactions on Capitalization..................................................12
     3.2.     Depositary; Exchange Mechanics.....................................................................12
     3.3.     Distribution on Exchanged Notes....................................................................13
     3.4.     Fractional Shares..................................................................................13
     3.5.     Dissenters' Rights.................................................................................14
     3.6.     Adjustments to Prevent Dilution....................................................................14
     3.7.     Treatment of the Unexchanged Notes; Interest Payments Under the Indenture..........................14

ARTICLE IV Representations and Warranties........................................................................14

     4.1.     Representations and Warranties of the Parties......................................................14
     4.2.     Representations and Warranties of the Group........................................................15
     4.3.     Representations and Warranties of the Holders......................................................24

ARTICLE V Interim Operating Covenants; Alternative Proposals.....................................................26

     5.1.     Interim Operations of the Group....................................................................26
     5.2.     Alternative Proposals..............................................................................27

ARTICLE VI Other Agreements and Covenants........................................................................28

     6.1.     Information Supplied...............................................................................28
     6.2.     Stockholders Votes.................................................................................29
     6.3.     Filings; Other Actions; Notification...............................................................29
     6.4.     Taxation...........................................................................................30
     6.5.     Access.............................................................................................30
     6.6.     Stock Exchange Listing.............................................................................30
     6.7.     Publicity..........................................................................................31
     6.8.     Options; Stock Plans and Forms S-8.................................................................31
     6.9.     Expenses...........................................................................................31
     6.10.    Indemnification; Directors' and Officers' Insurance................................................32
     6.11.    Other Actions......................................................................................34
     6.12.    Holder Votes.......................................................................................35
     6.13.    Rule 144...........................................................................................36

ARTICLE VII Conditions...........................................................................................36

     7.1.     Conditions to the Obligation of the Company to Effect the Charter Amendment........................36
     7.2.     Conditions to the Obligation of the Senior Lenders to Effect the Loan Exchange.....................37
     7.3.     Conditions to the Obligation of the Company to Effect the Loan Exchange............................38
     7.4.     Conditions to Obligation of Noteholders to Effect the Notes Exchange...............................38
     7.5.     Conditions to Obligation of the Company to Effect the Notes Exchange...............................40

ARTICLE VIII Termination.........................................................................................41

     8.1.     Termination by Mutual Consent......................................................................41
     8.2.     Termination of only Charter Amendment or Loan Exchange.............................................41
     8.3.     Termination of Entire Agreement and all Transactions...............................................42
     8.4.     Effect of Termination and Abandonment..............................................................44

ARTICLE IX Miscellaneous and General.............................................................................45

     9.1.     Survival...........................................................................................45
     9.2.     Entire Agreement; NO OTHER REPRESENTATIONS.........................................................45
     9.3.     Modification or Amendment..........................................................................46
     9.4.     Waiver of Conditions...............................................................................46
     9.5.     Counterparts.......................................................................................46
     9.6.     GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL......................................................46
     9.7.     Notices and Waivers................................................................................47
     9.8.     No Third Party Beneficiaries.......................................................................50
     9.9.     Further Assurances.................................................................................50
     9.10.    Subsidiaries or Affiliates Actions; Actions of or Consent by the Holders...........................50
     9.11.    Transfer Taxes.....................................................................................50
     9.12.    Severability.......................................................................................51
     9.13.    Interpretation.....................................................................................51
     9.14.    Assignment; Holder Transferees.....................................................................51
     9.15.    Allocation of Consideration........................................................................51
     9.16.    Knowledge..........................................................................................51

         ANNEX A    (The Back-Up Plan)

         EXHIBITS
         --------
         EXHIBIT A (Form of Amended and Restated Certificate of (Incorporation) EXHIBIT B (Form of Amended and Restated By-Laws)
         EXHIBIT C  (Terms of Series B Preferred)
         EXHIBIT D  (Terms of Series A Warrants)
         EXHIBIT E  (Terms of Employment Agreements)
         EXHIBIT F  (Terms of New Equity Plan)
         EXHIBIT G  (Terms of New Senior Facility)
         EXHIBIT H  (Terms of Junior Secured Notes)
         EXHIBIT I  (Terms of Registration Rights Agreement)

                             RESTRUCTURING AGREEMENT

                  RESTRUCTURING AGREEMENT (hereinafter called this "Agreement"), dated as of March 14, 2003, among PERSONNEL GROUP OF AMERICA, INC., a Delaware corporation (to be renamed Venturi Partners, Inc., the "Company"), PFI CORP., a Delaware corporation ("PFI"), STAFFPLUS, INC., a Delaware corporation ("Staffplus"), INFOTECH SERVICES LLC, a North Carolina limited liability company ("Infotech"), BAL ASSOCIATES INCORPORATED., a California corporation ("Associates"), ADVANCED BUSINESS CONSULTANTS, INC., a Kansas corporation ("Consultants"), VENTURI STAFFING PARTNERS, LLC, a California limited liability company ("Staffing Partners") and VENTURI TEXAS STAFFING PARTNERS, LP, a Texas limited partnership ("Texas Staffing") (each of PFI, Staffplus, Infotech, Associates, Consultants, Staffing Partners and Texas Staffing being either a direct or indirect wholly-owned subsidiary of the Company (a "PGA Subsidiary"), with the Company and the PGA Subsidiaries sometimes being hereinafter collectively referred to as the "Group"); CERTAIN LENDERS UNDER AMENDMENT NO. 4, DATED AS OF FEBRUARY 8, 2002, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF JUNE 23, 1997, AS SUBSEQUENTLY AMENDED BY AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER, DATED AS OF DECEMBER 31, 2002 (as amended, the "Existing Senior Facility"), of the Company set forth on the signature pages hereto (the "Senior Lenders"); and CERTAIN HOLDERS OF THE 5 3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2004 (the "Notes") of the Company set forth on the signature pages hereto (the "Noteholders," with the Senior Lenders and the Noteholders sometimes being hereinafter collectively referred to as the "Holders").

                                    RECITALS

                  WHEREAS, the Company and the Holders have been in ongoing discussions regarding deleveraging strategies for the Company;

                  WHEREAS, prior to the execution and delivery of this Agreement, the Company, the Senior Lenders and certain original senior lenders (the "Original Senior Lenders") under the Existing Senior Facility entered into a purchase option agreement dated as of November 11, 2002 (the "Purchase Option Agreement"), pursuant to which the Original Senior Lenders granted the Company and the Senior Lenders an option to purchase the rights and obligations of the Original Senior Lenders under the Existing Senior Facility;

                  WHEREAS, the Group and the Noteholders entered into or otherwise agreed to an agreement in principle (the "Agreement in Principle"), dated November 11, 2002, proposing preliminary terms for a comprehensive restructuring of the Company, whereby the parties agreed to negotiate in good faith the definitive terms of such restructuring transactions;

                  WHEREAS, the parties now propose to effect a restructuring of the Company pursuant to the transactions described herein (the "Restructuring");

                  WHEREAS, the Company and the Senior Lenders desire that the Senior Lenders exchange all outstanding claims under the Existing Senior Facility for cash, subordinated debt and related warrants of the Company, as described more specifically in Section
1.1 and otherwise upon the terms and subject to the conditions set forth in this Agreement (the "Loan Exchange");

                  WHEREAS, the Company and the Noteholders have agreed to exchange all of the Notes held by the Noteholders for cash and capital stock of the Company, as more specifically described in Section 1.2 and otherwise upon the terms and subject to the conditions and exceptions set forth in this Agreement (the "Notes Exchange");

                  WHEREAS, the Company has entered into a separate agreement with LC Capital Master Fund, Ltd. ("LC Capital") of even date herewith, pursuant to which, among other things, LC Capital has agreed to exchange all of the Notes held by it for the same consideration to be received by the Noteholders in, and contemporaneously with, the Notes Exchange (the "LC Capital Side Letter")

                  WHEREAS, the Company proposes to effect a reverse stock split and certain other amendments to its certificate of incorporation and in connection therewith proposes to amend and restate such certificate of incorporation (whether in its current form or as may be amended and restated, as the context requires, the "Charter") to be substantially in the form attached hereto as Exhibit A, all as more specifically described in Section 1.3 and otherwise upon the terms and subject to the conditions set forth in this Agreement (the "Charter Amendment" and, although each are independent transactions, the Charter Amendment, the Notes Exchange and the Loan Exchange sometimes being hereinafter collectively referred to as, the "Transactions");

                  WHEREAS, the Group and the Senior Lenders have further agreed, upon the occurrence of certain events resulting in a termination of this Agreement, to file, support and solicit a plan of bankruptcy reorganization defined as the "Back-Up Plan" in Annex A hereto and otherwise upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, the respective members of the Board of Directors of each of the Company and the PGA Subsidiaries have unanimously determined (subject to abstention by certain directors who are entering into Employment Agreements (as defined below) with respect to such agreements) that it is in the best interests of the Group and the Persons (as defined below) to whom fiduciary duties are owed by the directors of the Company to consummate the Restructuring and each of the Transactions and, if applicable, the Back-Up Plan upon the terms and subject to the conditions set forth in this Agreement and have approved this Agreement;

                  WHEREAS, it is intended that, for federal income tax purposes,
(i) the exchange of the Notes for capital stock of the Company pursuant to the Notes Exchange shall be treated as a reorganization within the meaning of
Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), and (ii) all consideration received by the Noteholders and the Senior Lenders in exchange for their Notes and for their outstanding claims under the Existing Senior Facility, respectively, shall be allocated first to a return of principal and second to the payment of accrued but unpaid interest; and

                  WHEREAS, the parties are entering into this Agreement to set forth definitive terms for the Transactions and, if applicable, the Back-Up Plan and any other actions contemplated by the Restructuring, and to make certain representations, warranties and covenants, and prescribe various conditions, as to the Transactions, the Back-Up Plan and any other actions contemplated by the Restructuring.

                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                The Transactions

                  1.1. The Loan Exchange.

                           (a) Agreement to Effect the Loan Exchange. On the
terms and subject to the conditions set forth herein (including the conditions set forth in Sections 7.2 and 7.3 hereof):

                                    (i) Contemporaneously with the Loan Exchange
                  Closing (as defined below), and subject to completion of the Loan Exchange, the Company shall exercise the option to purchase the Optioned Rights (as defined in the Purchase Option Agreement) of the Original Senior Lenders granted under the Purchase Option Agreement. The Company further agrees that contemporaneously with the Loan Exchange Closing it shall pay or deliver to the Original Senior Lenders the consideration in respect of their Optioned Rights under the Purchase Option Agreement as follows:

                                    (A) cash in an amount up to 75% of the face
amount of the Original Senior Lenders' pro rata share of the funded Loans (as defined in the Existing Senior Facility) (excluding any commitments in respect of outstanding but undrawn letters of credit under the Existing Senior Facility) purchased by the Company pursuant to the Purchase Option Agreement, with the exact amount of such cash to be determined based on the Purchase Option Agreement and any subsequent agreement related thereto between the Senior Lenders and the Original Senior Lenders;

                                    (B) for each $1,000 of the face amount of
the Original Senior Lenders' pro rata share of the funded Loans (excluding any commitments in respect of outstanding but undrawn letters of credit under the Existing Senior Facility) purchased by the Company pursuant to the Purchase Option Agreement, Series A Warrants (as defined below) to acquire up to 92.2367 shares of common stock, par value $0.01 per share, of the Company (including any associated Rights (as defined below), the "Common Stock") as ratably reduced to reflect any principal amount less than $1,000 so exchanged, with the exact amount of shares of Common Stock underlying such Series A Warrants to be determined based on the Purchase Option Agreement and any subsequent agreement related thereto between the Senior Lenders and the Original Senior Lenders; and

                                    (C) cash equal to the amount of any accrued
and unpaid interest due to the Original Senior Lenders under the Existing Senior Facility through and including the date of purchase of the Optioned Rights.

                                    (ii) Each of the Senior Lenders agrees to
                  contribute, convey, transfer, assign and deliver to the Company, at the Loan Exchange Closing, all the outstanding claims of such Senior Lender under the Existing Senior Facility, including all claims to interest, fees, costs and penalties thereunder (the "Claims"), free and clear of any liens, pledges, security interests, claims or other encumbrances (collectively, "Liens"), and the Company agrees that it shall accept and receive the Claims in exchange for the Loan Exchange Consideration (as defined below);

                                    (iii) The Company agrees that, in exchange
                  for the contribution, conveyance, transfer, assignment and delivery to the Company of the Claims by the Senior Lenders, the Company shall issue to each of the Senior Lenders, at the Loan Exchange Closing, such Senior Lender's pro rata share of the consideration described in the following clauses (A)-(D) (collectively, the "Loan Exchange Consideration"):

                                    (A) in exchange for up to $34,693,750 in
principal amount of then outstanding funded Loans under the Existing Senior Facility (excluding any commitments in respect of outstanding but undrawn letters of credit under the Existing Senior Facility) purchased by the Company, such Lender's proportionate share of up to $39.2 million in principal amount of New Junior Secured Notes (as defined below);

                                    (B) after giving effect to (A) above, in
exchange for the remaining aggregate remaining principal amount of then outstanding funded Loans under the Existing Senior Facility (excluding any commitments in respect of outstanding but undrawn letters of credit under the Existing Senior Facility), New Junior Secured Notes in an amount equal to such remaining principal amount;

                                    (C) cash equal to the amount of any accrued
and unpaid interest due to the Senior Lenders under the Existing Senior Facility as of the Loan Exchange Closing Date; and

                                    (D) for each $1,000 in principal amount of
New Junior Secured Notes issued by the Company pursuant to (A) and (B) above, Series A Warrants to acquire up to 464.5170 shares of Common Stock, as ratably reduced to reflect any principal amount less than $1,000 so issued.

No fewer than two business days prior to the Loan Exchange Closing Date, the Company shall deliver to the Senior Lenders a schedule detailing the elements of, and method of calculation for, the Loan Exchange Consideration, together with any supporting or back-up information reasonably requested by the Senior Lenders.

                                    (iv) Notwithstanding any provision of this
                  Agreement or any agreement referenced herein to the contrary:

                                    (A) In lieu of consummating the Loan
Exchange and the transactions contemplated by the Purchase Option Agreement as described above, the Senior Lenders and the Original Senior Lenders may grant such waivers, forbearances or consents under the Existing Senior Facility as required to permit the consummation of the Notes Exchange and the Charter Amendment; provided, however, that if the Senior Lenders and the Original Senior Lenders grant such waivers, forbearances or consents, the Noteholders' obligations (other than those obligations set forth in Section 9.14) under this Agreement (including, without limitation, to exchange their Notes) shall terminate unless and until Noteholders holding at least 90% in principal amount of the Notes held by all Noteholders consent in writing to consummate the Notes Exchange as set forth in this Agreement. In connection with any such waivers, forbearances or consents, the obligations of the Company and the Senior Lenders hereunder with respect to the Loan Exchange and the Purchase Option Agreement shall be deemed terminated.

                                    (B) If the Senior Lenders and the Original
Senior Lenders do not grant the waivers, forbearances or consents described in the foregoing subsection (A), the Noteholders shall have no obligations (other than those obligations set forth in Section 9.14) under the terms of this Agreement (including, without limitation, to exchange their Notes) unless and until (1) the Company consummates the Loan Exchange and the transactions contemplated by the Purchase Option Agreement, and (2) Noteholders holding 90% in principal amount of the Notes held by all Noteholders approve in writing the final and complete terms and conditions of the Loan Exchange and the transactions contemplated by the Purchase Option Agreement.

                                    (C) A Noteholders' execution of this
Agreement does not constitute consent or approval for purposes of this Section 1.1(a)(iv), and nothing under any other provision of this Agreement (including, without limitation, Section 6.12) shall require a Noteholder to vote to approve any transaction or arrangement contemplated under this Section 1.1(a)(iv).

                           (b) Loan Exchange Closing. The closing of the Loan
Exchange (the "Loan Exchange Closing") shall take place (i) at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York at 10:00 A.M. on the first business day after the business day on which the last to be fulfilled or waived of the applicable conditions set forth in Article VII shall be satisfied or waived in accordance with this Agreement (other than those conditions that by their nature are to be satisfied at the Loan Exchange Closing, but subject to the fulfillment or waiver of those conditions) or (ii) at such other place and time and/or on such other date as the Company and the Senior Lenders may agree in writing. The date on which the Loan Exchange Closing occurs is referred to as the "Loan Exchange Closing Date". The Group agrees that, in satisfaction of any commitments in respect of outstanding but undrawn letters of credit under the Existing Senior Facility, the Group shall cash collateralize or otherwise satisfy and release in full the Original Senior Lenders and the Senior Lenders substantially as contemplated under the Purchase Option Agreement.

                           (c) Closing Deliveries.

                                    (i) Company Deliveries. In connection with
                  and at the Loan Exchange Closing, the Company shall deliver to the Senior Lenders the following items:

                                    (A) the New Junior Secured Notes issued in
accordance with Section 1.1(a)(iii)(A) and (B), duly executed;

                                    (B) the aggregate cash required to be paid
under Section 1.1(a)(iii)(C), by wire transfer of immediately available funds to accounts specified by the Senior Lenders in written instructions delivered to the Company at least one business day prior to the Loan Exchange Closing Date;

                                    (C) the Series A Warrants issued in
accordance with Section 1.1(a)(iii)(D), duly executed;

                                    (D) duly executed counterparts of the
agreements underlying any New Junior Secured Notes and Series A Warrants issued to the Senior Lenders in the Loan Exchange (and copies of any other documents or deliveries provided in connection therewith);

                                    (E) the legal opinions of Robinson, Bradshaw
& Hinson, P.A. and of the general counsel to the Company as to the Loan Exchange and any Series A Warrants issued in connection therewith, dated as of the Loan Exchange Closing Date, in form and substance reasonably satisfactory to the Senior Lenders, duly executed;

                                    (F) a certificate, dated as of the Loan
Exchange Closing Date, and signed by a secretary or assistant secretary of each member of the Group, as to the entity's organizational documents, adopting resolutions and, in the case of the Company, form of Series A Warrant and attesting to the incumbency of its signing officers, duly executed;

                                    (G) a "long form" good standing certificate
for each member of the Group, dated as of a recent date prior to the Loan Exchange Closing Date (and in the case of any Delaware corporation, no more than two business days prior thereto), issued by the Secretary of State of the State of Delaware or the applicable state of incorporation or organization;

                                    (H) evidence reasonably satisfactory to the
Senior Lenders of the purchase of the Optioned Rights purchased by the Company from the Original Senior Lenders under the Purchase Option Agreement;

                                    (I) evidence reasonably satisfactory to the
Senior Lenders of the cash collateralization or other satisfaction and release in full of the Original Senior Lenders and the Senior Lenders under any commitments in respect of outstanding but undrawn letters of credit under the Existing Senior Facility; and

                                    (J) such other written instruments or
accompanying documentation as may be reasonably necessary or appropriate in order to document the satisfaction or waiver of the applicable closing conditions set forth in Article VII and as reasonably requested by the Senior Lenders.

                                    (ii) Senior Lenders Closing Deliveries. In
                  connection with and at the Loan Exchange Closing, each Senior Lender shall deliver to the Company the following items:

                                    (A) the notes representing the Claims (or
affidavits of lost notes in form and substance reasonably satisfactory to the Company) surrendered by it; and

                                    (B) such other written instruments or
accompanying documentation as may be reasonably necessary or appropriate in order to document the satisfaction or waiver of the applicable closing conditions set forth in Article VII and as reasonably requested by the Company.

                  1.2. The Notes Exchange.

                           (a) Agreement to Effect the Notes Exchange. On the
terms and subject to the conditions set forth herein:

                                    (i) Company Agreement to Exchange. The
                  Company hereby agrees to acquire all of the Notes held by the Noteholders in exchange for the Notes Exchange Consideration (as defined below).

                                    (ii) Notes Exchange Consideration. For the
                  purposes of this Agreement, the term "Notes Exchange Consideration" shall mean the consideration payable by the Company to each Noteholder in respect of each $1,000 in principal amount of Notes exchanged in the Notes Exchange, which consideration shall consist of (A) $28.75 in cash and
                  (B) 190.9560 shares of Common Stock and 9.5242 shares of Series B Preferred Stock (as defined below), as ratably reduced to reflect any principal amount less than $1,000 so exchanged.

                                    (iii) Noteholder Agreement to Exchange;
                  Certain Waivers and Forbearances. Except as otherwise expressly set forth under its name on the signature pages hereto, each of the Noteholders severally and not jointly agrees to exchange all of the Notes held by it for the Notes Exchange Consideration. In addition to the foregoing, each of the Noteholders agrees that it:

                                    (A) shall not take any action or exercise
any right that it may have under the Indenture (as defined below) to require the Company to repurchase any Notes as the result of any Repurchase Event resulting from a Termination of Trading (each as defined in the Indenture) or to accelerate the Notes as a result thereof; and

                                    (B) shall not instruct or procure the
Trustee (as such term is defined in the Indenture) to take any action that is inconsistent with the terms and conditions of this Agreement.

                           (b) Notes Exchange Closing. The closing of the Notes
Exchange (the "Notes Exchange Closing") shall take place (i) at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York at 10:00 A.M. on the first business day after which the last to be fulfilled or waived of the applicable conditions set forth in Article VII shall be satisfied or waived in accordance with this Agreement (other than those conditions that by their nature are to be satisfied at the Notes Exchange Closing, but subject to the fulfillment or waiver of those conditions) or (ii) at such other place and time and/or on such other date as the Company and the Noteholders may agree in writing. The date on which the Notes Exchange Closing occurs is referred to as the "Notes Exchange Closing Date". To the extent reasonably practicable and assuming that the waivers, forbearances or consents referred to in Section 1.1(a)(iv) have not theretofore been granted, the parties shall cooperate and use commercially reasonable efforts to cause the Notes Exchange Closing to occur on the same day as the Loan Exchange Closing. The Company further agrees to use commercially reasonable efforts to cause the closing of the exchange of Notes contemplated by the LC Capital Side Letter to occur simultaneously with the Notes Exchange Closing.

                           (c) Closing Deliveries.

                                    (i) Company Deliveries. In connection with
                  and at the Notes Exchange Closing, the Company shall deliver to each Noteholder the following items:

                                    (A) the certificates representing the shares
of Capital Stock (as defined below) included in the Notes Exchange Consideration to be received by such Noteholder, duly executed;

                                    (B) the cash included in the Notes Exchange
Consideration to be received by such Noteholder, by wire transfer of immediately available funds to an account specified by such Noteholder in writing delivered to the Company at least two business days prior to the Notes Exchange Closing Date;

                                    (C) a copy of the legal opinions of
Robinson, Bradshaw & Hinson, P.A. and of the general counsel of the Company as to the Notes Exchange and the shares of Capital Stock issued in connection therewith, dated as of the Notes Exchange Closing Date, in form and substance reasonably satisfactory to the Noteholders, duly executed;

                                    (D) the Registration Rights Agreement (as
defined below), duly executed; and

                                    (E) such other written instruments or
accompanying documentation as may be reasonably necessary or appropriate in order to document the satisfaction or waiver of the applicable closing conditions set forth in Section 7.4 and as reasonably requested by the Noteholders.

                                    (ii) Noteholder Deliveries. In connection
                  with and at the Notes Exchange Closing, each Noteholder shall deliver to the Company the following items:

                                    (A) its Notes, indirectly through an agent,
custodian or similar arrangement in book-entry form (e.g., by letter of free transfer) in exchange for the Notes Exchange Consideration, together with such other written instruments or accompanying documentation as may be reasonably necessary or appropriate to transfer and cancel such Notes; and

                                    (B) such other written instruments or
accompanying documentation as may be reasonably necessary or appropriate in order to satisfy or obtain a waiver of the applicable closing conditions set forth in Section 1.2(a)(ii) and as reasonably requested by the Company.

                  1.3. The Charter Amendment.

                           (a) Adoption. Subject to obtaining the Charter
Amendment Requisite Vote, and subject to the satisfaction or waiver of the applicable conditions in Section 7.1, the Company shall take all steps necessary and appropriate to effect the Charter Amendment. The Company further acknowledges and agrees that pending the Charter Amendment Requisite Vote, the Company will comply with the provisions of Article Twelfth of the Charter Amendment and all other provisions relating thereto.

                           (b) Filing and Effective Time. The Company shall file
the Charter Amendment with the Secretary of State of the State of Delaware as promptly as practicable after the Company obtains the Charter Amendment Requisite Vote. The Charter Amendment shall become effective upon such filing with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the Delaware General Corporation Law ("DGCL") (such effective time, the "Charter Amendment Effective Time").

                           (c) The Reverse Split Ratio. In connection with and
as part of the Charter Amendment, the Company agrees to take all actions necessary and appropriate to cause each outstanding share of Common Stock to be split into, and without any further action on the part of the holder thereof, to become and thereafter represent .0400 shares (the "Reverse Split") of Common Stock, subject to adjustment as set forth in this paragraph (c), with effect as of the Charter Amendment Effective Time. The parties acknowledge and agree that the foregoing ratio was calculated on the assumption of 26,931,212 shares (the "Assumed Share Amount") of Common Stock outstanding and underlying any Below-Threshold Options (as defined below), which number has been derived from the representations of the Company. If the actual aggregate number of shares of Common Stock outstanding and underlying any Below-Threshold Options that theretofore have not been canceled pursuant to Section 6.8 exceeds the Assumed Share Amount by more than 150,000 shares (calculated on a pre-reverse split basis two business days prior to the Notes Exchange Closing), the Company shall proportionately increase the number of shares of Capital Stock to be issued as Notes Exchange Consideration pursuant to Section 1.2(a)(iii) and the number of shares of Common Stock underlying the New Equity Plan and the Series A Warrants to be issued in the Loan Exchange and shall provide such reasonable written support therefor at the Notes Exchange Closing.

                                   ARTICLE II

                Corporate Governance Following the Notes Exchange

                  2.1. The By-Laws. The Company shall take any and all actions necessary on its part to make effective, on or prior to the Notes Exchange Closing Date, and subject to completion of the Notes Exchange, the amended and restated by-laws of the Company attached hereto as Exhibit B (the "By-Laws"), which shall remain effective through the Notes Exchange Closing and until thereafter amended as provided therein or by applicable law.

                  2.2. Directors. The Company shall take any and all actions necessary on its part (including obtaining the resignation of any directors) to cause the directors comprising the full Board of Directors of the Company, on or prior to the Notes Exchange Closing Date, and subject to completion of the Notes Exchange, to consist of those members in the table set forth below (the "New Board"), in each case such appointments to be in accordance with the Charter as in effect immediately prior to the Notes Exchange Closing and to remain effective through and from the Notes Exchange Closing in accordance with the Charter, the By-Laws and applicable law. In addition, Mr. I. Joseph Massoud and another person to be designated by Mr. Christopher R. Pechock prior to the Notes Exchange Closing shall be the initial board observers (as described in the By-Laws). Thereafter, all nominations and elections shall be governed in accordance with the Charter, the By-Laws, each as amended from time to time, and applicable law. Such directors shall, from and after the Notes Exchange Closing, be the directors of the Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

------------------------------------- -----------------------------------------
           DIRECTOR NAME                         CLASS (IF NO CHARTER
                                                      AMENDMENT)(1)
------------------------------------- -----------------------------------------
  Larry L. Enterline                           Re-Election in 2004
------------------------------------- -----------------------------------------
  Elias J. Sabo                                Re-Election in 2005
------------------------------------- -----------------------------------------
  Christopher R. Pechock                       Re-Election in 2005
------------------------------------- -----------------------------------------
                 *                             Re-Election in 2004
------------------------------------- -----------------------------------------
                 **                            Re-Election in 2003
------------------------------------- -----------------------------------------
                 **                            Re-Election in 2003
------------------------------------- -----------------------------------------
                 **                            Re-Election in 2003
------------------------------------- -----------------------------------------

* An incumbent independent director designated by the Company with consent of the Noteholders.

** Independent directors to be designated by consent of the Noteholders prior to the Notes Exchange Closing.

                  2.3. Officers. The senior executive officers of the Company who have entered into their respective Employment Agreements at or prior to the Notes Exchange Closing shall, from and after the Notes Exchange Closing and subject to completion of the Notes Exchange, be the senior officers of the Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and

-------------------------

(1) The Board of Directors shall remain a classified board until the Charter Amendment Effective Time.

the By-Laws and their respective Employment Agreements, each as amended from time to time, and applicable law.

                  2.4. The Rights Plan. The parties shall contemporaneously with the Notes Exchange Closing and subject to completion of the Notes Exchange present to the New Board either an amendment and restatement of the Rights Plan or a new rights agreement (as described below, and as so amended and restated or newly adopted, as the case may be, the "New Rights Plan").

                           (a) The Company shall take all action necessary to
adopt and effect the New Rights Plan (including, if applicable, terminating the Rights Plan), as approved by the New Board subject to fiduciary duties and applicable law. The New Rights Plan shall be in a form provided by counsel to the Noteholders prior to the Notes Exchange Closing and shall have customary terms and conditions and such other provisions as may reasonably be agreed prior to the Notes Exchange Closing by the Company and the Noteholders; provided that the New Rights Plan shall in any event exempt from triggering the Rights, (a) the beneficial ownership by the Noteholders of Capital Stock acquired in the Transactions, (b) the beneficial ownership by any Significant Holder (as defined in Exhibit A attached hereto) of Capital Stock acquired in accordance with the Charter and (c) the beneficial ownership by any third party of Capital Stock acquired in a transfer from a Significant Holder.

                           (b) The New Rights Plan shall also contain provisions
requiring that all Five Percent Holders (as defined in Exhibit A hereto), including each qualifying member of a group constituting a Five Percent Holder, be given the opportunity to participate pro rata, for the same amount and form of consideration and otherwise on substantially the same terms and conditions ("Tag-Along Right"), in any proposed direct or indirect transfer to a third party, whether in one or a series of related transactions, by any Significant Holder(s) (or any Controlled or Controlling Affiliates (as defined in Exhibit A hereto) of a Significant Holder or one or more Significant Holders acting in concert), of Capital Stock representing an aggregate of 20% or more of the voting stock of the Corporation, and the final form of such provisions of the New Rights Plan shall be reasonably acceptable to each of the Noteholders. Unless the Tag-Along Right is provided for in a separate written agreement reasonably satisfactory to any and each Five Percent Holder, any amendment or repeal of the provisions of the New Rights Plan regarding such Tag-Along Right shall require the approval of any and each Five Percent Holder; provided, however, that the foregoing limitation shall not apply to any amendment or repeal of such provisions in connection with any merger, consolidation or similar transaction with an entity that is not a Significant Holder or Controlled or Controlling Affiliate thereof or a subsidiary of the Company and that has the result of causing the stockholders of the Company immediately prior to such transaction to beneficially own less than fifty percent (50%) of the voting power of the shares entitled to vote generally in elections of directors of the Company or the corporation surviving or resulting from such transaction and less than fifty percent (50%) of the outstanding shares of Common Stock or common stock of the corporation surviving or resulting from such transaction. Five Percent Holders shall not be required to make representations and warranties in connection with the exercise of their Tag-Along Right, other than customary representations and warranties with respect to due organization, power and authority, ownership of the shares of Capital Stock and ability to freely convey such shares without liens and encumbrances, noncontravention of organizational documents and material agreements, accredited investor and other related status, and enforceability of obligations under the applicable transfer documents.

                           (c) The Company agrees to take all actions necessary
to approve, for purposes of Section 203 of the DGCL and any other Takeover Statute (as defined below), any transfer of Capital Stock by a Significant Holder in accordance with the terms of the New Rights Plan.

                                  ARTICLE III

           Effects on Capitalization; Exchange Mechanics; Adjustments

                  3.1. Certain Effects of Transactions on Capitalization. As a result of the applicable Transaction and without any action on the part of the holder of any Capital Stock:

                           (a) Certain Effects of Charter Amendment. Each share
of the Common Stock issued and outstanding immediately prior to the Charter Amendment Effective Time (including any shares of Common Stock owned by the Company or any other direct or indirect Subsidiary (as defined below) of the Company) shall be reverse split as provided pursuant to the Reverse Split and shall, as so adjusted, otherwise remain outstanding and be entitled to the same dividend and other relative rights, preferences, limitations and restrictions as are provided by the Charter. At the Charter Amendment Effective Time, each certificate formerly representing any of such shares prior to giving effect to the Charter Amendment shall thereafter represent the number of shares after giving effect to the Reverse Split and the right, if any, to receive cash in lieu of fractional shares represented by such certificate for shares of Common Stock pursuant to Section 3.4.

                           (b) Certain Effects of Notes Exchange. At and after
the Notes Exchange Closing, all Notes exchanged in the Notes Exchange shall no longer be outstanding and shall be cancelled and retired and shall cease to exist and shall thereafter represent only the right to receive the Notes Exchange Consideration and the right, if any, to receive any distribution or dividend pursuant to Section 3.3.

                           (c) Preferred Stock. Each share of Preferred Stock
(as defined below) issued and outstanding at the Notes Exchange Closing, and each share of Preferred Stock issued and outstanding at the Charter Amendment Effective Time, shall remain outstanding and shall be entitled to the same dividend and other relative rights, preferences, limitations and restrictions as are provided by the Charter (including the respective certificates of designation in respect of such Preferred Stock).

                  3.2. Depositary; Exchange Mechanics.

                           (a) Depositary. Promptly following the date hereof,
the Company shall, with the Noteholders' prior approval, which shall not be unreasonably withheld, select a depositary (the "Depositary"), which Depositary will establish an account for the benefit of the Company to which Noteholders shall transfer all of the Notes to be exchanged pursuant to the Notes Exchange (the "Exchange Account").

                           (b) Letter of Free Transfer. In connection with the
Notes Exchange, the Company shall, as soon as practicable following the date hereof, collect one or more letters of transfer from each of the Noteholders, in customary form and with such other provisions to be reasonably agreed upon by the Company and the Noteholders (a "Letter of Free Transfer"), together with appropriate related instructions, specifying the mechanics for transfer of the Notes held by them to the Exchange Account immediately prior to the Notes Exchange Closing.

                           (c) Termination of Exchange Account. Any Notes that
have been delivered to the Depositary in connection with the Notes Exchange shall be returned without charge to the holder thereof in the event that the Notes Exchange Closing does not occur within five business days of transfer to the Exchange Account, upon written notice of the applicable Noteholder. In the event that this Agreement is terminated in accordance with its terms or the Notes Exchange is abandoned hereunder and any Notes have been transmitted to the Depositary, such Notes shall promptly be returned without charge to the Person submitting the same. For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined below) or other entity of any kind or nature.

                           (d) No Accrued Interest. In addition, each Person
exchanging Notes in the Notes Exchange shall be required in the appropriate Letter of Free Transfer to waive, among other things, any interest owing on the Notes exchanged in the Notes Exchange in respect of any period after a previously scheduled interest payment date and prior to the Notes Exchange Closing Date.

                           (e) Computations. The Company, in consultation with
the Noteholders and based on information received from the Depositary, shall make all computations to give effect to this Article III.

                  3.3. Distribution on Exchanged Notes. All shares of Capital Stock to be issued pursuant to the Notes Exchange shall be deemed issued and outstanding as of the Notes Exchange Closing Date. Whenever a dividend or other distribution is declared by the Company in respect of the Capital Stock, the record date for which is on or after the Notes Exchange Closing Date, that declaration shall include dividends or other distributions in respect of all shares of Capital Stock issuable pursuant to this Agreement. No such dividends or other distributions shall be paid to any Noteholder until the Notes of such Noteholder are exchanged pursuant to the Notes Exchange and in accordance with this Article III.

                  3.4. Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Capital Stock or right to purchase fractional shares will be issued in any/ of the Transactions. Any Person entitled to receive a fractional share (or right to purchase a fractional share) in any of the Transactions instead shall be entitled to receive: (a) in the case of any fractional shares of Common Stock resulting from the Reverse Split in the Charter Amendment, a cash payment equal to the fair value thereof, based on the product of the fractional amount of such share multiplied by the average per share final bid price of the Common Stock on the OTC Bulletin Board for the 20 trading days ending on the fifth trading day preceding the record date for the Reverse Split, if applicable, or otherwise as determined in good faith by the Board of Directors of the Company; and (b) in the case of any fractional shares of Capital Stock otherwise to be issued in the Notes Exchange or underlying the Series A Warrants to be issued in the Loan Exchange, such fractional interest shall be rounded down or up, as the case may be, to the nearest whole share.

                  3.5. Dissenters' Rights. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of shares of Common Stock in connection with the Transactions.

                  3.6. Adjustments to Prevent Dilution. In the event that prior to any of the Transactions, other than as a result of the Transactions the Company changes the number of shares of Capital Stock or securities convertible or exchangeable into or exercisable for shares of Capital Stock issued and outstanding or otherwise subject to issuance as a result of a reclassification, stock split (including a reverse split but excluding the Reverse Split), stock dividend or distribution, recapitalization, merger, consolidation, subdivision, issuer tender or exchange offer, or any other similar transaction, the Series A Warrants, the Capital Stock issuable in the Notes Exchange and the New Equity Plan (as defined below) shall be equitably adjusted.

                  3.7. Treatment of the Unexchanged Notes; Interest Payments Under the Indenture. After the Notes Exchange Closing, the parties acknowledge and agree that the Indenture, dated June 23, 1997, pursuant to which the Company issued the Notes (the "Indenture") and the Notes not exchanged in the Note Exchange shall continue to remain outstanding and in force and effect. The Company agrees with the Noteholders that it shall on and after the date hereof and up to and through the Notes Exchange Closing Date timely make any interest payments as and when due under the Indenture.

                                   ARTICLE IV

                         Representations and Warranties

                  4.1. Representations and Warranties of the Parties. Each of the parties hereby represents and warrants, severally and not jointly, to each of the other parties that:

                           (a) Organization, Good Standing and Qualifications.
It is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, is not reasonably likely to prevent, materially delay or materially impair the ability of it to consummate the Transactions or any other transactions contemplated hereby; provided, that the foregoing representation shall not apply to any party that is an individual.

                           (b) Corporate Authority; Binding and Enforceable. It
has all requisite power and authority as a corporation, limited liability company or limited partnership, as applicable, and has taken all action necessary under applicable law governing its internal affairs and under its governing documents in order to execute, deliver and perform its obligations under this Agreement and to consummate the applicable Transactions and the other transactions contemplated hereby, subject, in the case of the Company, to the Stockholder Votes; provided, that the foregoing representation shall not apply to any party that is an individual. This Agreement is a valid and binding agreement of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                           (c) No Organic or Legal Violations. The execution,
delivery and performance of this Agreement by it do not, and the consummation by it of any applicable Transactions and the other transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or by-laws or comparable governing instruments or (ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a Lien (as defined below) on the assets of it (with or without notice, lapse of time or both) pursuant to any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement or similar restriction (collectively, "Laws") of any court or any foreign or domestic governmental, regulatory or self-regulatory authority, agency, commission, body or other entity (each, a "Governmental Entity") to which it is subject, except, in the case of clause (ii) above, for any breach, violation, default, acceleration or creation of a Lien that, individually or in the aggregate, is not reasonably likely to prevent, materially delay or materially impair the ability of it to consummate any applicable Transactions or the other transactions contemplated hereby; provided, that the representation with respect to clause (i) above shall not apply to any party that is an individual.

                  4.2. Representations and Warranties of the Group. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Holders by the Company on or prior to entering into this Agreement (the "Disclosure Letter"), the Group hereby jointly and severally represents and warrants to each of the Holders that:

                           (a) Organizational Documents. The Company has made
available to the Holders a complete and correct copy of each member of the Group's certificate of incorporation and by-laws or similar organizational documents, each as amended to date, and each as so delivered are in full force and effect.

                           (b) Capital Structure. The authorized capital stock
of the Company consists of 95,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock" and, together with the Common Stock, the "Capital Stock"), of which 500,000 shares are designated as Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Series A Preferred"). As of the close of business on December 31, 2002 there were outstanding 26,881,212 shares of Common Stock and no shares of Series A Preferred. All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no shares of Capital Stock reserved for issuance, except that, as of the close of business on December 31, 2002, there were 2,837,135 shares of Common Stock reserved for issuance pursuant to the Company's 1995 Equity Participation Plan (the "Stock Plan"), 500,000 shares of Series A Preferred reserved for issuance pursuant to the Company's Rights Agreement, dated as of February 6, 1996, as amended, between the Company and Wachovia Bank, National Association (formerly known as First Union National
Bank), as Rights Agent (the "Rights Plan"), and a certain number of shares of Common Stock subject to issuance pursuant to the Notes. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of Liens. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or, other than the Notes, convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt"). As used in this Agreement, the term "Subsidiary" means, with respect to any party, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries.

         Section 4.2(b) of the Disclosure Letter contains a correct and complete list of each outstanding option, warrant or similar right (including any stock appreciation rights) to purchase or acquire any shares of Common Stock under the Stock Plan (each, an "Option") including the holder, date of grant, exercise price and number of shares subject thereto and identifying in the Supplement to Annex A to the Disclosure Letter each such Option that is not subject to an irrevocable and legally binding agreement to cancel in connection with the Notes Exchange and that also has an exercise price of less than either $2.21 per share or that would have an exercise price of less than $55.25 per share pro forma after giving effect to the Charter Amendment (such Options so identified with an asterisk referred to herein as "Below-Threshold Options"). The Company agrees that it shall promptly and in any event prior to the tenth business day before the Notes Exchange Closing Date deliver to the Noteholders updates to the Disclosure Letters identifying any changes in Section 4.2(b) thereof that result from canceling or otherwise obtaining irrevocable and legally binding agreements to cancel Options in connection with the Notes Exchange.

                           (c) Required Stockholder Votes; Issuance of Capital
Stock; Board Approval.

                                    (i) The only approvals of stockholders of
                  the Company required for the Company to execute, deliver and perform its obligations under this Agreement and to consummate each of the Transactions are the Stockholder Votes (as defined below).

                                    (ii) Prior to the Notes Exchange Closing,
                  the Company will have taken all action necessary to permit it to issue the Capital Stock required to be issued as Notes Exchange Consideration. The Capital Stock, when issued in the Notes Exchange, will be validly issued, fully paid and nonassessable, and no stockholder of the Company will have any preemptive right of subscription or purchase in respect thereof.

                                    (iii) The Board of Directors of the Company
                  and of each other member of the Group has (subject to abstention by certain directors who are entering into Employment Agreements with respect to such agreements) unanimously approved this Agreement and each of the Transactions and the other transactions contemplated hereby.

                           (d) Governmental Filings; No Registration. Other than
the filings and/or notices (i) pursuant to Section 1.3 (The Charter Amendment),
(ii) under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) to comply with state securities or "blue-sky" laws, (iv) required to be made with the New York Stock Exchange (the "NYSE") and the National Association of Securities Dealers and (v) with the Bankruptcy Court (as defined below) in connection with the Back-Up Plan, no notices, reports or other filings are required to be made by any of the Group with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any court or Governmental Entity in connection with the execution and delivery of this Agreement by it and the consummation by it of the Transactions and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impair the ability of it to consummate the Transactions and the other transactions contemplated hereby.

                           (e) Securities Act Exemption. Assuming the accuracy
of the Holders' representations in Section 4.3(b) and 4.3(c), it is not, and will not be, necessary in connection with the offer, sale or delivery of the Capital Stock in the Notes Exchange or of the Series A Warrants (without regard to the Common Stock issuable thereunder) and the New Junior Secured Notes in the Loan Exchange to register under the Securities Act the offer and sale of such Capital Stock or Series A Warrants or New Junior Secured Notes.

                           (f) No Contract Violations. The execution, delivery
and performance of this Agreement by the Group do not, and the consummation by the Group of the Transactions and the other transactions contemplated hereby (other than pursuant to the Back-Up Plan) will not, constitute or result in a breach or violation of, or a default under, the acceleration of any obligations of, or the creation of any Lien on the assets of, the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation not otherwise terminable by either party thereto on 90 days' or less notice ("Contracts") and binding upon the Company or any of its Subsidiaries or any change in the rights or obligations of any party under any of the

Contracts, except for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect or to prevent, materially delay or materially impair the ability of the Group to consummate the Transactions and the other transactions contemplated hereby. As used in this Agreement, the term "Material Adverse Effect" means a material adverse effect on the financial condition, properties, prospects, business or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any change (i) in law, rule, or regulation or generally accepted accounting principles ("GAAP") or interpretations thereof that applies to the Group and similar entities on substantially the same basis or (ii) in the staffing industry specifically, or economic or business conditions generally, shall not be considered when determining if a Material Adverse Effect has occurred.

                           (g) Company Reports; Financial Statements. The
Company has delivered to the Holders each registration statement, report, proxy statement or information statement prepared by it since December 30, 2001 (the "Audit Date"), including (i) the Company's Annual Report on Form 10-K for the year ended December 30, 2001 and (ii) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2002, June 30, 2002 and September 29, 2002, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

                           (h) Absence of Certain Changes. Except as disclosed
in the Company Reports filed prior to the date hereof and the Report of the Company on Form 8-K filed November 12, 2002, since the Audit Date the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, prospects, business or results of operations of the Company and its Subsidiaries or any development or combination of developments of which the executive officers of the Company have knowledge that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof; or (iv) any change by the Company in accounting principles, practices or methods. Since the Audit Date, except as provided for herein or as disclosed in the Company Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers or key employees or any amendment of any of the Compensation and Benefit Plans (as defined below) other than increases or amendments in the ordinary course.

                           (i) Litigation and Liabilities. Except as disclosed
in the Company Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of the Company, threatened against the Company or any of its affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which the executive officers of the Company have knowledge that could result in any claims against, or obligations or liabilities of, the Company or any of its affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or to prevent or to materially impair the ability of the Group to consummate the Transactions or the other transactions contemplated hereby.

                           (j) Employee Benefits.

                                    (i) A copy of each bonus, deferred
                  compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option (including the Stock
                  Plan), employment, termination, severance, compensation, medical, health, life, disability or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Company and its Subsidiaries (the "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to the Noteholders prior to the date hereof. The Company has taken all action required to terminate the Company's 2001 Non-Qualified Employee Stock Purchase Plan.

                                    (ii) The Compensation and Benefit Plans are
                  listed in Section 4.2 (j) of the Disclosure Letter and any "change of control" or similar provisions therein are specifically identified in Section 4.2 (j) of the Disclosure Letter.

                                    (iii) All Compensation and Benefit Plans are
                  in compliance in all material respects (both in their terms and in their operation) with all applicable laws, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401 (a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the executive officers of the Company, threatened claim, action, investigation, proceeding or lawsuit relating to the Compensation and Benefit Plans (other than any claim for benefits in the ordinary course). Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

                                    (iv) As of the date hereof, no liability
                  under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or
                  Section 414 of the Code (an "ERISA Affiliate"). The Company and its Subsidiaries either (A) have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E to Title IV of ERISA or
                  (B) have not contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the Transactions and the other transactions contemplated hereby.

                                    (v) All contributions required to be made
                  under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made and any other liabilities of the Company and its Subsidiaries have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date hereof. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and neither the Company, its Subsidiaries or any ERISA Affiliate has failed to make when due all quarterly contributions required under Section 412 of the Code or Section 302 of ERISA. Neither the Company nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                                    (vi) Under each Pension Plan which is a
                  single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

                                    (vii) Neither the Company nor its
                  Subsidiaries have any obligations for post-termination health, life or other non-pension benefits under any Compensation and Benefit Plan, except as set forth in Section 4.2(j) of the Company Disclosure Letter or as required pursuant to Section 4980B of the Code and Sections 601 through 608 of ERISA. The Company or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder with respect to events subsequent to such termination.

                                    (viii) The consummation of the Transactions
                  and the other transactions contemplated hereby will not (x) entitle any employees of the Company or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

                                    (ix) No event has occurred in connection
                  with which the Company, any Subsidiary, any ERISA Affiliate or any Compensation and Benefit Plan, directly or indirectly could be subject to any liability (a) under any statute, regulation, or governmental order relating to any Compensation and Benefit Plan or and single employer plan of an ERISA Affiliate or (b) pursuant to any obligation of the Company or a Subsidiary to indemnify a person against liability incurred under any such statute, regulation or order as they relate to the Compensation and Benefit Plans.

                                    (x) All Compensation and Benefit Plans
                  covering current or former non-U.S. employees or former employees of the Company and its Subsidiaries comply in all material respects with applicable local law. The Company and its Subsidiaries have no unfunded liabilities with respect to any Pension Plan or other Plan that covers such non-U.S. employees.

                           (k) Compliance with Laws; Permits. Except as set
forth in the Company Reports filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any Laws, except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect or to prevent or materially impair the ability of the Group to consummate the Transactions and the other transactions contemplated hereby. Except as set forth in the Company Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the executive officers of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or to prevent or materially impair the ability of the Group to consummate the Transactions and the other transactions contemplated hereby. To the knowledge of the executive officers of the Company, no material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. The Company and each of its Subsidiaries have all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or to prevent or materially impair the ability of the Group to consummate the Transactions and the other transactions contemplated hereby.

                           (l) Takeover Statutes. No "fair price," "moratorium,"
"control share acquisition" or other similar anti-takeover statute or regulation (including Sections 55-9 and 55-9A of the North Carolina Business Corporation Act (the "NCBCA") and Section 203 of the DGCL (each, a "Takeover Statute")) or any anti-takeover provision in the Charter or By-Laws is, or at either of the Notes Exchange Closing or the Loan Exchange Closing will be, applicable to, the Loan Exchange Consideration, the Notes Exchange Consideration, the Transactions or the other transactions contemplated hereby. Assuming the accuracy of the Holders' representations and warranties contained in Section 4.3(a), the Board of Directors of the Company has taken all action so that the Holders will not be prohibited from entering into a "business combination" with the Company as an "interested stockholder" (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement or the consummation of the Transactions or other transactions contemplated hereby. The Company acknowledges and agrees that the provisions of Sections 55-9 and 55-9A of the NCBCA or any other Takeover Statute under the NCBCA are now, and as of the Notes Exchange Closing and the Loan Exchange Closing shall continue to be, inapplicable to the Company.

                           (m) Tax Matters. As of the date hereof, neither the
Company nor any of its affiliates has taken or agreed to take any action, nor do the executive officers of the Company have any knowledge of any fact or circumstance, that would prevent the exchange of the Notes for Capital Stock in the Notes Exchange from qualifying as a reorganization within the meaning of
Section 368(a)(1)(E) of the Code.

                           (n) Taxes. The Company and each of its Subsidiaries
(i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes (as defined below) that are shown as due on such filed Tax Returns or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date hereof, there are not pending or, to the knowledge of the executive officers of the Company threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not, to the knowledge of the executive officers of the Company, any unresolved questions or claims concerning the Company's or any of its Subsidiaries' Tax liability that are reasonably likely to have a Material Adverse Effect. The Company has made available to the Holders true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended January 2, 2000, December 30, 2000 and December 30, 2001. Neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the Audit Date in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Company Reports filed on or prior to the date hereof. Neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the date of the consummation of the Transactions and other transactions contemplated hereby in excess of the amounts accrued with respect thereto that are reflected in the books and records of the Company and its subsidiaries as of such date.

                  As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

                           (o) Labor Matters. Neither the Company nor any of its
Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization. There is not pending or, to the knowledge of the executive officers of the Company, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.

                           (p) Insurance. All material fire and casualty,
general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

                           (q) Rights Plan. The Company has amended the Rights
Plan to provide that none of the Noteholders and their affiliates shall be deemed to become an Acquiring Person (as defined in the Rights Plan) as a result of the execution of this Agreement or the consummation of the Transactions and has taken any other action necessary to ensure the Rights (as defined in the Rights Plan) shall not be triggered by the execution of this Agreement or the consummation the Transactions and the other transactions contemplated hereby.

                           (r) Brokers and Finders. Neither any of the Group nor
any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Transactions or the other transactions contemplated hereby (or any Alternative Proposal (as defined below)) except that the Company has employed UBS Warburg LLC ("UBS") as its financial advisor, the arrangements with which have been disclosed to the Noteholders prior to the date hereof.

                           (s) LC Capital Side Letter. The Company has provided
to each of the Noteholders a true and complete signed copy of the LC Capital Side Letter. The Indenture, this Agreement and the LC Capital Side Letter constitute the only binding agreements between the Company and holders of Notes relating to the purchase of Notes by or exchange of Notes with the Company or any other members of the Group.

                  4.3. Representations and Warranties of the Holders. Each of the Holders hereby severally, and not jointly, represents and warrants to the Company that:

                           (a) Ownership of Claims, Notes and Capital Stock. As
of the date hereof, each of the Holders "Beneficially Owns" or is the "Beneficial Owner" of (as such terms are defined in the Rights Plan) such number of shares of Capital Stock and/or aggregate principal amount of Notes and/or funded Loans (excluding any commitments in respect of outstanding but undrawn letters of credit under the Existing Senior Facility, and subject to trades pending between Holders) as is set forth next to its name on the signature pages hereto, without giving effect to any Beneficial Ownership arising solely out of being a party to this Agreement or the Purchase Option Agreement or Beneficial Ownership of Common Stock arising solely out of the ownership of the Notes. Subject to the foregoing sentence, the shares of Capital Stock, aggregate principal amount of Notes, and aggregate principal amount of funded Loans set forth next to the name of each Holder on the signature pages hereto constitute the only shares of Capital Stock, Notes or funded Loans owned, beneficially owned or otherwise directly or indirectly held by such Holder. Each Holder has good title to all such Notes and Loans, free and clear of any Liens and any options, warrants or rights to acquire any of the foregoing, in each case, that would prevent or materially impair the performance of the obligations of the Noteholders hereunder, and has full power and authority to assign and transfer all such Notes and Loans.

                           (b) Status. The Holder understands that the Loan
Exchange and the Notes Exchange involve substantial risk. The Holder has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of an investment in the Capital Stock and, to the extent applicable, the Series A Warrants and the New Junior Secured Notes and has such knowledge and experience in financial or business matters, that it is capable of evaluating the merits and risks of an investment in the Capital Stock and, to the extent applicable, the Series A Warrants and the New Junior Secured Notes and protecting its own interests in connection with any such investment. Such Holder is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

                           (c) Investment Intent. The Holder is acquiring the
Shares of Capital Stock and, to the extent applicable, the Series A Warrants and the New Junior Secured Notes issuable pursuant to the Transactions for its own account and for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

                           (d) Access to Information. The Holder has had an
opportunity to discuss the Company's business, management, and financial affairs with the Company's management and the opportunity to review the Company's business plan. The Holder has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Holder acknowledges that it has had an opportunity to conduct its own independent due diligence investigation of the Company.

                           (e) Brokers and Finders. Neither the Holder nor any
of its affiliates, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Transactions or the other transactions contemplated hereby.

                           (f) Legal Proceedings. There are no actions, suits,
arbitrations or proceedings pending before any court or Governmental Entity against it or, to the knowledge of such Holder, threatened against it, by any court or Governmental Entity that individually or in the aggregate could materially impair its ability to consummate the Transactions and such Holder is not subject to any order of any court or Governmental Entity that individually or in the aggregate is reasonably likely to have a material adverse effect on its ability to consummate the Transactions.

                           (g) Confidentiality Agreements. Other than any
confidentiality agreements between the Holder and the Company, to such Holder's knowledge, such Holder is not a party to any confidentiality agreement or similar agreement that would prevent the Holder from disclosing information required to be disclosed by it in connection with the consummation of the Transactions.

                           (h) Restricted Securities. Each Holder agrees that,
at the time of issuance, the shares of Capital Stock to be issued, and underlying Capital Stock to be issued, to the Noteholders, and the Series A Warrants, the New Junior Secured Notes and the shares of Capital Stock underlying the Series A Warrants to be issued to the Senior Lenders, hereunder will not be registered under the Securities Act or qualified under any state securities laws. Such securities are being issued on the basis that the Notes Exchange and the Loan Exchange and the issuance by the Company of such securities to such Holders under this Agreement are exempt from registration under the Securities Act and from applicable state securities laws. Each Holder agrees that the reliance by the Company on such exemptions is predicated, in part, on such Holder's representations and warranties and other agreements set forth in this Agreement. Each Holder acknowledges and agrees that each certificate representing shares of Capital Stock, Series A Warrants or New Junior Notes issued or underlying shares of Capital Stock or Series A Warrants issued in the Transactions shall bear substantially the following legend and that each certificate for shares of Series B Preferred Stock or Series A Warrant shall bear any additional restrictive legends required by the certificate of designation for the Series B Preferred Stock or the Warrant Agreement, as applicable:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR (ii) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

                                   ARTICLE V

               Interim Operating Covenants; Alternative Proposals

                  5.1. Interim Operations of the Group. Each member of the Group jointly and severally covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Loan Exchange Closing and the Notes Exchange Closing (unless the Noteholders shall otherwise approve in writing or as set forth in the Disclosure Letter and except as otherwise expressly contemplated by this Agreement):

                           (a) the business of it and its Subsidiaries shall be
conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use all reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

                           (b) it shall not (i) issue, sell, pledge, dispose of
or further encumber any capital stock owned by it in any of its Subsidiaries;
(ii) amend its certificate of incorporation or by-laws or, in the case of the Company, amend, modify or terminate the Rights Plan; (iii) split, combine or reclassify its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends paid by wholly owned Subsidiaries to their parent companies; or (v) repurchase, redeem or otherwise acquire, except in the case of the Company, in connection with exercises and cancellations under the Stock Plan or conversions under the Notes, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or its indebtedness or any securities convertible into or exchangeable or exercisable for any shares of its capital stock or its indebtedness;

                           (c) neither it nor any of its Subsidiaries shall (i)
issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any Voting Debt or any other property or assets (other than, in the case of the Company, shares of Common Stock issuable pursuant to Options outstanding on the date hereof under the Stock Plan or upon conversion of the Notes); (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries); (iii) incur or modify any debt for borrowed money (including under the

Existing Senior Facility or the Notes but excluding purchase money indebtedness incurred in the ordinary course and not material in amount) or any other material indebtedness or liability; or (iv) make or authorize or commit for any capital expenditures other than in the ordinary and usual course of business and in amounts less than $2 million in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity in excess of $1 million;

                           (d) except for any amendment to a Compensation and
Benefit Plan to the extent such amendment is described in Section 4.2(j) of the Disclosure Letter, neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any employees, other than as required by Law or ordinary course increases to non-executive employees;

                           (e) neither it nor any of its Subsidiaries shall
settle or compromise any material claims or litigation or, except in the ordinary and usual course of business modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

                           (f) neither it nor any of its Subsidiaries shall make
any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary and usual course of business;

                           (g) neither it nor any of its Subsidiaries shall
knowingly take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

                           (h) neither it nor any of its Subsidiaries will
authorize or enter into an agreement to do any of the foregoing.

                  5.2. Alternative Proposals. The Company agrees that, except as and to the extent consented to by the Noteholders, neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving (or any purchase, issuance or exchange of 20% or more of the assets or indebtedness or any equity or debt securities of) it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"). Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal;
(B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Alternative Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreements (as defined below), it being understood that such confidentiality agreement need not prohibit the making, or amendment, of an Alternative Proposal; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Alternative Proposal; or (D) recommending such an Alternative Proposal to the stockholders and noteholders of the Company, if and only to the extent that in the case referred to in this clause (D), the Board of Directors of the Company (i) determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their fiduciary duties under applicable law and (ii) determines in good faith (after consultation with its financial advisor) that such Alternative Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable from a financial point of view to the Company and the Persons to whom fiduciary duties are owed by the Board of Directors than the transactions contemplated by this Agreement (any such more favorable Alternative Proposal being referred to in this Agreement as a "Superior Proposal"). The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section. The Company agrees that it will notify the Holders immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep the Holders informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company also agrees that it will take all steps to maintain and enforce any heretofore executed confidentiality agreements in connection with its consideration of a potential Alternative Proposal.

                                   ARTICLE VI

                         Other Agreements and Covenants

                  6.1. Information Supplied. The Company and each of the Holders agree, as to itself and, in the case of the Company, its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Schedule 14A to be filed with the SEC by the Company in connection with the Stockholders Meeting (as defined below), including the proxy statement and related materials to be mailed to holders of Capital Stock in connection with the Company's 2003 annual meeting of stockholders to the extent practicable, or otherwise at a special meeting of stockholders of the Company to be held as soon as possible following the Notes Exchange Closing and the securing of the Stockholder Votes (the "Proxy Statement") and any amendment or supplement thereto, will not at the date of mailing to holders of Capital Stock and at the time of the Stockholders Meeting
(A) contain any untrue statement of material fact or (B) omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall correct promptly any material information in the Proxy Statement that shall have become false or misleading, and each of the Holders shall promptly notify the Company in writing upon becoming aware that any material information provided by it for use in the Proxy Statement shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and as so corrected to be disseminated to holders of Capital Stock in each such case as and to the extent required by applicable federal securities laws.

                  6.2. Stockholders Votes. The Company will take, in accordance with applicable law and its Charter and By-Laws, all action necessary to convene a meeting of holders of shares of Capital Stock (including any such meeting held pursuant to an adjournment or postponement, the "Stockholders Meeting") as promptly as practicable after the Proxy Statement is mailed to its stockholders to consider and vote upon the approval of the Charter Amendment and adoption of the New Equity Plan. Approval of the Charter Amendment will require the affirmative vote of the holders of a majority of the outstanding shares of Capital Stock voting together as a single class (the "Charter Amendment Requisite Vote"). Approval of the adoption of the New Equity Plan will require the affirmative vote of the holders of a majority of votes cast by holders of the shares of Common Stock present and entitled to vote at a meeting duly called therefor, provided that the total vote cast on such proposal represents over 50% of all votes entitled to be cast thereon (the "Plan Vote" and together with the Charter Amendment Requisite Vote, the "Stockholder Votes"). The Company's Board of Directors, subject to Section 5.2 hereof, shall recommend such approvals and shall take all lawful and reasonable action to solicit such approvals.

                  6.3. Filings; Other Actions; Notification.

                           (a) The Company shall promptly prepare and promptly
following the Notes Exchange Closing shall file with the SEC the Proxy Statement. The Company shall use its best efforts to have the Proxy Statement cleared for mailing to the stockholders of the Company under the Exchange Act as promptly as practicable after the filing thereof and promptly thereafter shall mail or cause to be mailed the Proxy Statement to the stockholders of the Company. The Company shall also use its commercially reasonable efforts to obtain prior to the Notes Exchange Closing and the Loan Exchange Closing all necessary state securities law or "blue sky" permits and approvals required in connection with the Transactions. The Company shall use all best efforts to secure the Stockholder Votes, without paying any money or other consideration to stockholders in respect thereof.

                           (b) Each party agrees that it shall cooperate with
the other parties and use (and cause its respective affiliates to use) its respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Transactions and the other transactions contemplated hereby as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transactions or any of the other transactions contemplated hereby.

                           (c) Each member of the Group shall, at the request of
any Holder, and each Holder shall, at the request of the Company, furnish the other party with all information concerning itself, its affiliates, directors, officers and security holders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other required statement, filing, notice or application made by or on behalf of the Holders, the Company or any of their respective affiliates to any third party and/or any court or Governmental Entity in connection with the Transactions and the other transactions contemplated hereby. Subject to applicable Laws relating to the exchange of information, the Holders and the Company shall have the right to review in advance and, to the extent practicable, each will consult the other on all the information relating to the Holders or the Group, as the case may be, and any of their respective affiliates, that appear in any filing made with, or written materials submitted to, any third party and/or any court or Governmental Entity in connection with the Transactions and the other transactions contemplated hereby. In exercising the foregoing rights, each of the parties shall act reasonably and as promptly as practicable.

                           (d) The Company, on the one hand, and each of the
Holders, on the other hand, shall keep the other apprised of the status of matters relating to completion of the Transactions and the other transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by such Holder or the Group, as the case may be, or any of its affiliates, from any third party and/or any court or Governmental Entity with respect to the Transactions and the other transactions contemplated hereby. The Company shall give prompt notice to the Holders of any change that is reasonably likely to prevent or to materially impair or delay the Company's ability to effect the Transactions and the other transactions contemplated hereby.

                  6.4. Taxation. None of the Group shall take or cause to be taken any action, whether before or after the Closing Date, that would disqualify the exchange of the Notes for Capital Stock in the Notes Exchange as a "reorganization" within the meaning of Section 368(a)(1)(E) of the Code.

                  6.5. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, each of the Group shall (and shall cause its Subsidiaries to) afford, prior to the Notes Exchange Closing Date, any Noteholder's officers, employees, counsel, accountants and other authorized representatives and, prior to the Loan Exchange Closing Date, any Senior Lender's officers, employees, counsel, accountants and other authorized representatives reasonable access, during normal business hours throughout such applicable period, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company and, provided, further, that the foregoing shall not require the Group to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used commercially reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or such Person as may be designated by the Company. All such information shall be governed by the terms of the Confidentiality Agreements.

                  6.6. Stock Exchange Listing. The Company shall use its best efforts such that immediately after the Charter Amendment Requisite Vote is obtained, the shares of Common

Stock, including those shares of Common Stock to be issued in the Notes Exchange and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock issued in the Notes Exchange and upon exercise of the Series A Warrants issued in the Loan Exchange, shall be approved for quotation on the NASDAQ National Market System ("NASDAQ/NMS") or listing on the NYSE or the American Stock Exchange or another "U.S. national securities exchange" or "established automated over-the-counter trading market in the United States" (in each case, within the meaning given to such terms in the Indenture), and shall use its best efforts to maintain such status, including by amending the ratio for the Reverse Split as reasonably necessary to satisfy the quotation or listing requirements of the foregoing systems or exchanges and to maintain such status.

                  6.7. Publicity. The Company and the Holders each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Transactions and the other transactions contemplated hereby except as may be required by Law.

                  6.8. Options; Stock Plans and Forms S-8.

                           (a) Options. Other than as disclosed in the
Disclosure Letter, the Group shall not take any action to cause or cause the Transactions or other transactions contemplated hereby to result in the acceleration of payment, vesting or exercisability of any benefit under any Options, or any other incentive compensation arrangement or agreement. Prior to the Notes Exchange Closing, the Company shall use all commercially reasonable efforts to cancel, subject to completion of the Notes Exchange, each Option, whether or not then exercisable, for either nominal or no cash payment.

                           (b) Stock Plan and Forms S-8. The Company shall take
any and all action required to terminate the Stock Plan prior to the Notes Exchange Closing so that no Options or other awards remain reserved for grants or issuance thereunder. As soon as practicable after the Notes Exchange Closing, the Company shall file with the SEC a registration statement or statements on Form S-8 (and any amendments to such currently filed Form S-8) with respect to the termination of the Stock Plan and with respect to the Common Stock underlying Options that remain outstanding under the Stock Plan and the new options issued or issuable under the New Equity Plan, and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Options and new options remain outstanding.

                  6.9. Expenses. The Group shall pay all charges and expenses relating to the Transactions and the other transactions contemplated hereby and by the Purchase Option Agreement, including fees and expenses of the Depositary and expenses in connection with the printing and mailing of the Proxy Statement, the making of any filings or mailings and obtaining of any approvals under the Exchange Act, Securities Act or any state securities and "blue sky" laws. The Group acknowledges and agrees that the reasonable fees and expenses of Stroock & Stroock & Lavan LLP shall be paid by the Company, as billed, promptly after the date hereof and in accordance with the Agreement in Principle and in any case paid current on or prior to each of the Loan Exchange Closing Date, the Notes Exchange Closing Date and the Charter Amendment Effective Time.

                  6.10. Indemnification; Directors' and Officers' Insurance.(a)
(a) From and after the Notes Exchange Closing Date, the Company agrees that it will indemnify and hold harmless each present and former director and officer of the Company determined as of the Notes Exchange Closing Date (the "D&O Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in their capacity as a director or officer in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring on or prior to the Notes Exchange Closing Date, whether asserted or claimed prior to, at or after the Notes Exchange Closing Date, to the fullest extent that the Company would have been permitted under Delaware law and its certificate of incorporation or by-laws in effect on the date hereof to indemnify such Person (and the Company shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is finally judicially determined (and such determination is nonappealable) that such Person is not entitled to indemnification).

                           (b) From and after the date hereof and whether or not
this Agreement is terminated in accordance with its terms or the Transactions are consummated hereunder, the Company agrees that it will indemnify and hold harmless each Noteholder as of the Notes Exchange Closing Date and its directors, partners, stockholders, officers, advisors and agents (the "Noteholder Indemnified Parties"), against any Costs incurred in their capacity as a holder, or as a director, partner, stockholder, affiliates, officer, advisor or agent thereof, in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, under the Exchange Act, the Securities Act, the Trust Indenture Act of 1939, as amended, or the Indenture and arising out of or pertaining to this Agreement, the Transactions or the other transactions contemplated hereby and existing or occurring on or prior to the Notes Exchange Closing Date, whether asserted or claimed prior to, at or after the Notes Exchange Closing Date (and the Company shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is finally judicially determined (and such determination is nonappealable) that such Person is not entitled to indemnification); provided, that no Noteholder Indemnified Party shall be entitled to indemnification or expense reimbursement hereunder to the extent that the Costs are finally judicially determined (and such determination is nonappealable) to arise solely out of such Noteholder Indemnified Party's gross negligence or willful misconduct or of a material breach of a Holder's representations, warranties or agreements hereunder.

                           (c) Any D&O Indemnified Party or Noteholder
Indemnified Party (collectively, the "Indemnified Parties") wishing to claim indemnification under paragraph (a) or (b) of this Section, as applicable, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Company thereof, but the failure to so notify shall not relieve the Company of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices the Company. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Notes Exchange Closing Date), (i) the Company shall have the right to assume the defense thereof and shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the

Company elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Company and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Company shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that the Company shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all D&O Indemnified Parties on the one hand and one firm of counsel for all Noteholder Indemnified Parties on the other hand in any jurisdiction unless the use of one firm of counsel would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Company shall not be liable for any settlement effected without its prior written consent; and provided, further, that the Company shall not have any obligation hereunder to any Indemnified Party to the extent a court of competent jurisdiction shall finally determine, and such determination shall have become nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. If any indemnity hereunder is for any reason found not to be available with respect to any Indemnified Party, then the Company and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits. Notwithstanding anything herein to the contrary, no Indemnified Party shall have any rights to indemnification or contribution under this Section with respect to Costs arising out of any claims, actions, suits or proceedings initiated by such Indemnified Party (other than claims to enforce rights to indemnification hereunder).

                           (d) The Company shall maintain the Company's existing
officers' and directors' liability insurance ("D&O Insurance") for directors and officers serving at any time during the three-year period up to and including the Notes Exchange Closing Date, for a period of six years after the Notes Exchange Closing Date so long as the annual premium therefor is not in excess of 150% of the last annual premium paid prior to the date hereof (the "Current Premium"); provided, however, that if the existing D&O Insurance expires, is terminated or cancelled during such six-year period, the Company will use its commercially reasonable efforts to obtain D&O Insurance with substantially the same coverage and containing substantially the same terms and conditions as existing policies, or as much coverage as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 150% of the Current Premium.

                           (e) The Company, and its successors or assigns, shall
not (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) sell, lease or transfer all or substantially all of its properties and assets to any individual, corporation or other entity, unless and in each such case, proper provisions shall be made so that the successors and assigns of the Company, on such properties and assets, shall assume or effectively provide for all of the obligations set forth in this Section.

                           (f) The provisions of this Section are intended to be
for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their successors, assigns and representatives.

                  6.11. Other Actions.

                           (a) Series B Preferred Stock. The Company shall
finalize the certificate of designation for the Series B Preferred Stock as promptly as practicable and shall, in connection with the Notes Exchange Closing, execute and deliver and file the final form of the certificate of designation for the Series B Preferred Stock. The "Series B Preferred Stock" shall be substantially as set forth on Exhibit C and have customary terms and conditions no less favorable to the Noteholders that those set forth in such Exhibit and shall be in a form reasonably acceptable to the Company and the Noteholders.

                           (b) Series A Warrants. The Company shall finalize the
Series A Warrants (including the agreement pursuant to which Series A Warrants are issued) as promptly as practicable and shall, in connection with the Loan Exchange Closing, execute and deliver the final form of the Series A Warrants and their related agreement. The "Series A Warrants" shall mean those warrants to acquire Common Stock substantially as set forth on Exhibit D and have customary terms and conditions no less favorable to the Senior Lenders than those set forth in such Exhibit and shall be in a form reasonably acceptable to the Company and the Senior Lenders.

                           (c) Registration Rights Agreement. The Company shall
finalize the Registration Rights Agreement as promptly as practicable and shall, in connection with the Notes Exchange, execute and deliver the final form of Registration Rights Agreement. The "Registration Rights Agreement" shall mean the Registration Rights Agreement by and among the Company, the Noteholders and LC Capital substantially as set forth on Exhibit I and have customary terms and conditions no less favorable to each of the Noteholders than those set forth in such Exhibit and shall be in a form reasonably acceptable to the Company and each of the Noteholders.

                           (d) Employment Agreements. The Company shall use
commercially reasonable efforts to finalize the Employment Agreements as promptly as practicable and shall, in connection with the Notes Exchange Closing, execute and deliver the final form of the Employment Agreements. The "Employment Agreements" shall have customary terms and conditions and be substantially as set forth in Exhibit E, as supplemented by Section 6.11(d) of the Disclosure Letter, and in a form reasonably acceptable to the Company and the Noteholders.

                           (e) New Equity Plan. The Company shall finalize the
New Equity Plan as promptly as practicable and shall, in connection with the Notes Exchange Closing, approve and adopt the final form of the New Equity Plan subject to securing the Plan Vote. The "New Equity Plan" shall mean a new equity plan of the Company having terms substantially as set forth in Exhibit F and in a form reasonably acceptable to the Company and the Noteholders.

                           (f) New Senior Facility. The Company shall use
commercially reasonable efforts to obtain as promptly as practicable a binding commitment letter for the New Senior Facility (as defined below), in a customary form subject to customary conditions reasonably acceptable to the Company and the Noteholders. The Company shall use commercially reasonable efforts to finalize and satisfy all conditions to funding under the New Senior Facility as promptly as practicable and prior to the Loan Exchange Closing. The "New

Senior Facility" shall be substantially as set forth in Exhibit G and (unless otherwise consented by the Noteholders) have customary terms and conditions no less favorable to the Company and the holders of the New Junior Secured Notes in any material respect than those set forth in such Exhibit and shall be in a form reasonably acceptable to the Company and the Senior Lenders.

                           (g) New Junior Secured Notes. The Company shall use
all commercially reasonable efforts to finalize and satisfy all conditions to the issuance of the New Junior Secured Notes (including the agreement pursuant to which such notes are issued) as promptly as practicable and prior to the Loan Exchange Closing and shall, to the extent required in connection with the Loan Exchange, execute and deliver the final form of the New Junior Secured Notes and their related agreement. The "New Junior Secured Notes" shall be substantially as set forth on Exhibit H and have customary terms and conditions no less favorable to the Senior Lenders than those set forth in such Exhibit and shall be in a form reasonably acceptable to the Company and the Senior Lenders.

                           (h) Existing Senior Facility and Purchase Option
Agreement. The Company shall use all commercially reasonable efforts to keep in full force and effect and to remain in compliance with all terms and conditions of the Purchase Option Agreement and with all terms and conditions of the Existing Senior Facility. The Company agrees that any amendment, waiver or modification of any rights or obligations under the Purchase Option Agreement shall be approved in advance in writing by the Senior Lenders and under the Existing Senior Facility shall be approved in advance by the Noteholders. The Company covenants and agrees with the Senior Lenders that any obligations of the Company in respect of any Optioned Rights under the Purchase Option Agreement shall be satisfied in full immediately upon consummation of the Loan Exchange.

                           (i) Takeover Statutes and Rights Plan. If any
Takeover Statute or the Rights Plan is or may become applicable to the Transactions or the other transactions contemplated hereby, the Company and its Board of Directors shall, subject to fiduciary duties, grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Statute or the Rights Plan on such transactions.

                           (j) LC Capital Side Letter. The Company shall comply
with the terms of the LC Capital Side Letter and shall use commercially reasonable efforts, including by enforcing all available rights and remedies thereunder, to cause the consummation of the exchange of Notes contemplated by the LC Capital Side Letter prior to or contemporaneously with the Notes Exchange Closing.

                  6.12. Holder Votes. In the event the Company solicits the consent or approval of the Holders with respect thereto, each Holder shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any Notes or Claims beneficially owned by it or any of its affiliates or with respect to which it or any of its affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent) in favor of the adoption and approval of the Transactions and as required under this Agreement. To the extent any Holder acquires additional Notes or Claims, such Holder agrees that such Notes or Claims shall be subject to this Agreement and that it shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any such Notes or Claims (in each case to the extent still held by it or on its behalf at the time of such vote or consent) in favor of the Transactions and as required under this Agreement and that the obligations of such Holder under this Agreement shall apply to such acquired Notes and Claims with the same force and effect as if such Notes and Claims were owned by such Holder at the time of execution of this Agreement; provided, however, that no Holder shall exchange any Notes acquired by the Holder following the date of this Agreement to the extent the exchange of such Notes would result in a Repurchase Event under the Indenture. The parties acknowledge that nothing in this Section shall be deemed to require any Holder to grant any waiver, forbearance or consent under the Indenture or the Existing Senior Facility that is not otherwise expressly provided hereunder or under the Purchase Option Agreement.

                  6.13. Rule 144. The Company shall file any reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such Holder to sell shares of Common Stock held by the Holder without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

                                   ARTICLE VII

                                   Conditions

                  7.1. Conditions to the Obligation of the Company to Effect the Charter Amendment. The obligation of the Company to effect the Charter Amendment is subject to the satisfaction or waiver at or prior to the Charter Amendment Effective Time of each of the following conditions:

                           (a) Regulatory Consents. Other than the filing
provided for in Section 1.3, all actions by or in respect of, or filings with, any court or Governmental Entity required to permit the consummation of the Charter Amendment shall have been taken, made or obtained, except those that the failure to take, make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or to provide a reasonable basis to conclude that the parties hereto or any of their affiliates or respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal liability.

                           (b) Litigation. No court or Governmental Entity of
competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any temporary, preliminary or permanent Law or other order (collectively, an "Order") that is in effect and restrains, enjoins or otherwise prohibits consummation of the Charter Amendment and no Governmental Entity shall have instituted any proceeding seeking any such Order.

                  7.2. Conditions to the Obligation of the Senior Lenders to Effect the Loan Exchange. The obligation of the Senior Lenders to effect the Loan Exchange is subject to the satisfaction or waiver at or prior to consummation of the Loan Exchange of each of the following conditions:

                           (a) Regulatory Consents. All actions by or in respect
of, or filings with, any court or Governmental Entity required to permit the consummation of the Loan Exchange shall have been taken, made or obtained, except those that the failure to take, make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or to provide a reasonable basis to conclude that the parties hereto or any of their affiliates or respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal liability.

                           (b) Litigation. No court or Governmental Entity of
competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order that is in effect and restrains, enjoins or otherwise prohibits consummation of the Loan Exchange and no Governmental Entity shall have instituted any proceeding seeking any such Order.

                           (c) Representations and Warranties of the Group. Each
of the representations and warranties of the Group set forth in Sections 4.1 and
4.2 (a) - (f), (j) and (q) of this Agreement and in all certificates and documents delivered by the Company or any of its Subsidiaries in connection with the Loan Exchange qualified by any "Material Adverse Effect" or other materiality or similar qualifications shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, in each case as of the Loan Exchange Closing Date as though made on and as of the Loan Exchange Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall have been accurate as of such earlier date), and the Senior Lenders shall have received a certificate signed on behalf of the Group by an executive officer of the Company to that effect.

                           (d) Performance of Obligations of the Group. Each of
the Group shall have performed in all material respects each of the obligations required to be performed by it under this Agreement on or prior to the Loan Exchange Closing Date, and the Senior Lenders shall have received a certificate signed on behalf of each of the Group by an executive officer of the Company to that effect.

                           (e) Consents. The Company shall have obtained the
consent or approval of each Person whose consent or approval shall be required under any Contract to which the Company or any of its Subsidiaries is a party in connection with the Loan Exchange, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect or is not reasonably likely to prevent or materially impair the ability of the parties to consummate the Loan Exchange.

                           (f) Notes Exchange. The Notes Exchange Closing shall
have occurred or be occurring contemporaneously therewith.

                           (g) Purchase Option. The Original Senior Lenders
shall have performed their obligations to transfer the Optioned Rights in accordance with the Purchase Option Agreement.

                  7.3. Conditions to the Obligation of the Company to Effect the Loan Exchange. The obligation of the Company to effect the Loan Exchange is subject to the satisfaction or waiver at or prior to consummation of the Loan Exchange of each of the following conditions:

                           (a) Regulatory Consents. All actions by or in respect
of, or filings with, any court or Governmental Entity required to permit the consummation of the Loan Exchange shall have been taken, made or obtained, except those that the failure to take, make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or to provide a reasonable basis to conclude that the parties hereto or any of their affiliates or respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal liability.

                           (b) Litigation. No court or Governmental Entity of
competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order that is in effect and restrains, enjoins or otherwise prohibits consummation of the Loan Exchange and no Governmental Entity shall have instituted any proceeding seeking any such Order.

                           (c) Representations and Warranties of the Senior
Lenders. Each of the representations and warranties of the Senior Lenders set forth in this Agreement and in all certificates and agreements to be delivered by the Senior Lenders in connection with the Loan Exchange qualified by any "Material Adverse Effect" or other materiality or similar qualifications shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, in each case as of the Loan Exchange Closing Date as though made on and as of the Loan Exchange Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall have been accurate as of such earlier date).

                           (d) Performance of Obligations of the Senior Lenders.
Each of the Senior Lenders shall have performed in all material respects each of the obligations required to be performed by it under this Agreement on or prior to the Loan Exchange Closing Date.

                           (e) Necessary Funding. The Company shall have entered
into the New Senior Facility prior to or contemporaneously with the Loan Exchange Closing and shall have (together with other funds available to the Company) sufficient funds available thereunder for the Company to consummate the Loan Exchange.

                  7.4. Conditions to Obligation of Noteholders to Effect the Notes Exchange. The obligation of the Noteholders to effect the Notes Exchange is subject to the satisfaction or waiver at or prior to the consummation of the Notes Exchange of the following conditions:

                           (a) Regulatory Consents. All actions by or in respect
of, or filings with, any court or Governmental Entity required to permit the consummation of the Notes Exchange shall have been taken, made or obtained, except those that the failure to take, make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or to provide a reasonable basis to conclude that the parties hereto or any of their affiliates or respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal liability.

                           (b) Litigation. No court or Governmental Entity of
competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order that is in effect and restrains, enjoins or otherwise prohibits consummation of the Notes Exchange and no Governmental Entity shall have instituted any proceeding seeking any such Order.

                           (c) Representations and Warranties of the Group. Each
of the representations and warranties of the Group set forth in this Agreement and in all certificates and documents delivered by the Company or any of its Subsidiaries in connection with the Notes Exchange qualified by any "Material Adverse Effect" or other materiality or similar qualifications shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, in each case as of the Notes Exchange Closing Date as though made on and as of the Notes Exchange Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall have been accurate as of such earlier date), and the Noteholders shall have received a certificate signed on behalf of the Group by an executive officer of the Company to that effect.

                           (d) Performance of Obligations of the Group. Each of
the Group shall have performed in all material respects each of the obligations required to be performed by it under this Agreement on or prior to the Notes Exchange Closing Date, and the Noteholders shall have received a certificate signed on behalf of the Group by an executive officer of the Company to that effect.

                           (e) Consents. The Company shall have obtained the
consent or approval of each Person whose consent or approval shall be required under any Contract to which the Company or any of its Subsidiaries is a party in connection with the Notes Exchange, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect or is not reasonably likely to prevent or to materially impair the ability of the parties to consummate the Notes Exchange.

                           (f) Blue Sky. The Company shall have received any and
all material state securities and "blue sky" permits and approvals necessary to permit the issuance of the shares of Common Stock and shares of Series B Preferred Stock as part of the Notes Exchange Consideration.

                           (g) No Breach Under Other Indebtedness of the
Company. There shall be (either immediately prior to, or after giving effect to, the Notes Exchange) no breach or violation of, or a default under (with or without notice, lapse of time or both), the Existing Senior Facility or any New Senior Facility or New Junior Secured Notes.

                           (h) Amount of Notes Outstanding Following Notes
Exchange. After giving effect to the Notes Exchange and the exchange of Notes contemplated by the LC Capital Side Letter, less than $10 million of the principal amount of the Notes shall remain outstanding.

                           (i) Loan Exchange. The Company shall have obtained or
shall contemporaneously therewith obtain: (A) pursuant to Section 1.1(a)(iv)(A), the written consent of Noteholders required to effect the Notes Exchange in the situation where the Senior Lenders or Original Senior Lenders provide such waivers, forbearances or consents referred to in such Section 1.1(a)(iv)(A); or
(B) pursuant to Section 1.1(a)(iv)(B), the written consent of the Noteholders required to enter into the Loan Exchange and the transactions contemplated by the Purchase Option and the Company closes the Loan Exchange and the transactions contemplated by the Purchase Option contemporaneously with the Notes Exchange.


                  7.5. Conditions to Obligation of the Company to Effect the Notes Exchange. The obligation of the Company to effect the Notes Exchange is subject to the satisfaction or waiver at or prior to the consummation of the Notes Exchange of the following conditions:

                           (a) Regulatory Consents. All actions by or in respect
of, or filings with, any court or Governmental Entity required to permit the consummation of the Notes Exchange shall have been taken, made or obtained, except those that the failure to take, make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or to provide a reasonable basis to conclude that the parties hereto or any of their affiliates or respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal liability.

                           (b) Litigation. No court or Governmental Entity of
competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order that is in effect and restrains, enjoins or otherwise prohibits consummation of the Notes Exchange and no Governmental Entity shall have instituted any proceeding seeking any such Order.

                           (c) Representations and Warranties of the
Noteholders. Each of the representations and warranties of the Noteholders set forth in this Agreement and in all certificates and documents delivered by the Company or any of its Subsidiaries in connection with the Notes Exchange qualified by any "Material Adverse Effect" or other materiality or similar qualifications shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, in each case as of the Notes Exchange Closing Date as though made on and as of the Notes Exchange Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall have been accurate as of such earlier date).

                           (d) Performance of Obligations of the Noteholders.
Each of the Noteholders shall have performed in all material respects each of the obligations required to be performed by it under this Agreement on or prior to the Notes Exchange Closing Date.

                                  ARTICLE VIII

                                   Termination

                  8.1. Termination by Mutual Consent. This Agreement may be terminated and any of the Transactions may be abandoned (whether before or after any of the Stockholder Votes have been obtained) at any time prior to (i) the Loan Exchange Closing, with respect to the Loan Exchange, (ii) the Notes Exchange Closing, with respect to the Notes Exchange, and (iii) the Charter Amendment Effective Time, with respect to the Charter Amendment, in each case by the Company by action of its Board of Directors, on the one hand, and by written consent of the Senior Lenders in the case of the Loan Exchange and of the Noteholders in the case of either the Notes Exchange or the Charter Amendment.

                  8.2. Termination of only Charter Amendment or Loan Exchange.

                           (a) The Charter Amendment. The obligations to
consummate the Charter Amendment may be terminated and the Charter Amendment may be abandoned (whether before or after the Charter Amendment Requisite Vote has been obtained) at any time prior to the Charter Amendment Effective Time, by the Company by action of its Board of Directors or by written consent of the Noteholders, in the event of any of the following:

                                    (i) the Charter Amendment Effective Time
                  shall not have occurred on or prior to December 31, 2003; or

                                    (ii) any Order permanently restraining,
                  enjoining or otherwise prohibiting consummation of the Charter Amendment shall become final and nonappealable.

Notwithstanding the foregoing, the right to terminate pursuant to this paragraph
(a) shall not be available to any party that has breached in any material respect any of its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Charter Amendment Effective Time to have occurred prior to such termination.

                           (b) The Loan Exchange. The obligations to consummate
the Loan Exchange may be terminated and the Loan Exchange may be abandoned at any time on or prior to the Loan Exchange Closing Date, in the event of any of the following:

                                    (i) By the Company by action of its Board of
                  Directors, or by written consent of the Senior Lenders, if:

                                    (A) the Loan Exchange shall not have been
consummated by 6:00 pm (Eastern Daylight Time) on May 16, 2003; provided, however, that such date may be extended by written consent of the Senior Lenders to a date designated by such Senior Lenders; or

                                    (B) any Order permanently restraining,
enjoining or otherwise prohibiting consummation of the Loan Exchange shall become final and nonappealable.

Notwithstanding the foregoing, the right to terminate pursuant to this clause
(i) shall not be available to any party that has breached in any material respect any of its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Loan Exchange to be consummated prior to such termination.

                                    (ii) By the Company by action of its Board
                  of Directors if there has been a material breach by any of the Senior Lenders of their respective representations, warranties, covenants or agreements contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to all of the Holders.

                                    (iii) By written consent of the Senior
                  Lenders, if:

                                    (A) there has been a material breach by any
of the Group of any representation or warranty contained in Sections 4.1 and 4.2
(a) - (f), (j) and (q) of this Agreement or any covenant or agreement of the Group contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by any of the Senior Lenders to the Company;

                                    (B) any of the Group files a voluntary
petition commencing a case under the Bankruptcy Code or an involuntary petition is filed against any of the Group under Section 303 of the Bankruptcy Code and is not dismissed within 45 days after such petition is filed; or

                                    (C) the Purchase Option Agreement is
terminated in accordance with its terms either pursuant to the last sentence of
Section 6(a) thereof or by the Company or any of the Original Senior Lenders.

                  8.3. Termination of Entire Agreement and all Transactions. This Agreement may be terminated and all of the Transactions may be abandoned (whether before or after any of the Stockholder Votes have been obtained) at any time prior to the Notes Exchange Closing, in the event of any of the following:

                           (a) Termination by the Company or the Noteholders.
This Agreement shall automatically terminate on the earlier of:

                                    (i) 6:00 pm (Eastern Daylight Time) on May
                  16, 2003, if the Notes Exchange has not been consummated by such time and date unless the Company and Noteholders holding at least 90% in principal amount of the Notes held by all Noteholders consent in writing to extend such termination date to another date, which date shall be a date designated in such written consent; or

                                    (ii) Any Order permanently restraining,
                  enjoining or otherwise prohibiting consummation of the Notes Exchange shall become final and nonappealable unless the Company and Noteholders holding at least 90% in principal amount of the Notes held by all Noteholders consent in writing to not terminate the Agreement.

                           (b) Termination by the Company. By the Company by
action of its Board of Directors, if:

                                    (i) (A) the Board of Directors of the
                  Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies the Holders in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (B) the Holders do not make, within three business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is reasonably likely to be consummated if it is accepted, taking into account all legal, financial, and regulatory aspects of the proposal and the Holders making the proposal and which proposal is at least as favorable, from a financial point of view, to the Company and the Persons to whom fiduciary duties are owed by the Board of Directors as the Superior Proposal and (C) the Company prior to such termination pays by wire transfer of same day funds any fees and expenses required to be paid pursuant to Section 6.9 (Expenses) and the Agreement in Principle and the Purchase Option Agreement.

                  The Company agrees that it shall not enter into a binding agreement referred to in (A) above until at least the fourth business day after it has provided the notice to the Holders required in (A) above and shall notify the Holders promptly of its intention to enter into a written agreement referred to in its notification and if such intention changes at any time after giving such notification; or

                                    (ii) There has been a material breach by (A)
                  any Noteholder holding (together with its affiliates) at least $30 million in principal amount of the Notes held by the parties to this Agreement or (B) any of the Noteholders that are also Senior Lenders, in either case of their representations, warranties, covenants or agreements contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to all of the Holders.

                           (c) Termination by the Noteholders. By written
consent of the Noteholders, if:

                                    (i) Any of the Group files a voluntary
                  petition commencing a case under the Bankruptcy Code or an involuntary petition is filed against any of the Group under
                  Section 303 of the Bankruptcy Code and is not dismissed within 45 days after such petition is filed;

                                    (ii) There has been a material breach by any
                  of the Group of any representation, warranty, covenant or agreement of it contained in this

                  Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by any of the Noteholders to the Company; or

                                    (iii) The Board of Directors of the Company
                  shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within five business days after a written request by the Noteholders to do so (other than in connection with accepting a Superior Proposal pursuant to Section 5.2 and terminating this Agreement pursuant to
                  Section 8.3(b)(i)).

                  8.4. Effect of Termination and Abandonment.

                           (a) In the event of a termination of this Agreement
or the abandonment of any of the Transactions pursuant to this Article, the applicable provisions of this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

                           (b) In the event that this Agreement is terminated
pursuant to Sections 8.2(a), 8.2(b)(i) or (b)(iii) or 8.3(c), then the Group shall promptly, but in no event later than two days after the Company is notified of such by the relevant Holders, pay all of the fees and expenses required to be paid pursuant to Section 6.9 (Expenses), in each case payable by wire transfer of same day funds. In the event that this Agreement is terminated by any party pursuant to Section 8.3(a)(i), by the Company pursuant to Section 8.3(b)(ii)(B) or by the Noteholders pursuant to Section 8.3(c), the provisions of Annex A shall thereafter become applicable; provided, however, that in the case of termination by the Company pursuant to Section 8.3(b)(ii)(B) or by the Noteholders pursuant to Section 8.3(c)(ii), the provisions of Annex A shall not become applicable unless the terminating party, in its sole discretion, elects to make Annex A applicable and notifies the other parties to the Agreement of such election within five (5) business days after providing notice of termination. The Group acknowledges that the agreements contained in this paragraph are an integral part of the Transactions and the other transactions contemplated hereby and that, without these agreements, the Holders would not enter into this Agreement; accordingly, if the Group fails to promptly pay the amount due pursuant to this paragraph, and, in order to obtain such payment, any Holder commences a suit which results in a judgment against the any of the Group for the fee set forth in this paragraph, the Group shall pay to the applicable Holder its costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the U.S. prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                                   ARTICLE IX

                            Miscellaneous and General

                  9.1. Survival. Articles II and III and this Article IX, the representations of the parties contained in Sections 4.1 and 4.3 and the agreements of the parties contained in Sections 6.4 (Taxation), 6.6 (Stock Exchange Listing), 6.9 (Expenses), 6.10 (Indemnification; Directors' and Officers' Insurance), 6.11(j) (LC Capital Side Letter) and 6.13 (Rule 144) shall survive the consummation of the Transactions. This Article, the representations of the parties contained in Section 4.1, the agreements of the parties contained in Sections 6.9 (Expenses) and 8.4 (Effect of Termination and Abandonment), the Purchase Option Agreement and the Confidentiality Agreements shall survive the termination of this Agreement in accordance with its terms. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Transactions or the termination of this Agreement. Only the Confidentiality Agreements shall survive consummation of the Back-Up Plan.

                  9.2. Entire Agreement; NO OTHER REPRESENTATIONS. This Agreement (including any Annexes and Exhibits hereto), the Disclosure Letter, the Purchase Option Agreement, the Confidentiality Agreement, dated June 13, 2002, between MatlinPatterson Global Opportunities Partners L.P. (formerly CSFB Global Opportunities Partners L.P.) and the Company (the "Matlin CA"), the Confidentiality Agreement, dated June 13, 2002, between Inland Partners, L.P. and the Company (the "Inland CA"), the Confidentiality Agreement, dated June 13, 2002, between Links Partners, L.P. and the Company (the "Links CA"), the Confidentiality Agreement, dated November 10, 2002 and amended on December 23, 2002, February 5, 2003 and March 4, 2003, between Zazove Associates, LLC and the Company (as amended, the " Zazove CA"), the Confidentiality Agreement, dated December 25, 2002, between Acme Widget, L.P. and the Company (the "Acme CA"), the Confidentiality Agreement, dated February 5, 2003, between James E. Linkenauger and the Company (the "Linkenauger CA"), the Confidentiality Agreement, dated February 5, 2003, between the Company and Highbridge International LLC (the "Highbridge CA"), the Confidentiality Agreement, dated February 19, 2003 among the Company and SC Fundamental Value Fund, L.P. and SC Fundamental Value BVI, Ltd. (the "SC Fundamental CA") and the Confidentiality Agreement, dated February 5, 2003, between the Company and Benson Associates, LLC (together with the Matlin CA, the Inland CA, the Links CA, the Zazove CA, the Acme CA, the Linkenauger CA, the Highbridge CA and the SC Fundamental CA, the "Confidentiality Agreements") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NO PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

                  9.3. Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the Charter Amendment Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of all of the respective parties; provided, however, that the Company may act on behalf of the entire Group with respect thereto.

                  9.4. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Transactions and the Back-Up Plan are for the sole benefit of each such party and may be waived by such party in whole or in part to the extent permitted by applicable law; provided, however, that the Company may act on behalf of the entire Group with respect thereto.

                  9.5. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  9.6. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

                           (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND
IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State and County of New York and the Federal courts of the United States of America located in the Southern District of the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in the Section on notices below or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

                           (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY
CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND
(IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  9.7. Notices and Waivers. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth below or, if not below, on the signature pages hereof or to any joinder agreement executed and delivered pursuant to Section 9.14 of this Agreement, or such other address or facsimile number as such party may hereafter specify in accordance with this Section for the purpose by notice to the party sending the communication. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and receipt is confirmed, (b) if given by mail, three business days after such communication is deposited in the mail registered or certified, return receipt requested, with postage prepaid, addressed as aforesaid, (c) if given by an overnight delivery service, one business day after such communication is deposited with a reputable, overnight delivery service, postage or delivery charges prepaid, addressed as aforesaid, or (d) if given by any other means, when delivered at the address as specified in this Section.

                           (a)  If to the Group, to:

                           Personnel Group of America, Inc.
                           2709 Water Ridge Parkway, 2nd Floor
                           Charlotte, North Carolina  28217-4538
                           Attention:  Ken Bramlett, Jr.
                           Facsimile:  (704) 442-5137

                           with a copy to:
                           Robinson, Bradshaw & Hinson, P.A.
                           101 North Tryon Street, Suite 1900
                           Charlotte, North Carolina  28246
                           Attention:  Peter C. Buck
                           Facsimile:  (704) 373-3936

                           (b)  If to MatlinPatterson Global Advisers LLC, to:

                           MatlinPatterson Global Advisers LLC
                           520 Madison Avenue
                           New York, New York  10022-4213
                           Attention:  Christopher R. Pechock
                           Facsimile:  (212) 651-4010
                           with a copy to:
                           Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, New York  10038
                           Attention:  Mark E. Palmer, Esq.
                           Facsimile:  (212) 806-6006

                           (c) If to Inland Partners, L.P. or Links Partners L.P., to:

                           Inland Partners, L.P. and Links Partners L.P. c/o Elias J. Sabo
                           The Compass Group
                           2 Park Plaza, Suite 1020
                           Irvine, California  92614
                           Facsimile:  (949) 296-2407

                           with a copy to:
                           Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, New York  10038
                           Attention:  Mark E. Palmer, Esq.
                           Facsimile:  (212)806-6006

                           and to:

                           I. Joseph Massoud
                           The Compass Group
                           61 Wilton Road, Second Floor
                           Westport, Connecticut  06880
                           Facsimile:  (203) 221-8253

                           (d) If to Zazove Associates, LLC or Mr. Gene Pretti, to:

                           Zazove Associates, LLC
                           1033 Skokie Blvd.
                           Suite 310n
                           Northbrook, Illinois 60062
                           Attention: Chris Cook
                                         Gene Pretti
                                         Steve Kleiman
                           Facsimile: (847) 239-7101

                           (e) If to Acme Widget, L.P. or to R2 Investments, LDC, to:

                           R2 Investments, LDC
                           c/o Amalgamated Gadget, L.P., its Investment Manager 301 Commerce Street, Suite 2975
                           Fort Worth, Texas 76102
                           Attention: General Counsel
                           Facsimile: (817) 332-9606

                           (f)  If to James E. Linkenauger, to:

                           James E. Linkenauger
                           10176 Deerwood Club Road
                           Jacksonville, FL 32256
                           Facsimile: (904) 733-0591

                           (g) If to HighBridge Capital Management LLC or Highbridge International LLC, to:

                           HighBridge International LLC
                           9 West 57th Street, 27th Floor
                           New York, NY  10019
                           Attn:  Andrew Martin
                           Facsimile:  (212) 755-4250

                           (h) If to SC Fundamental Value Fund, L.P. or SC Fundamental Value BVI, Ltd., to:

                           SC Fundamental LLC
                           420 Lexington Avenue
                           New York, NY  10170
                           Attn:    Peter Collery
                                    Neil H. Koffler
                           Facsimile:  (212) 813-3420

                           (i)  If to Benson Associates LLC, to:

                           Benson Associates LLC
                           111 SW Fifth Ave., Suite 2130
                           Portland, OR  97204
                           Attn:  Dale Benson
                           Facsimile:  (503) 916-8170

                           (j)  If to Salomon Smith Barney, to:

                           Salomon Smith Barney Inc.
                           390 Greenwich St., 3rd Floor
                           New York, NY  10013
                           Attn:  David House
                           Facsimile:  (212) 723-8881

                  or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                  9.8. No Third Party Beneficiaries. Except as provided in
Section 6.10 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  9.9. Further Assurances. Each of the parties hereto covenants and agrees upon the request of the other, to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to give full effect to the Transactions. Inland Partners, L.P., Links Partners, L.P. and MatlinPatterson Global Opportunities Partners L.P. each further agrees, to be present at the meeting of stockholders duly called by the Company to obtain the Charter Amendment Requisite Vote and at any adjournment or postponement thereof and to vote any shares of Capital Stock held by them in support of the Charter Amendment.

                  9.10. Subsidiaries or Affiliates Actions; Actions of or Consent by the Holders. Whenever this Agreement requires a Subsidiary of a person who is a party hereto to take any action, such requirement shall be deemed to include an undertaking on the part of such person to cause such Subsidiary to take such action. Whenever this Agreement requires an affiliate of a Person who is a party hereto to take any action, such requirement shall be deemed to include an undertaking on the part of such Person to use commercially reasonable efforts to cause such affiliate to take such action. Whenever this Agreement permits any action of or consent by the Noteholders, the Senior Lenders or the Holders as a group (including in connection with approving the reasonableness of or finalizing the form of any filings, notices, agreements or other documents or deliveries), unless a higher or lower amount is otherwise expressly provided, any such action or consent may be taken or given (i) in the case of Noteholders, by Noteholders holding 90% in principal amount of the Notes held by all Noteholders, (ii) in the case of Senior Lenders, by Senior Lenders holding 60% in principal amount of the Claims held by all Senior Lenders and
(iii) in the case of Holders as a group, by both Noteholders holding 90% in principal amount of the Notes held by all Noteholders and by Senior Lenders holding 60% in principal amount of the Claims held by all Senior Lenders.

                  9.11. Transfer Taxes. Any and all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Transactions shall be paid by the Company when due.

                  9.12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  9.13. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Annex or Exhibit, such reference shall be to a Section or Annex of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  9.14. Assignment; Holder Transferees. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that to the extent such would not result in a breach of any part of this Agreement, and subject to the following sentence, any Holder may designate by written notice to the Company and the other Holders a transferee of all or any portion of Notes or Claims held by such Holder, in which event, to the extent of such transfer, all references herein to such Holder in such capacity shall be deemed references to such transferee except that all representations and warranties made herein with respect to such Holder as of the date of this Agreement shall be deemed representations and warranties made with respect to such transferee as of the date of such designation. No Holder may transfer its Claims or Notes, as the case may be, including pursuant to a foreclosure of a pledge, to any third party unless such transferring Holder shall, prior to any such transfer, obtain from the transferee a joinder agreement in a form reasonably satisfactory to the Company and the other Holders and deliver a copy of such joinder agreement to the Company and to the other Holders.

                  9.15. Allocation of Consideration. The parties hereto acknowledge and agree that all consideration received by the Noteholders and Senior Lenders in exchange for their Notes and Claims, respectively, shall be allocated first, to a return of principal and second, to the payment of accrued but unpaid interest. No party hereto shall take any position on any Tax Return which is inconsistent with this allocation.

                  9.16. Knowledge. For purposes of this Agreement, the phrase "to the knowledge of the executive officers of the Company" or "to knowledge of the Company" or any variation thereof shall mean the actual knowledge of the following officers of the Company: Larry L. Enterline, Chief Executive Officer; James C. Hunt, President and Chief Financial Officer; Michael H. Barker, President - IT Services Division; and Ken R. Bramlett, Jr. Senior Vice President, General Counsel and Secretary, in each case, after reasonable inquiry by such officers of those members of senior management having supervisory roles with respect to the areas of the Company's business and operations that are the subject of the representations and warranties of the Company hereunder. For purposes of this Agreement, the phrase "to the knowledge of a Holder" or any variation thereof shall mean the actual knowledge of the authorized person executing this Agreement on behalf of such Holder.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                       THE GROUP:

                                       PERSONNEL GROUP OF AMERICA, INC.

                                       By: /s/ Larry L. Enterline
                                           ---------------------------------
                                           Name:  Larry L. Enterline
                                           Title: Chief Executive Officer

                                       PFI CORP.

                                       By: /s/ James C. Hunt
                                           ---------------------------------
                                           Name:  James C. Hunt
                                           Title: President

                                       STAFFPLUS, INC.

                                       By: /s/ Larry L. Enterline
                                           ---------------------------------
                                           Name:  Larry L. Enterline
                                           Title: President

                                       NFOTECH SERVICES LLC

                                       By: /s/ Michael H. Barker
                                           ---------------------------------
                                           Name:  Michael H. Barker
                                           Title: President

                                       BAL ASSOCIATES INCORPORATED

                                       By: /s/ Michael H. Barker
                                           ---------------------------------
                                           Name:  Michael H. Barker
                                           Title: President

                                       ADVANCED BUSINESS CONSULTANTS,  INC.

                                       By: /s/ Michael H. Barker
                                           ---------------------------------
                                           Name:  Michael H. Barker
                                           Title: President

                                       VENTURI STAFFING PARTNERS, LLC

                                       By: /s/ Larry L. Enterline
                                           ---------------------------------
                                           Name:  Larry L. Enterline
                                           Title: President

                                       VENTURI TEXAS STAFFING PARTNERS, LP

                                       By: StaffPLUS, Inc., its General Partner

                                       By: /s/ Larry L. Enterline
                                           ---------------------------------
                                           Name:  Larry L. Enterline
                                           Title: President

                           [Restructuring Agreement]

                                          THE HOLDERS:

                                          INLAND PARTNERS, L.P.

                                          (AS SENIOR LENDER AND NOTEHOLDER)


                                          By: /s/ Elias J. Sabo
                                              ---------------------------
                                              Name:  Elias J. Sabo
                                              Title: Attorney-in-Fact

                                              Notes:  $15,134,250

                                              Loans: $21,811,765 (includes Loans
                                              held by Links Partners, L.P.)


                                          LINKS PARTNERS, L.P.

                                          (AS SENIOR LENDER AND NOTEHOLDER)


                                          By: /s/ Elias J. Sabo
                                              ---------------------------
                                              Name:  Elias J. Sabo
                                              Title: Attorney-in-Fact

                                              Notes:  $15,134,250

                                              Loans: $21,811,765 (includes Loans
                                              held by Inland Partners, L.P.)

                           [Restructuring Agreement]

                                          MATLINPATTERSON GLOBAL OPPORTUNITIES
                                          PARTNERS L.P.


                                          (AS SENIOR LENDER AND NOTEHOLDER)

                                          By:  MatlinPatterson Global Advisers
                                               LLC, its Investment Advisor



                                          By: /s/ Mark Patterson
                                              ---------------------------------
                                              Name:  Mark Patterson
                                              Title: Chairman

                                              Notes: $30,268,500


                                              Loans: $21,963,235

                           [Restructuring Agreement]

                                            ZAZOVE ASSOCIATES, LLC


                                            (AS NOTEHOLDER)



                                            By: /s/ Christopher B. Cook
                                                -------------------------------
                                                Name:  Christopher B. Cook
                                                Title: Portfolio Manager

                                                Notes:  $ 20,611,000

                           [Restructuring Agreement]

                                       R2 INVESTMENTS, LDC


                                       (AS NOTEHOLDER)

                                       By: Amalgamated Gadget, L.P., its
                                           Investment Manager
                                       By: Scepter Holdings, Inc. its General
                                           Partner


                                       By: /s/ Geoffrey Raynor
                                           -------------------------------
                                           Name:  Geoffrey Raynor
                                           Title: President

                                           Notes:  $ 19,168,000

                           [Restructuring Agreement]

                                           JAMES E. LINKENAUGER
                                           (AS NOTEHOLDER)


                                           /s/ James E. Linkenauger
                                           ------------------------------------


                                           Notes: $ 2,328,000

                           [Restructuring Agreement]

                                   SALOMON SMITH BARNEY


                                   (AS NOTEHOLDER)

                                   By:
                                       -------------------------------


                                   By: /s/ Mark Hunt
                                       -------------------------------
                                       Name:  Mark Hunt
                                       Title: Managing Director

                                       Notes:  $ 1,017,000, of which $ 717,000
                                       will be exchanged by the Holder pursuant to this Agreement.

                           [Restructuring Agreement]

                                  SC FUNDAMENTAL VALUE FUND, L.P.
                                  (AS NOTEHOLDER)

                                  By: SC Fundamental LLC, its General Partner


                                  By: /s/ Neil H. Koffler
                                      -------------------------------
                                      Name:  Neil H. Koffler
                                      Title: Member

                                      Notes:  $ 880,000



                                  SC FUNDAMENTAL VALUE BVI, LTD.
                                  (AS NOTEHOLDER)

                                  By: SC Fundamental Value BVI, Inc., as
                                      Managing General Partner of its
                                      Investment Manager


                                  By: /s/ Neil H. Koffler
                                      -------------------------------
                                      Name:  Neil H. Koffler
                                      Title: Vice President

                                      Notes:  $ 1,120,000

                           [Restructuring Agreement]

                                            BENSON ASSOCIATES, LLC
                                            (AS NOTEHOLDER)



                                            By: /s/ Dale Benson
                                                -------------------------------
                                                Name:
                                                Title:

                                                Notes:  $800,000

                           [Restructuring Agreement]

                                            HIGHBRIDGE CAPITAL MANAGEMENT LLC
                                            (AS NOTEHOLDER)



                                            By: /s/ Andrew Martin
                                                -------------------------------
                                                Name:  Andrew Martin
                                                Title:

                                                Notes:  $500,000

                           [Restructuring Agreement]

                                   GENE PRETTI
                                   (AS NOTEHOLDER)


                                   /s/ Gene Pretti
                                   -----------------------------------------

                                         Notes: $500,000



                                   GENE PRETTI, ON BEHALF OF LOUIS F. PRETTI
                                   & MARY KAY PRETTI JTWROS
                                   (AS NOTEHOLDER)


                                   /s/ Gene Pretti
                                   -----------------------------------------

                                         Notes: $400,000

                           [Restructuring Agreement]

                                                                         ANNEX A

                               (The Back-Up Plan)

                  Subject to termination as provided in Section III of this Annex A below, the provisions of this Annex A shall become effective as specified in Section 8.4(b) only upon a termination of this Agreement for the reasons specified therein, whereupon the provisions of this Annex A shall become binding on and inure to the benefit of only the Group and only the Senior Lenders. The obligations of the Senior Lenders under this Annex A shall be in their capacity as such and also in their capacity as Noteholders.

                           I. Group Covenants and Agreements. The Group hereby
jointly and severally covenants and agrees to each of the following:

                  (A) Filing of Cases. Within 45 calendar days of receiving the notice of termination giving rise to the obligations in this Annex A, but in no event after June 30, 2003, to commence and file (the date of filing being referred to herein as the "Case Filing Date") for the Group consolidated cases (the "Chapter 11 Cases") pursuant to voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the Bankruptcy Court of the Southern District of the District of New York (the "Bankruptcy Court");

                  (B) Generation of First-Day Pleadings. As promptly as practicable and no fewer than five calendar days prior to the Case Filing Date, provide for comment to the Senior Lenders and to Stroock & Stroock & Lavan LLP, as counsel to certain of the Holders ("Holders Counsel"), a draft of all pleadings, motions and orders, and supporting documents, reasonably anticipated to be filed or otherwise included in connection with the commencement of the Chapter 11 Cases (the "First-Day Pleadings"). Such First Day Pleadings shall in all material respects be consistent with, and shall not contain any terms inconsistent with, the terms and conditions set forth in this Annex A and on
Schedule 1 to this Annex A. The Group shall use all commercially reasonable efforts to finalize, and shall otherwise cooperate with the Senior Lenders in finalizing, as promptly as practicable and prior to the Filing Date the First-Day Pleadings.

                  (C) Filing of Back-Up Plan and Disclosure Statement. To use all commercially reasonable efforts to finalize and file, and otherwise cooperate with the Senior Lenders in finalizing and filing, with the Bankruptcy Court as promptly as practicable and prior to the date that is 30 calendar days after the Case Filing Date, the initial Back-Up Plan and related initial Disclosure Statement (the date of filing of the Back-Up Plan and Disclosure Statement being referred to herein as the "Plan Filing Date") .

                  (D) Generation of Back-Up Plan and Disclosure Statement. As promptly as practicable and no later than the Case Filing Date, provide for comment to the Senior Lenders and to Holders Counsel an initial draft of the Back-Up Plan and an initial draft of the Disclosure Statement, in each case as prepared by counsel for the Group. As used in this Agreement, the term "Back-Up Plan" shall mean a plan of reorganization for use in the Chapter 11 Cases, including any amendments or supplements thereto, that has been circulated and revised in accordance with the process noted above, having customary terms and conditions that is in all material respects consistent with, and does not contain any terms inconsistent with, the terms and conditions set forth in this Annex A and on Schedule 1 to this Annex A, as may be modified as provided in the following sentence. The Back-Up Plan shall be consistent with this Annex A and in a form reasonably acceptable to the Company and the Senior Lenders and shall contain such modifications, amendments or clarifications in terms and conditions as may be reasonably proposed by the Senior Lenders for inclusion therein or in any amendments or supplements thereto or as may be proposed by the Company or the Bankruptcy Court and consented to by the Senior Lenders. As used in this Agreement, the term "Disclosure Statement" shall mean a disclosure statement in respect of the Back-Up Plan for use in the Chapter 11 Cases, including any amendments or supplements thereto, that has been circulated and revised in accordance with the process noted above, having customary terms and conditions that is in all material respects consistent with, and does not contain any terms inconsistent with, the Back-Up Plan (as may be modified from time to time). The Disclosure Statement shall be in a form reasonably acceptable to the Company and the Senior Lenders and shall be otherwise in compliance with the Bankruptcy Code, any related rules promulgated under the Bankruptcy Code (the "Bankruptcy Rules") and any applicable rules or orders of the Bankruptcy Court.

                  (E) Generation of Definitive Documents. As promptly as practicable and in accordance with a reasonably detailed document production and transaction time line to be provided by Holders Counsel in connection with its comments on the drafts of the Back-Up Plan, provide for comment to the Senior Lenders and to Holders Counsel an initial draft of all material documents underlying the Back-Up Plan (including such documents in respect of preferred stock, warrants, rights, options or other securities or loans or notes to be issued in the Restructuring, the amended and restated certificate of incorporation and by-laws and any security documents or registration rights or other security holder agreements) and any other material agreements relating to confirmation and effectiveness of the Back-Up Plan and rights of security holders in the reorganized Company, including the confirmation order and disclosure statement order (such documents and agreements, as may be modified as provided in the following sentence, the "Definitive Documents"), in each case to have customary terms and conditions in all material respects consistent with, and not to contain any terms inconsistent with, the Back-Up Plan . The Definitive Documents shall be in a form reasonably acceptable to the Company and the Senior Lenders and shall contain such modifications, amendments or clarifications in terms and conditions as may be reasonably proposed by the Senior Lenders or as may be proposed by the Company or the Bankruptcy Court and consented to by the Senior Lenders.

                  (F) Confirmation and Approval. To use all commercially reasonable efforts to obtain, and otherwise cooperate with the Senior Lenders in obtaining, (i) as promptly as practicable and prior to the date that is 45 calendar days after the Plan Filing Date (the date of the order being referred to herein as the "Disclosure Statement Approval Date"), an order of the Bankruptcy Court approving the Disclosure Statement and forms of ballots in connection therewith (the "Disclosure Statement Order") and (ii) as promptly



                                  Annex A-p.2
as practicable and prior to the date that is 105 calendar days after the Plan Filing Date (the date of the order being referred to herein as the "Confirmation Date"), an order of the Bankruptcy Court confirming the Back-Up Plan (the "Confirmation Order"); and, following such Confirmation Order, to use all best efforts to consummate and make effective the Back-Up Plan, in each case pursuant to and in compliance with applicable Laws (including the Bankruptcy Code and the Bankruptcy Rules).

                  (G) General Filings, Review/Approval and Consultation. Without prejudice to clauses above or other provisions of this Annex A and to the extent reasonably practicable: (x) to file all applicable reports and other documents pursuant to the Bankruptcy Code, the Bankruptcy Rules, the Exchange Act and the Securities Act, and with any other applicable Governmental Entity, within the time limits or periods specified therein, (y) to provide Holders Counsel with all material pleadings, motions, orders, agreements or other documents to be filed in the Chapter 11 Cases reasonably in advance of the date of filing and obtain the prior approval of Holders Counsel, which approval the Senior Lenders acknowledge may not be unreasonably delayed or withheld, to the form and substance of any such pleading, motion, order, agreement or other document; and
(z) to consult with Holders Counsel reasonably in advance of taking (or upon becoming aware of facts and circumstances creating a reasonable likelihood of a need to take) any action in or with respect to matters to be raised in or otherwise directly or indirectly having a material bearing on the outcome or timing of the Chapter 11 Cases. In the event of any matter arising on an emergency or expedited basis, the Company shall notify Holders Counsel of any actions taken or proposed to be taken with respect thereto as expeditiously as possible.

                  (H) General Disclosure and Business Actions. Without prejudice to clauses above or other provisions of this Annex A and to the extent reasonably practicable: (x) in advance of the filing or release of any material public disclosure or press release in connection with the subject matter of this Annex A (or any other restructuring of the Company), to afford a reasonable opportunity to Holders Counsel to review and comment upon such disclosure or press release; (y) to coordinate the preparation and filing or making of such other disclosure or press release with Holders Counsel; and (z) to consult with Holders Counsel reasonably in advance of taking or proposing to take any material action outside of the ordinary course of the Group's business.

                           II. Senior Lender Covenants and Agreements. Each of
the Senior Lenders, severally and not jointly and in its capacity as such and also in its capacity as a Noteholder, hereby agrees as follows:

                  (A) Ownership. It represents and warrants to the Company that, as of the date hereof, it has investment and voting discretion with respect to the principal amount of the Notes and the Claims set forth below its name on the signature page of this Agreement (collectively referred to in this Annex A as the "Debt") and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt (the "Related Actions"), in each case free and clear of any Liens that would prevent or materially impair the consummation of the Back-Up Plan, or has the power



                                  Annex A-p.3
and authority to bind the beneficial owners of such Debt and Related Actions to the terms of this Annex A, and it covenants and agrees that it has and shall have full power and authority to vote on and consent to such matters concerning the Debt and Related Actions and to exchange, assign and transfer such Debt and Related Actions pursuant to the Back-Up Plan.

                  (B) Support. It covenants and agrees that, subject to the Group being in compliance with and only for so long as the Group is in compliance in all material respects with each obligation under this Agreement (including in this Annex A) it shall support the Back-Up Plan and the consummation of the transactions contemplated thereby. Such support shall include the following: (i) after approval of the Disclosure Statement by the Bankruptcy Court, to vote timely all of its claims in respect of the Debt and Related Actions, as well as any other claims or interests in or against the Company, in favor of the Back-Up Plan in accordance with voting procedures approved by the Bankruptcy Court (and not to seek to revoke or withdraw such vote); (ii) not to object in the Bankruptcy Court to the Disclosure Statement or to any efforts to obtain acceptance of, and to confirm and implement, the Back-Up Plan (except to the extent that the Disclosure Statement or the Back-Up Plan shall be inaccurate, false or misleading, in each case in a material manner); (iii) not to encourage or support in any fashion any person or entity to vote against the Back-Up Plan or to take any other action prohibited to such Holder in this Agreement; and (iv) not to take any other action for the purpose of delaying, preventing, frustrating or impeding acceptance, confirmation or implementation of the Back-Up Plan, including filing a motion or application with the Bankruptcy Court seeking relief from the automatic stay in any of the Chapter 11 Cases; provided, however, that nothing contained herein shall limit the ability of such Senior Lender to consult with the Group or the Original Senior Lenders or the Noteholders, or their respective representatives, or to appear and be heard, concerning any matter arising in the Chapter 11 Cases to the extent that such consultation or appearance is not inconsistent in any material respect with its obligations hereunder and the terms of the Back-Up Plan.

                  (C) Acquired Debt, Related Actions or Equity Interests. To the extent it acquires additional Debt or Related Actions or holds or acquires equity interests in the Company entitled to vote on the Back-Up Plan, it agrees that such Debt, Related Actions or equity interests shall be subject to this Agreement and that it shall vote (or cause to be voted) any such additional Debt, Related Actions or equity interests (in each case, to the extent still held by it or on its behalf at the time of such vote) in a manner consistent with paragraph (B) above.

                           III. Termination of this Annex A and the Back-Up
Plan.

                  (A) Termination by the Parties. This Annex A may be terminated and the Back-Up Plan may be abandoned at any time prior to the consummation of the Back-Up Plan by written consent of the Company, on the one hand, or by written consent of the Senior Lenders, on the other hand, in the event of any of the following:

                                    (i) The Back-Up Plan shall not have been
                  consummated by December 31, 2004; provided, however, that such date may be extended by either



                                  Annex A-p.4
                  the Company or by written consent of the Senior Lenders to a date not beyond June 30, 2005; and, provided, further, that the right to terminate this Annex A pursuant to this clause shall not be available to any party that has breached in any material respect any of its obligations under this Annex A in any manner that shall have proximately contributed to the occurrence of the failure of the Back-Up Plan to be consummated.

                                    (ii) Any Order permanently restraining,
                  enjoining or otherwise prohibiting consummation of the Back-Up Plan shall become final and nonappealable.

                  (B) Termination by the Company. This Annex A may be terminated and the Back-Up Plan may be abandoned at any time prior to the consummation of the Back-Up Plan by the Company, in the event of any of the following:

                                    (i) (x) The Group is not in material breach
                  of any of its obligations under this Agreement, (y) the Company seeks to take any of the actions that would be proscribed by this Annex A in reliance on Article IV below in connection with entering into a binding written agreement concerning an alternative proposal or proposing a plan and the Company notifies the Senior Lenders in writing that it intends to enter into such an agreement or plan, attaching the most current version of such agreement or plan to such notice, and
                  (z) the Senior Lenders Holders do not make, within three business days of receipt of the Company's written notification of its intention to enter into a binding agreement or propose a plan, an offer that the Company determines, in good faith after consultation with its financial advisors, is reasonably likely to be consummated if it is accepted, taking into account all legal, financial, and regulatory aspects of the proposal and is at least as favorable, from a financial point of view, to the Company and Persons to whom fiduciary duties are owed by the Board of Directors as the alternative proposal or plan described in the preceding clause (y).

                  The Company agrees that it will not enter into a binding agreement or propose a plan referred to above until at least the fourth business day after it has provided the notice to the Senior Lenders required thereby and to notify the Senior Lenders promptly if its intention to enter into a written agreement or propose a plan referred to in its notification shall change at any time after giving such notification.

                                    (ii) There has been a material breach by any
                  of the Senior Lenders of its respective representations, warranties, covenants or agreements contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to all of the Senior Lenders.

                  (C) Termination by the Senior Lenders. This Annex A may be terminated and the Back-Up Plan may be abandoned at any time prior to the



                                  Annex A-p.5
consummation of the Back-Up Plan by written consent of the Senior Lenders, in the event of any of the following:

                                    (i) The Case Filing Date shall not have
                  occurred on or prior to the day that is 45 days after the date this Annex A became effective.

                                    (ii) The Plan Filing Date shall not have
                  occurred on or prior to the day that is 45 calendar days after the Case Filing Date; the Disclosure Statement Approval Date shall not have occurred on or prior to the day that is 45 calendar days after the Plan Filing Date; or the Confirmation Date shall not have occurred on or prior to December 31, 2004.

                                    (iii) The Group shall fail on the Case
                  Filing Date to file the First-Day Motions or on the Plan Filing Date to file the Back-Up Plan and the Disclosure Statement with the Bankruptcy Court and request a prompt hearing to consider the adequacy of the Disclosure Statement.

                                    (iv) There has been a material breach by any
                  of the Group of any of their respective representations, warranties, covenants or agreements contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given to the Company.

                                    (v) Any of the Group shall (x) withdraw the
                  Back-Up Plan or file with the Bankruptcy Court any plan of reorganization or liquidation other than the Back-Up Plan, (y) modify its support of the Back-Up Plan in a manner inconsistent with this Annex A or fail to reconfirm its recommendation of the Back-Up Plan within five business days after a written request by the Senior Lenders to do so or (z) publicly announce its intention not to pursue the Back-Up Plan.

                                    (vi) An examiner with expanded powers or a
                  trustee shall have been appointed in one or more of the Chapter 11 Cases, one or more of the Chapter 11 Cases shall have been converted to a case under Chapter 7 of the Bankruptcy Code, or one or more of the Chapter 11 Cases shall have been dismissed by order of the Bankruptcy Court.

                                    (vii) Any of the Group files a proposed
                  Confirmation Order in breach hereof.

                                    (viii) The Company or any of the other
                  Persons described in Article IV of this Annex A shall take any of the actions that would be proscribed by this Agreement but for such Article allowing certain actions to be taken pursuant thereto.

                  (D) Effects of Termination. In the event of termination of this Annex A and the abandonment of the Back-Up Plan pursuant to this Article III, the provisions of this Annex A shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors



                                  Annex A-p.6
or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Annex A and each party shall have all rights and remedies available to it under applicable Law, the Existing Senior Facility, the Indenture and the Notes and any ancillary documents or agreements thereto. If this Annex A has been terminated at a time when permission of the Bankruptcy Court shall be required for any Holder to change or withdraw (or cause to withdraw) its vote to accept the Back-Up Plan, the Group shall not oppose or encourage or support any opposition to any attempt by any Holder to change or withdraw (or cause to change or withdraw) such vote at such time. Further, if this Annex A is terminated due to a failure of the Back-Up Plan to have been consummated pursuant to Section III.A.(i) above, each of the Senior Lenders may file a motion or application seeking the vacatur of any Confirmation Order entered by the Bankruptcy Court and none of the Group or the other Senior Lenders shall oppose or encourage or support any opposition to such motion or application.

                  IV. Alternative Plans; Fiduciary Duties. The Group covenants and agrees that they shall not solicit, encourage or otherwise support, and shall not engage in discussions with any of the Group's other creditors, vendors, customers or suppliers or any actual or potential plan proponent, investor or acquiror with regard to, any alternative plan of reorganization or liquidation, any other recapitalization transaction for the Group or any new investment in, loan to or acquisition of assets or stock of the Group, to the extent any such solicitation, encouragement, support or discussions would be inconsistent with the terms of the Back-Up Plan; provided, however, that nothing contained herein shall limit the ability of any member of the Group to consult with the Senior Lenders, the Original Senior Lenders or the Noteholders, or their respective representatives, or to appear and be heard, concerning any matter arising in the Chapter 11 Cases to the extent that such consultation or appearance is not materially inconsistent with its obligations hereunder and the terms of the Back-Up Plan. Notwithstanding anything to the contrary herein, nothing in this Annex A shall require (a) the directors or officers of the Company (in such person's capacity as a director or officer of the Company) to take any action, or to refrain from taking any action, including withdrawing support for the Back-up Plan, to the extent required to comply with his or her fiduciary obligations under applicable Law, (b) any Holder or representative of a Holder that is also a director or officer of the Company to take any action, or to refrain from taking any action, to the extent required to comply with its fiduciary obligations under Law applicable to actions of such director or officer or (c) any Holder or representative of a Holder that is a member of a statutory committee established in the Chapter 11 Cases to take any action, or to refrain from taking any action, to the extent required to comply with fiduciary obligations under Law applicable to actions of such member. Nothing herein will limit or affect, or give rise to any liability, to the extent required for discharge of the fiduciary obligations as described in this Section.

                  V. Miscellaneous Provisions. The Group, jointly and severally, and each of the Senior Lenders, severally and not jointly and in its capacity as such and also in its capacity as a Noteholder, hereby agree as follows

                  (A) Cooperation and Good Faith. It shall cooperate with the other parties bound by this Annex A and act in good faith and otherwise reasonably coordinate its activities to the extent permitted by applicable Laws in respect of all matters



                                  Annex A-p.7
concerning the implementation of the Restructuring and the Back-Up Plan and the pursuit and support of the Back-Up Plan. In such regard, it shall negotiate in good faith the definitive documents implementing, achieving and relating to the Back-Up Plan and the Restructuring, including the First-Day Motions, the Definitive Documents, the Disclosure Statement Order and the Confirmation Order.

                  (B) Further Assurances. Each of the parties shall take such actions as may be reasonably necessary to carry out the purposes and intent of the Back Up Plan and this Agreement, including making and filing of any filings or notices required with or to any Governmental Entity and the obtaining of any consents therefrom (provided that no Senior Lender shall be required to incur any expense, liability or other obligation or restriction) and shall refrain from taking any action that would materially frustrate the purposes and intent of the Back Up Plan and this Annex A, including proposing a plan that is not the Back-Up Plan.

                  (C) Acknowledgment and Waiver of Certain Claims. The Group acknowledges and agrees that (i) the Existing Senior Facility and the Indenture and all instruments and documents executed in connection therewith constitute valid and binding agreements of the Group, as applicable and (ii) for so long as this Annex A is in effect, the Group will not assert any claim, counterclaim, setoff or defense of any kind or nature, which would (other than as contemplated or effectuated hereby) in any way affect the validity or enforceability of any claim arising from the Debt or any Related Actions or in any way reduce or affect the absolute and unconditional obligation of the Group to pay and/or guarantee, as applicable, all of the obligations arising from the Debt or any Related Actions; provided that any such claim, counterclaim, setoff or defense possessed by the Group may be disclosed in the Disclosure Statement. This Agreement is not and shall not be deemed a solicitation for consents to the Back-Up Plan or a solicitation to tender or exchange any Debt or Related Actions.

                  (D) Signing Definitive Documents. To the extent it is to be a party thereto, it shall execute and deliver to the other parties thereto the Definitive Documents.

                  (E) Fees. Notwithstanding anything to the contrary herein, the Senior Lenders shall not be obligated to perform under this Annex A unless the Group shall have fully discharged all of its obligations then due and owing, except to the extent subject to a good faith dispute or as prohibited by the Bankruptcy Court or required to be paid to the estate, under any existing agreements between the Group and any Holder regarding the payment of fees and expenses of such Holder or designated counsel or financial advisors of such Holder in respect of the Restructuring (including the Agreement in Principle and any agreement between the Company and Holders Counsel).


                                  Annex A-p.8

                                                           SCHEDULE 1 to Annex A

                        (Term Sheet for the Back-Up Plan)



ADMINISTRATIVE,            On or as soon as practicable after the effective date
PRIORITY TAX AND           of the plan of restructuring filed in the Back-Up
OTHER PRIORITY CLAIMS      Plan (the "Plan"), each holder of an administrative,
                           priority tax or other priority claim shall receive cash equal to the full amount of its claim or otherwise be rendered unimpaired. Holders of such claims will be rendered unimpaired and as such will be deemed to have accepted the Plan and will not be entitled to vote.

                           Any ad valorem taxes and other non fiduciary taxes/fees will be extended to maximum statutory periods.

EXISTING SENIOR            Holders of claims in respect of the Existing Senior
FACILITY CLAIMS            Facility will have their letters of credit
                           obligations either cash collateralized or replaced and, assuming $103 million in funded debt, receive their pro rata share of a combination of (A) $50 million in cash, (B) $15 million of New Junior
                           Secured Notes (together with related Series A
                           Warrants), (C) the Convertible Preferred Stock and
                           (D) to the extent permitted by applicable Law, 3% of the Common Stock of the reorganized Company to be "gifted" as provided below. In consideration for the agreements, waivers and consents given in Annex A and the Agreement, to the extent permitted by applicable
                           Law, the Senior Lenders will waive their rights to receive such Common Stock for the benefit of and reallocation to the holders of Common Stock to be "gifted" as set forth below.

OTHER SECURED CLAIMS       All other allowed secured claims against any of the
                           "Debtors" (who will be the Group and any other subsidiaries designated by the Senior Lenders) will be rendered unimpaired pursuant to section 1124 of the Bankruptcy

                           Code and as such will be deemed to have accepted the Plan and will not be entitled to vote.

CAPITAL LEASES             At the election of the Debtors (and with the consent
                           of the Senior Lenders) each holder of a capital lease of the Debtors will either be rendered unimpaired and such obligations will be reinstated, or such leased equipment will be returned to such holder in full satisfaction of such holder's allowed secured claim.

NOTES The Notes will be cancelled and each holder will receive its pro rata share of Common Stock representing 17% of the outstanding Common Stock (assuming conversion of the Convertible Preferred Stock and exercise of Series A Warrants) but prior to any New Equity Plan.

UNSECURED CREDITORS        Upon commencement of each of the Chapter 11 Cases
                           (which will be consolidated for administrative purposes), the Company will seek approval of the Bankruptcy Court for the payment of ordinary course pre-petition claims of suppliers and vendors to the extent such parties provide normal trade credit to the Debtors.

                           Allowed general unsecured creditors of the Debtors will be rendered unimpaired and as such be deemed to have accepted the Plan and will not be entitled to vote.

                           The Company will propose, subject to Senior Lender consent not to be unreasonably withheld, a schedule of unsecured claims (including, but not limited to, certain leases and other executory contracts) to which it objects and seeks to impair, with treatment to be agreed among the parties.

CAPITAL STOCK AND          To the extent permitted by applicable Law, all equity
RELATED RIGHTS AND         interests (or purchase rights for such equity
CLAIMS                     interests) in the Company and related


                           Schedule 1 to Annex A-p.2
                           securities laws claims will be extinguished and each holder will receive its pro rata share of Common Stock representing 3% of the outstanding Common Stock from the holders of claims under the Existing Senior Facility and "gifted" from the holders of claims in respect of the Existing Senior Facility.

EMPLOYEE MATTERS           Pursuant to the Plan, the parties will adopt the New
                           Equity Plan and Employment Agreements substantially as contemplated in the Notes Exchange.

                           Awards under the New Equity Plan will be at the discretion of the Board of Directors of the Company and will dilute any prior issuance in the Back-Up Plan.

USE OF CASH COLLATERAL     The parties will support a release of cash collateral
                           under the Existing Senior Facility of up to an amount to be agreed to by the Parties pursuant to a reasonable cash budget to be prepared by the Company and will support any motions to such effect and to permit the Debtors to use cash on hand, cash to be generated from accounts and cash generated from operations during the Chapter 11 Cases.

FILING The cases shall be filed in the bankruptcy court located in the Southern District of New York, or, if agreed by the Senior Lenders, the Northern District of California or as otherwise agreed by the parties.

CONVERTIBLE PREFERRED      As described in Schedule 2 to Annex A.
STOCK

REGISTRATION RIGHTS        Direct or indirect holders of 5% of the outstanding
                           voting securities who cannot dispose of their shares in one transaction pursuant to Rule 144 (assuming the application of volume restrictions) shall be entitled to customary piggyback registration rights and S-3 demand shelf registration

                           Schedule 1 to Annex A-p.3
                           rights to be agreed and subject to customary minimum value and participation thresholds. The holders of Series A Warrants will be entitled to shelf registration on exercise. In all cases, customary blackout and cutback provisions will apply.

                           The Debtors will use their best efforts to cause the shares of Common Stock to be listed on a registered national securities exchange or include them for quotation on the NASDAQ/NMS.

CORPORATE GOVERNANCE       Unless otherwise agreed by the Senior Lenders (with
                           such agreement not to be unreasonably withheld), the composition of the new Board of Directors and the provisions of the Charter and By-Laws shall be substantially as contemplated in the Notes Exchange and following the Charter Amendment, in each case subject to any limitations imposed by the Bankruptcy
                           Code and other applicable Law.

MISCELLANEOUS              The proposed Plan will provide that, on the Plan's
                           effective date, any and all claims of the Debtors and debtors-in-possession against any person or entity of every kind will vest in the reorganized Debtors and will be prosecuted and administered by the management of the reorganized Debtors, at the discretion of the Board of Directors of the reorganized Debtors.

                           The proposed Plan will contain usual and customary conditions precedent to confirmation of the proposed Plan and the effective date, including the receipt of all necessary regulatory and other governmental approvals.

                           Upon the filing, the Debtors will not oppose the formation of a creditors' committee at least a majority of which is comprised of designees of the Senior Lenders and Noteholders.


                           Schedule 1 to Annex A-p.4

                           Other elements of the Back-Up Plan (including, without limitation, corporate and tax structure) and implementation of the restructuring transactions to be in form and substance reasonably acceptable to the Senior Lenders.

                           Releases to be provided to all parties, subject to satisfactory completion of legal due diligence.

                           The Debtors will not seek to assume (as that term is used in Section 365 of the Bankruptcy Code) any employment, consulting or similar contract, except pursuant to prior agreement with the Senior Lenders.



                           Schedule 1 to Annex A-p.5

                                                           SCHEDULE 2 to Annex A

                        (Terms of Convertible Preferred)

HOLDERS:                   Holders of claims under Existing Senior Facility.

FACE AMOUNT:               $35 million in the aggregate. The number of shares of
                           the Convertible Preferred Stock shall be the number that represents 70% of the Common Stock on an as-converted basis after giving effect to the issuance of Common Stock in exchange for the Notes, the "gifting" of Common Stock to the existing stockholders and the issuance and exercise of the Series A Warrants but prior to any New Equity Plan issuances.

DIVIDENDS:                 Periodic accruing dividend of 14% and rights to
                           participating dividends.

LIQUIDATION                The liquidation preference shall be the greater of
PREFERENCE:                (i) the initial purchase price per share (as adjusted
                           for any stock splits, recapitalizations or stock consolidations) plus any accumulated and unpaid dividends (whether or not earned or declared and whether or not there are funds legally available for the payment of dividends) and (ii) the amount per share of the Convertible Preferred Stock equal to the aggregate amount of distributions or payments that would be payable on such date, after taking into account any amounts payable in respect of senior stock or parity stock, to a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock would be convertible if such share of Convertible Preferred Stock were converted into shares of Common Stock immediately prior to event giving rise to the payment of the liquidation preference.

CONVERSION:                The holders of the Convertible Preferred Stock shall
                           have the right to convert into shares of Common
                           Stock, at any time after 24 months from the issue date, at an initial conversion ratio of one share of Convertible Preferred Stock for 100 shares of Common
                           Stock (subject to adjustments as discussed below).

CONVERSION                 The conversion ratio shall be subject to

RATIO ADJUSTMENTS:         adjustment (i) for any dividends, distributions, or
                           stock splits and similar recapitalization transactions and (ii) on a weighted average basis for any issuances of Common Stock or any securities convertible into or exercisable for Common Stock with a purchase price (including exercise price or conversion price) less than the fair market value with a carve-out for any issuance pursuant to employee benefits plans, incentive stock and stock compensation or fee payment agreements (including the New Equity Plan), to landlords or equipment lessors or lenders or in joint ventures, acquisitions or similar strategic arrangements.

OPTIONAL REDEMPTION:       The Company may at its option redeem the Convertible
                           Preferred Stock, in whole or in part, at any time or from time to time at a redemption price equal to the then liquidation preference pursuant to clause (i) above.

MANDATORY                  None.
REDEMPTION:

VOTING RIGHTS:             Holders are entitled to vote, on a deemed as
                           converted basis, with the Common Stock and also as a separate class upon any amendments that adversely affect rights, preferences, privileges or powers of or restrictions for the benefit of the Convertible
                           Preferred Stock; provided that there shall be no separate class vote for any new stock issuances.

PREEMPTIVE RIGHTS:         No preemptive rights of subscription.



                           Schedule 2 to Annex A-p.2

                                                                       EXHIBIT A

                 (Form of Restated Certificate of Incorporation)

                                     FORM OF

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        PERSONNEL GROUP OF AMERICA, INC.


                  The undersigned, Larry Enterline, certifies that he is the Chief Executive Officer of Personnel Group of America, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), and does hereby further certify as follows:

                  1. The name of the Corporation is Personnel Group of America, Inc. and the Corporation was originally incorporated under the name Personnel Group of America, Inc.

                  2. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 7, 1995 and the original restated certificate of incorporation of the Corporation (the "Original Restated Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on July 28, 1995.

                  3. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the stockholders of the Corporation in accordance with Sections 242 and 245 of the GCL.

                  4. This Restated Certificate of Incorporation restates and integrates and further amends the Original Restated Certificate of Incorporation, as heretofore amended or supplemented.

                  5. Upon the filing (the "Effective Time") of this Restated Certificate of Incorporation pursuant to the GCL, and without further action on the part of the Corporation or its stockholders: (a) each share of Common Stock, par value $0.01 per share, of the Corporation shall be combined on a basis of 1 share for every 25 shares (the "Reverse Stock Split"); (b) the par value of each share of Common Stock, par value $0.01 per share, shall be restated to $0.01 per share; (c) each 25 shares of Common Stock, par value $0.01 per share, outstanding shall be deemed to represent one share of Common Stock, par value $0.01 per share; and (d) all fractional shares resulting from the foregoing shall be eliminated and each holder thereof shall be entitled to receive a cash payment equal to such holder's fraction of a share of Common Stock, par value $0.01 per share, multiplied by $____ per share(1). Each certificate that theretofore represented a share or shares of Common Stock (the "Original Share Number") shall thereafter represent that number of shares of Common Stock equal to the quotient resulting from the division of the Original Share Number by 25, rounded down to the nearest whole number, plus cash in respect of any fractional number of shares resulting from the Reverse Stock Split as calculated in accordance with clause (d) of the preceding sentence.

                  6. The text of the Original Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                  First. The name of the corporation is Venturi Partners, Inc. (the "Corporation").

                  Second. The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Company, The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  Third. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "GCL").

                  Fourth.

                           (a) Authorized Capital Stock. The total number of
shares of all classes of stock which the Corporation shall have authority to issue is one hundred million (100,000,000), of which ninety-five million (95,000,000) shares, par value $0.01 per share, shall be designated as "Common Stock" and five million (5,000,000) shares, par value $0.01 per share, shall be designated as "Preferred Stock". Subject to the terms of any serial designations for any series of Preferred Stock, the number of authorized shares of Common Stock or any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the GCL or any corresponding provision hereafter enacted.

                           (b) Common Stock. The powers, preferences and rights,
and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows:

                                    (i) No Cumulative Voting. The holders of
                  shares of Common Stock shall not have cumulative voting rights.

                                    (ii) Dividends; Stock Splits. Subject to the
                  rights of the holders of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of

-----------------------

(1) To be calculated in accordance with Section 3.4 of the Agreement prior to filing the restated certificate of incorporation with the Delaware Secretary of State.


                                 Exhibit A-p.2

                  Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                                    (iii) Liquidation, Dissolution, Etc. In the
                  event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively.

                                    (iv) Merger, Etc. In the event of a merger
                  or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Common Stock shall be entitled to receive the same per share consideration on a per share basis.

                                    (v) No Preemptive Or Subscription Rights. No
                  holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

                                    (vi) Power To Sell And Purchase Shares.
                  Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

                           (c) Preferred Stock. Shares of Preferred Stock may be
issued in one or more series from time to time by the Board of Directors, and the Board of Directors is expressly authorized to fix for each such class or series such voting powers, full or limited, or no voting powers and such designations, preferences and relative participating optional or other special rights and such qualifications, limitations and restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, in each case subject to the terms of this Restated Certificate of Incorporation including without limitation the following:

                                    (i) the distinctive serial designation of
                  such series which shall distinguish it from other series;



                                 Exhibit A-p.3

                                    (ii) the number of shares included in such
                  series;

                                    (iii) the dividend rate (or method of
                  determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

                                    (iv) whether dividends on the shares of such
                  series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

                                    (v) the amount or amounts which shall be
                  payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

                                    (vi) the price or prices at which, the
                  period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

                                    (vii) the obligation, if any, of the
                  Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                                    (viii) whether or not the shares of such
                  series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

                                    (ix) whether or not the holders of the
                  shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.

                  Fifth. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                           (a) The business and affairs of the Corporation shall
be managed by or under the direction of the Board of Directors.



                                 Exhibit A-p.4

                           (b) The Board of Directors shall consist of not less
than seven (7) nor more than nine (9) members, the exact number of which shall be fixed from time to time in the manner provided in the By-Laws of the Corporation, as amended from time to time (the "By-Laws"). The number of directors constituting the Board of Directors shall be fixed at seven (7) as of the date hereof. Election of directors need not be by written ballot unless the By-Laws so provide.

                           (c) In addition to the powers and authority
hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                  Sixth. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                  Seventh. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article Seventh shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

                  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article Seventh to directors and officers of the Corporation.

                  The rights to indemnification and to the advance of expenses conferred in this Article Seventh shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.



                                 Exhibit A-p.5

                  Any repeal or modification of this Article Seventh shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                  Eighth. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

                  Ninth. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have concurrent power with the stockholders to adopt, amend, alter, add to or repeal the By-Laws. Notwithstanding any other provision of this Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), for so long as there is a Significant Holder, either (i) the approval of the Board of Directors, including the affirmative vote of at least one of the persons designated as nominees by the Significant Holder prior to their election to the Board of Directors and in accordance with the terms of the By-Laws ("Significant Holder Designees"), or (ii) the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter, add to or repeal the By-Laws (including by merger, consolidation, recapitalization or otherwise).

                  Tenth. The Corporation hereby elects not to be governed by
Section 203 of the GCL pursuant to Section 203(b)(3) therein.

                  Eleventh. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Restated Certificate of Incorporation, the By-Laws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), for so long as there is a Significant Holder:

                           (a) subject to the following paragraph (b), either
(i) the recommendation or approval of the Board of Directors, including the recommendation or affirmative vote of at least one of the Significant Holder Designees, or (ii) the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the shares entitled to vote generally in the election of directors, shall be required to amend, alter, change or repeal any provision of this Restated Certificate of Incorporation or to adopt any provisions inconsistent with the purpose and intent thereof (including by merger, consolidation, recapitalization or otherwise); and

                           (b) the approval or affirmative vote of (i) any and
each Five Percent Holder and (ii) the Board of Directors by a vote of at least eighty percent (80%) of the entire Board of Directors shall be required to amend, alter, change or repeal Article Twelfth or to adopt any provisions inconsistent with the purpose and intent of Article Twelfth hereof (including by merger, consolidation, recapitalization or otherwise) but excluding any amendment, alteration,



                                 Exhibit A-p.6
change or repeal in connection with a merger, consolidation or similar transaction with an entity that is not a Significant Holder or Controlled or Controlling Affiliate thereof or a Subsidiary of the Corporation and that has the result of causing the stockholders of the Corporation immediately prior to such transaction to beneficially own less than fifty percent (50%) of the voting power of the shares entitled to vote generally in elections of directors of the Corporation or the corporation surviving or resulting from such transaction and less than fifty percent (50%) of the outstanding shares of Common Stock or common stock of the surviving or resulting corporation.

                  Twelfth.

                           (a) Control Transactions.

                                    (i) In addition to any affirmative vote
                  required by law or this Restated Certificate of Incorporation or the By-Laws, and except as otherwise expressly provided in Section (a)(ii) of this Article Twelfth, a Control Transaction shall require the affirmative vote of not less than fifty percent (50%) of the votes actually cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single-class, excluding Voting Stock beneficially owned by any Significant Holder, or any Controlled or Controlling Affiliate thereof, proposing to effect the Control Transaction. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

                                    (ii) The provisions of Section (a)(i) of
                  this Article Twelfth shall not be applicable to any particular Control Transaction, and such Control Transaction shall require only such affirmative vote, if any, as is required by law or by any other provision of this Restated Certificate of Incorporation or the By-Laws, or any applicable rule or listing standard of any securities exchange or market on which any of the Corporation's securities are listed or approved for trading, if all of the conditions specified in either of the following paragraphs (A) or (B) are met (any Control Transaction that satisfies the conditions in paragraphs (A) or
                  (B) or in Section (a)(i) of this Article Twelfth being, an "Approved Control Transaction"):

                                             A. Prior to the consummation of the
                                    Control Transaction, it shall have been
                                    approved by the Board of Directors by a vote of at least eighty percent (80%) of the entire Board of Directors.

                                             B. Prior to consummating the
                                    Control Transaction, the Significant Holder, or any Controlled or Controlling Affiliate thereof, proposing to effect such a Control Transaction shall have made an offer to all of the holders of shares of the class of Capital Stock the acquisition of which by a Significant Holder, or any



                                 Exhibit A-p.7

                                    Controlled or Controlling Affiliate thereof, would give rise to the proposed Control Transaction (the "Target Stock") and on a proportionate basis to all holders of shares of any class of Capital Stock that is convertible into or exchangeable for Target Stock or into or for which Target Stock is convertible or exchangeable, for the purchase of any or all of such shares ("Qualifying Offer"), which offer remains open for at least twenty (20) business days and otherwise complies with the rules and regulations of the Securities Exchange Act of 1934, as amended (the "Act") and which offer is made for consideration that is at least equal to or greater than any other consideration to be paid by the Significant Holder, or the Controlled or Controlling Affiliate, for Voting Stock to be acquired in the Control Transaction or that was paid by the Significant Holder, or the Controlled or Controlling Affiliate, for Voting Stock during the one hundred and eighty (180) days preceding the commencement of the Qualifying Offer; provided that any such Control Transaction shall be consummated within ninety (90) days of the expiration of the Qualifying Offer.

                                    (iii) Anything to the contrary herein
                  notwithstanding, the provisions of this Article Twelfth shall not apply to any transaction following the consummation of an Approved Control Transaction.

                           (b) Related-Party Transactions. In addition to any
affirmative vote required by law or this Restated Certificate of Incorporation or the By-Laws, a Related-Party Transaction shall require the approval or affirmative vote of (i) any and each Five Percent Holder prior to the consummation of such Related-Party Transaction and (ii) the Board of Directors by a vote of at least eighty percent (80%) of the entire Board of Directors prior to the consummation of such Related-Party Transaction. Such affirmative vote or approval shall be required notwithstanding the fact that no vote may be required, or that a lesser or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

                           (c) The following definitions shall apply with
respect to this Restated Certificate of Incorporation:

                                    (i) The term "Control Transaction" shall
                  mean:

                                             A. The acquisition in one or a
                                    series of transactions by a Significant
                                    Holder, or any Controlled or Controlling
                                    Affiliate thereof, of shares of any class or series of Capital Stock that has the effect of causing such Significant Holder to increase its beneficial ownership to seventy-five percent (75%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or



                                 Exhibit A-p.8

                                             B. any reclassification of
                                    securities (including any reverse stock
                                    split), or recapitalization of the
                                    Corporation (including any stock repurchases by the Corporation), or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving a Significant Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Significant Stockholder, such that after giving effect to such reclassification, recapitalization or other transaction, a Significant Holder will beneficially own seventy-five percent (75%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

                                    (ii) The term "Related-Party Transaction"
                  shall mean:

                                             A. a liquidation or dissolution of
                                    the Corporation that is voted for or
                                    consented to by any Related Party, or any Controlled or Controlling Affiliate thereof, that immediately prior to such transaction beneficially owns more than fifty percent (50%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or

                                             B. any sale of assets of the
                                    Corporation or any material Subsidiary to, or any acquisition of assets from or share subscription in, a Related Party, or any Controlled or Controlling Affiliate thereof, directly or indirectly and in any transaction or series of related transactions, the value of which in each case exceeds $5 million; or

                                             C. any merger, statutory share
                                    exchange or consolidation involving the
                                    Corporation or any Subsidiary, directly or indirectly and in any transaction or series of related transactions, the value of which in each case exceeds $5 million, with any Related Party or any Controlled or Controlling Affiliate thereof; or

                                             D. any merger, statutory share
                                    exchange or consolidation involving the
                                    Corporation or any Subsidiary, directly or indirectly and in any transaction or series of related transactions, the value of which in each case exceeds $5 million and pursuant to which any Related Party, or any Controlled or Controlling Affiliate thereof, is



                                 Exhibit A-p.9
                                    entitled to receive consideration in respect of its securities that is different in form (including, as different in form, the retention by some stockholders of their existing securities, while other stockholders of the same class are not so retaining their existing securities) or amount from that offered to other holders of the same class of securities (excluding ancillary arrangements or rights entailing no monetary payments other than for reasonable third-party legal fees, out-of-pocket expense reimbursement and indemnification for the benefit of a Related Party or its Controlled or Controlled Affiliates for liabilities in respect of which other holders of the same class have no liability); or

                                             E. any other transaction or series
                                    of related transactions, the value of which in each case exceeds $5 million, between or among the Corporation and/or any Subsidiary, on the one hand, and any Related Parties or any Controlled or Controlling Affiliates thereof, on the other hand (other than a subscription for shares of the Corporation by any Related Party or any Controlled or Controlling Affiliate thereof, pursuant to a rights offering made available to all holders of Common Stock on a pro rata basis and for the same amount and form of consideration and otherwise on substantially the same terms and conditions).

                                    (iii) The term "Capital Stock" shall mean
                  all capital stock of the Corporation authorized to be issued from time to time under Article Fourth of this Certificate of Incorporation; and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

                                    (iv) The term "Significant Holder" shall
                  mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciaries with respect to any such plan when acting in such capacity) who, individually or as a member of a group within the meaning of Rule 13d-5 under the Act, is the beneficial owner of Voting Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock;

                                    (v) A person shall be a "beneficial owner"
                  of any Capital Stock (A) which such person or any of its Controlled or Controlling Affiliates owns, directly or indirectly; (B) which such person or any of its Controlled or Controlling Affiliates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time),



                                 Exhibit A-p.10
                  pursuant to any agreement, arrangement or understanding or upon the exercise of conversation rights, exchange rights, warrants or options or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or
                  (C) which are owned, directly or indirectly, by any other person with which such person or any of its Controlled or Controlling Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is a Significant Holder pursuant to paragraph (c)(iv) of this Article Twelfth or a Controlled or Controlling Affiliate pursuant to paragraph (c)(vi) of this Article Twelfth, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph
                  (c)(v) of this Article Twelfth, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                                    (vi) The term "Controlled or Controlling
                  Affiliate" shall mean with respect to a specified person, a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified; provided that the Corporation and its Subsidiaries shall not, and the executive officers or directors of the Corporation or any of its Subsidiaries shall not, solely as a result of holding such office, be deemed a "Controlled or Controlling Affiliate" of a Significant Holder; and provided, further, that for purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession direct or indirect, of the power to direct or cause the direction of the management and policies of a person through the ownership of more than fifty percent (50%) of the voting securities of such person or the ability to otherwise designate a majority of the board of directors or managers of such person.

                                    (vii) The term "Subsidiary" means any
                  company or other entity of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Significant Holder set forth in paragraph (c)(iv) of this Article Twelfth, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

                                    (viii) The term "Five Percent Holder" means
                  any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciaries with respect to any such plan when acting in such capacity) who, as of the record date (if any) established for any applicable transaction or vote (or if there is no record date, as of the date of consummation of the transaction) and based on the most recent reports or disclosures filed publicly under the Act, individually or as a member of a group within the meaning of Rule 13d-5 under the Act, is the beneficial owner of Voting Stock representing five percent (5%) or more of the votes entitled to be cast by



                                 Exhibit A-p.11
                  the holders of all then outstanding shares of Voting Stock; provided that for purposes of this definition only, a person who reports or discloses beneficial ownership as a member of a group or by virtue of a relationship with other persons with respect to the Voting Stock, shall not be deemed to beneficially own any shares of Voting Stock held by persons beneficially owning Voting Stock representing two percent (2%) or less of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock and any such person beneficially owning Voting Stock representing two percent (2%) or less of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock shall not be deemed a Five Percent Holder or otherwise be entitled to exercise any rights of a Five Percent Holder.

                                    (ix) The term "Related Party" means, in
                  connection with any Related Party Transaction, any person who at any time during the eighteen (18) month period preceding such Related Party Transaction constituted a Significant Holder.

                                    (x) The term "entire Board of Directors" as
                  used in this Article Twelfth and in this Restated Certificate of Incorporation, generally, means the total number of directors of the Corporation then holding office and entitled to vote.

                           (d) The Board of Directors shall for purposes of this
Article Twelfth be entitled to rely on information contained in the most recent disclosures filed publicly under the Act as to (i) whether a person is a Significant Holder, (ii) the number of shares of Capital Stock or other securities beneficially owned by any person, and (iii) whether a person is a Controlled or Controlling Affiliate of another. Any such decision made in good faith on such basis shall be conclusive. Any persons deemed Significant Holders or Five Percent Holders solely by virtue of being a member of a group or having a relationship with other persons, which membership or relationship is described in disclosures filed publicly under the Act, shall at the request of the Corporation, select one designee to act on their behalf with respect to any rights or obligations hereunder.



                  IN WITNESS WHEREOF, the corporation has caused this Restated Certificate of Incorporation to be signed by Larry Enterline, its Chief Executive Officer, this ____ day of _____________, 2003.



                                         PERSONNEL GROUP OF AMERICA, INC.



                                         By:
                                             ----------------------------------
                                             Larry Enterline
                                             Chief Executive Officer



                                 Exhibit A-p.12

                                                                       EXHIBIT B

                     (Form of Amended and Restated By-Laws)

                                     FORM OF
                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                             VENTURI PARTNERS, INC.


                                   ARTICLE I

                                  Stockholders

                  Section 1.1 Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting as permitted by this subsection, an annual meeting of stockholders shall be held for the election of directors on a date and at a time designated by or in the manner provided in these By-Laws. Stockholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect directors.

                  Section 1.2 Nature of Business at Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.2 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 1.2.

                           In addition to any other applicable requirements, for
business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                           To be timely, a stockholder's notice to the Secretary
must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

                           To be in proper written form, a stockholder's notice
to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                           No business shall be conducted at the annual meeting
of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.2, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 1.2 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                  Section 1.3 Special Meetings. Special meetings of stockholders may be called at any time by any officer of the Corporation at the written request of the Chairman of the Board, the Chief Executive Officer or a majority of the Board of Directors, or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Any such special meeting shall be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

                  Section 1.4 Notice of Meetings; Remote Participation. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Rather than holding a meeting at any place, the Board of Directors may determine that a meeting shall be held solely by means of remote communications, which means shall meet the requirements of the Delaware General Corporation Law. The Board of Directors may permit the stockholders and their proxy holders to participate in meetings of the stockholders (whether such meetings are held at a designated place or solely by means of remote communication) using one or more methods of remote communication that satisfy the requirements of the Delaware General Corporation Law. The Board of Directors may adopt such guidelines and procedures applicable to participation in stockholders' meetings by means of remote communication as it deems appropriate. Participation in a stockholders' meeting by means of a method of remote communication permitted by the Board of Directors shall constitute presence in person at the meeting.

                  Section 1.5 Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time by the Chairman of the meeting, to reconvene at the same or some



                                 Exhibit B-p.2
other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 1.6 Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, or of all stockholders, the holders of such class so present or represented or of all stockholders may, by majority vote, adjourn the meeting of such class, or of the whole, from time to time in the manner provided by Section 1.5 of these by-laws until a quorum of such class, or of the whole, shall be so present or represented. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                  Section 1.7 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

                           The order of business at each such meeting shall be
as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

                  Section 1.8 Inspectors. Prior to any meeting of stockholders, the Board of Directors or the President shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of



                                 Exhibit B-p.3
each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

                  Section 1.9 Voting; Proxies.

                           (a) Unless otherwise provided in the certificate of
incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. If the certificate of incorporation provides for more or less than one vote for any share on any matter, every reference in these by-laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

                           (b) Without limiting the manner in which a
stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

                                    (i) A stockholder may execute a writing
authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.



                                 Exhibit B-p.4

                                    (ii) A stockholder may authorize another
person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

                                    Any copy, facsimile telecommunication or
         other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

                           (c) Voting at meetings of stockholders need not be by
written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all other matters, unless otherwise provided by law or by the certificate of incorporation or these by-laws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise provided by law or by the certificate of incorporation or these by-laws.

                  Section 1.10 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                           In order that the Corporation may determine the
stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon



                                 Exhibit B-p.5
which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days of the date on which such request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days of the date on which such request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                           In order that the Corporation may determine the
stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  Section 1.11 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of a least ten days prior to the meeting either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with notice of the meeting, or (b) during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

                  Section 1.12 Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the certificate of incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred



                                 Exhibit B-p.6
to therein unless, within sixty days of the earliest dated consent duly executed and delivered to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 1.12.

                                   ARTICLE II

                               Board of Directors

                  Section 2.1 Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. The Board of Directors shall consist of not less than seven (7) nor more than nine (9) members or as otherwise set forth in the certificate of incorporation, the exact number of which shall initially be fixed upon adoption of these by-laws at seven (7) and, thereafter, shall be fixed from time to time by resolution of the Board of Directors (the "Board Resolution") or by resolution adopted by the holders of a majority of the capital stock of the Corporation issued and outstanding and entitled to vote (the "Stockholder Resolution"); provided that in the event of any conflict between the Board Resolution and the Stockholder Resolution, the Stockholder Resolution shall govern. Directors need not be stockholders.

                  Section 2.2 Significant Holder Nominees and Observers; Management Nominees.

                           (a) In connection with any election of directors by
the stockholders and, in each case, to the extent permitted by law and by applicable rules or listing standards of any securities exchange or market on which any of the Corporation's securities are listed or approved for trading, the nominees shall be (and for any such nominees to be qualified to serve as directors they shall be) nominated as follows:

                                    (i) For so long as there are one or more
Significant Holders (as hereinafter defined), the Significant Holders shall have the right to designate in writing, and in accordance with the timing, eligibility and other applicable requirements set forth in these by-laws, such number of nominees for election to the Board of Directors as shall be required such that immediately following such election, no less than two of the directors comprising the Board of Directors shall be persons who were designated as nominees by the Significant Holders prior to their election to the Board of Directors ("Significant Holder Designees"). Significant Holders shall further have the right to select two representatives in addition to such Significant Holder Designees (the "Observers"), who shall be permitted to attend all meetings of the Board of Directors, including all committees thereof, solely in a non-voting observer capacity provided the Significant Holders inform the Chairman of the Board of Directors in writing of the identity of the Observers prior to any such meeting. If there is more than one Significant Holder at the time any action is to be taken or any determination to be made regarding the designation of Significant Holder Designees (including the removal of, or the filling of vacancies created by, Significant Holder Designees in accordance with this Restated Certificate of Incorporation) or the selection of Observers, any such action or determination shall be taken or made by the affirmative vote of the holders of a majority of the shares of Voting Stock voted by such Significant Holders in such action or determination. To the extent



                                 Exhibit B-p.7
permitted by law and in any applicable rule or listing standard of any securities exchange or market on which any of the Corporation's securities are listed or approved for trading, Significant Holder Designees shall be members of each committee of the Board of Directors, and Observers shall be entitled to attend meetings of each such committee. The term "Significant Holder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciaries with respect to any such plan when acting in such capacity) who is the beneficial owner of Voting Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock. The term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally, and the term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under the certificate of incorporation.

                                    (ii) The Chief Executive Officer of the
Corporation (the "Chief Executive Officer"), if there be one, and otherwise the executive officer exercising the powers and discharging the duties of the senior-most executive of the Corporation (the "Acting CEO"), shall have the right to designate in writing, and in accordance with the timing and other applicable requirements set forth by resolution of the Board of Directors or the Governance or Nominating Committee of the Corporation, at least one member of senior management of the Corporation as a nominee for election to the Board of Directors (the "Management Designee").

                                    (iii) Except as otherwise set forth in the
certificate of incorporation, all nominees for election to the Board of Directors other than those designated pursuant to (i) or (ii) above shall be designated in accordance with Sections 2.4 and 3.2 of these by-laws.

                           (b) As a condition to exercising the right to
designate any Significant Holder Designees or Observers, Significant Holders shall agree to be present at any meeting of stockholders duly called for the election of directors and to vote all shares of Voting Stock (as hereinafter defined) held by them in favor of the slate of director nominees recommended by the Board of Directors at any such meeting or any adjournment or postponement thereof.

                           (c) In order to be eligible for election to the Board
of Directors, any Significant Holder Designee shall be an Eligible Person. For purposes hereof, an "Eligible Person" shall mean (x) the Significant Holder or any executive officer thereof and (y) any other person other than a person whose election to the Board of Directors, in the written opinion of counsel for the Corporation, is reasonably likely to violate or conflict with, or result in any material limitation on the ownership or operation of any business or assets of the Corporation or its Subsidiaries under, any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental or regulatory authority.

                           (d) Significant Holders shall provide the Corporation
with timely notice of any determinations regarding designations of Significant Holder Designees and any Observers. To be timely, a notice informing the Corporation of the Significant Holder Designees to be nominated for election to the Board of Directors by the stockholders shall be delivered in writing to the Governance or Nominating Committee of the Corporation not less than twenty (20) days prior to the mailing of proxy statement to be distributed to stockholders in connection with the annual meeting of stockholders; provided the Corporation shall give the Significant Holders, at least sixty (60) days prior written notice of such mailing date. Any such notice given by the Significant Holders


                                 Exhibit B-p.8
shall also contain as to each person whom the Significant Holders have designated as a nominee for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that reasonably would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. To be timely, a notice informing the Corporation of the Significant Holder Designee being designated to fill a vacancy in a seat held by a Significant Holder Designee shall be delivered no later than thirty (30) days following the delivery of written notice from the Corporation to the effect that such a vacancy exists. To be timely, information regarding the identity of Observers (including changes in the selection of Observers) selected to attend a Board or committee meeting shall be delivered in writing to the attention of the Chairman of the Board of Directors or, in the case of a committee meeting, may instead be delivered to the attention of the chairman of such committee, at least 24 hours prior to the meeting. Once the Corporation has been informed of the identity of the Observers, no additional notice shall be required in connection with individual meetings unless and until there is a change in the selection of the Observers.

                  Section 2.3 Election; Term of Office; Resignation: Removal; Vacancies. Each director shall hold office until his or her successor is elected and qualified, subject, however, to his or her earlier death, resignation, retirement, disqualification or removal from office. Any director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Subject to the provisions in the certificate of incorporation (including the terms of any one or more classes or series of preferred stock) and the requirements for filling vacancies set forth in Section 3.2 of these by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification or removal from office; provided, however, that any vacancy in a seat belonging to a Significant Holder Designee, whether by resignation or otherwise, shall be filled by an individual who prior thereto shall have been designated or approved in writing by the Significant Holder(s), and any vacancy in the seat belonging to the Management Designee, whether by resignation or otherwise, shall be filled by an executive officer of the Corporation who prior thereto shall have been designated or approved in writing by the Chief Executive Officer or the Acting CEO, as applicable.


                  Section 2.4 Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the certificate of incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances and in the certificate of incorporation and these by-laws with respect to the right of Significant Holders and the Chief Executive Officer or Acting CEO to nominate for election a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or



                                 Exhibit B-p.9
at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof, including the Special Nominating Committee described in Article II of these by-laws) in accordance with the by-laws or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this
Section 2.4.

                           In addition to any other applicable requirements, for
a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                           To be timely, a stockholder's notice to the Secretary
must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than sixty
(60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty
(30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

                           To be in proper written form, a stockholder's notice
to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                           No person shall be eligible for election as a
director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the


                                 Exhibit B-p.10

Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                  Section 2.5 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

                  Section 2.6 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting to each of the directors and to any Observers.

                  Section 2.7 Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board, including any Observers, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

                  Section 2.8 Quorum; Vote Required for Action. At all meetings of the Board of Directors one-third of the entire Board shall constitute a quorum for the transaction of business; provided, however, that for so long as there is a Significant Holder, the quorum for the transaction of business by the Board of Directors shall include at least one Significant Holder Designee. Subject to Article VI, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the certificate of incorporation or these by-laws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall be present.

                  Section 2.9 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President, or in their absence by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  Section 2.10 Action by Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  Section 2.11 Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors.




                                 Exhibit B-p.11

                                   ARTICLE III

                                   Committees

                  Section 3.1 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, subject to the last sentence of this Section 3.1. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval, (ii) adopting, amending or repealing these By-Laws or
(iii) removing or indemnifying directors. The Significant Holder Designees shall, unless they otherwise request, be members of each committee of the Board of Directors, subject to applicable law and any rule or listing standard of any securities exchange or market on which any of the Corporation's securities are listed or approved for trading.

                  Section 3.2 Special Committee of Significant Holders. For so long as there are any Significant Holder(s), in connection with any election of directors by the stockholders (and, in each case, to the extent permitted by law and by applicable rules or listing standards of any securities exchange or market on which any of the securities of the Corporation are listed or approved for trading), a committee comprised of the Significant Holder Designees and one Independent Director (as hereinafter defined) selected by majority vote of all of the Independent Directors on the Board of Directors (the "Special Nominating Committee") shall be responsible for designating nominees (and for any such nominees to be qualified to serve as directors they shall be nominated) as follows:

                           (a) If the Significant Holder(s) are the beneficial
owners of Voting Stock representing forty percent (40%) or more of the votes entitled to be cast by the holders of all then outstanding Voting Stock, the Special Nominating Committee shall have the right to designate in writing, and in accordance with the eligibility, timing and other applicable requirements in these by-laws, nominees to fill the maximum number of available seats for Independent Directors on the Board of Directors such that immediately following such election, up to four (4) of the Independent Directors serving on the Board of Directors shall have been designated nominees for election by the Special Nominating Committee.

                           (b) If the Significant Holder(s) are the beneficial
owners of Voting Stock representing thirty percent (30%) or more, but less than forty percent (40%), of the votes entitled to be cast by the holders of all then outstanding Voting Stock, the Special Nominating Committee shall have the right to designate in writing, and in accordance with the eligibility, timing and other applicable requirements in these by-laws, nominees to fill the maximum number of available seats for Independent Directors on the Board of Directors such that immediately following such election, up to three (3) of the Independent Directors serving on the Board of Directors shall have been designated nominees for election by the Special Nominating Committee.



                                 Exhibit B-p.12

                           (c) If the Significant Holder(s) are the beneficial
owners of Voting Stock representing twenty percent (25%) or more, but less than thirty percent (30%), of the votes entitled to be cast by the holders of all then outstanding Voting Stock, the Special Nominating Committee shall have the right to designate in writing, and in accordance with the eligibility, timing and other applicable requirements in these by-laws, nominees to fill the maximum number of available seats for Independent Directors on the Board of Directors such that immediately following such election, up to two (2) of the Independent Directors serving on the Board of Directors shall have been designated nominees for election by the Special Nominating Committee.

                           (d) If the Significant Holder(s) are the beneficial
owners of less than twenty-five percent (25%), of the votes entitled to be cast by the holders of all then outstanding Voting Stock, the Special Nominating Committee shall have the right to designate in writing, and in accordance with the eligibility, timing and other applicable requirements in these by-laws, nominees to fill the maximum number of available seats for Independent Directors on the Board of Directors such that immediately following such election, one of the Independent Directors serving on the Board of Directors shall have been designated a nominee for election by the Special Nominating Committee.

                           (e) To be timely, a notice informing the Corporation
of the nominees designated by the Special Nominating Committee for election to the Board of Directors shall be delivered in writing to the Governance or Nominating Committee of the Corporation not less than twenty (20) days prior to the mailing of proxy statement to be distributed to stockholders in connection with the annual meeting of stockholders; provided the Corporation shall give the Special Nominating Committee at least sixty (60) days prior written notice of such mailing date. Any such notice given by the Special Nominating Committee shall also contain as to each person whom the Special Nominating Committee has designated as a nominee for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that reasonably would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

                           (f) Any vacancy in a seat belonging to an Independent
Director who was designated as a nominee for election to the Board of Directors by the Special Nominating Committee, whether by resignation or otherwise, shall be filled by an individual who prior thereto shall have been designated or approved in writing by the Special Nominating Committee.

                           (g) In order to be eligible for election, any persons
designated nominees by the Special Nominating Committee must qualify as Independent Directors. For purposes hereof, "Independent Director" shall mean those directors of the Board of Directors who are not Significant Holder Designees or officers of the Corporation or any of its Subsidiaries and who qualify as "independent" under the rules or listing standards of any securities exchange or market on which any of the Corporation's securities are listed or approved for trading.


                  Section 3.3 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to



                                 Exhibit B-p.13
the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these by-laws.

                                   ARTICLE IV

                                    Officers

                  Section 4.1 Officers; Election. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a President and a Secretary, and it may, if it so determines, elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the certificate of incorporation or these by-laws otherwise provide.

                  Section 4.2 Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the Chairman or Chief Executive Officer, if any, or to the President or Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board at any regular or special meeting.

                  Section 4.3 Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

                                    ARTICLE V

                                      Stock

                  Section 5.1 Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors or a President of the Corporation, and by the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares of stock in the Corporation owned by such holder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any



                                 Exhibit B-p.14
officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                           If the Corporation is authorized to issue more than
one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                  Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


                                   ARTICLE VI

                               Fundamental Actions

                           For so long as there are any Significant Holders, the following matters shall require (in addition to any other vote required by law, the certificate of incorporation or these by-laws) either (a) the approval of the Board of Directors, including the affirmative vote of at least one of the Significant Holder Designees, or (b) the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the shares entitled to vote at the election of directors:

                           (i) any divestiture or sale of assets or businesses
of the Corporation or any of its subsidiaries that are material to the Corporation and its subsidiaries taken as a whole;

                           (ii) the liquidation, dissolution or winding-up of
the Corporation;

                           (iii) any merger or other business combination or
reorganization other than one (A) where the transaction has been approved by the unanimous vote of the entire Board of Directors or (B) where the holders of Voting Stock of the Corporation prior to such transaction will beneficially own (within the meaning of the certificate of incorporation) in the aggregate at least eighty percent (80%) of the surviving corporation's Voting Stock, immediately after giving effect to such transaction; or



                                 Exhibit B-p.15

                           (iv) any amendment to the certificate of
incorporation or the by-laws.


                                   ARTICLE VII

                                  Miscellaneous

                  Section 7.1 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

                  Section 7.2 Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                  Section 7.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

                  Section 7.4 Indemnification of Directors, Officers and Employees. The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was after the date of adoption of these by-laws, a director, officer or employee of the Corporation or serves or served after the date of adoption of these by-laws, at the request of the Corporation or any other enterprise as a director, officer or employee. Expenses, including reasonable attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving, after the date of adoption of these by-laws or continuing to serve, after the date of adoption of these by-laws, as a director, officer or employee as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term "Corporation" shall include any successor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an



                                 Exhibit B-p.16
employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

                           The rights to indemnification and to the advance of
expenses conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under these by-laws, any statue, agreement, vote of stockholders or the Board of Directors, or otherwise.

                  Section 7.5 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                  Section 7.6 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                  Section 7.7 Amendment of By-Laws. These by-laws may be altered, amended or repealed, in whole or in part, or new by-laws may adopted, by the stockholders or by the Board of Directors as provided in the certificate of incorporation and this Article VII; provided, however, that notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be.

                  Section 7.8 Interpretation. As used in these by-laws, the term "entire Board of Directors" means the total number of directors of the Corporation then holding office and entitled to vote.




                                 Exhibit B-p.17

                                                                       EXHIBIT C

                          (Terms of Series B Preferred)

TYPE OF                    1,095,283 shares of Series B Convertible
SECURITY:                  Participating Senior Preferred Stock ("Series B
                           Preferred Stock").

CLOSING:                   Notes Exchange Closing.

RIGHTS AND PREFERENCES OF SERIES B PREFERRED STOCK:

DIVIDEND RIGHTS:           The Series B Preferred Stock will be entitled to
                           receive dividends pari passu with the Common Stock and any other series of Preferred Stock.

LIQUIDATION                In the event of any liquidation, dissolution or
PREFERENCE:                winding up of the Company, each share of the Series B
                           Preferred Stock will be entitled to an amount per share equal to $0.01 plus an amount equal to all declared but unpaid dividends per share of Series B
                           Preferred Stock (the "Preference Amount"). Any remaining assets of the Company legally available for distribution to shareholders will be distributed pro rata among the holders of the Series B Preferred
                           Stock and the Common Stock on an as-converted basis.
                           If the Company has insufficient assets to permit payment of the Preference Amount in full to all holders of Series B Preferred Stock, the assets of the Company will be distributed ratably to the holders of the Series B Preferred Stock in proportion to the Preference Amount each such holder would otherwise be entitled to receive.

                           A merger or consolidation of the Company in which its stockholders do not retain a majority of the voting power in the surviving corporation, or a sale of all or substantially all of the Company's assets, will each be deemed to be a liquidation, dissolution or winding up of the Company.

REDEMPTION:                Other than pursuant to Automatic Conversion as
                           discussed below, the Series B Preferred Stock will not be redeemable.

CONVERSION RIGHTS:         The holders of the Series B Preferred Stock shall
                           have the right to convert the Series B Preferred
                           Stock into shares of Common Stock at any time. The initial conversion rate for the Series B Preferred Stock shall be one share of Series B Preferred Stock into 100 Shares of Common Stock.

                           The Company will keep reserved or use best efforts to authorize for reserve, the shares issuable upon conversion.

AUTOMATIC                  The Series B Preferred Stock shall automatically be
CONVERSION:                converted into Common Stock, at the then applicable
                           conversion rate, in whole but not in part, upon written notice delivered by the Company certifying that shares of Common Stock are available therefor and a copy of an opinion of counsel as to due and valid issuance and non-assessability or, to the extent shares are available for conversion, pro rata upon the written direction of holders owning over 50% of the shares of Series B Preferred Stock.

RECUSAL: Holders will cause any director nominees to recuse themselves from any deliberation or consideration of actions to cause the Company to initiate Automatic Conversion.

ANTIDILUTION               The conversion ratio of the Series B Preferred Stock
PROVISIONS:                shall be subject to adjustment for dividends or other
                           distributions or for forward or reverse stock splits, including the Reverse Split.

VOTING RIGHTS:             Each share of Series B Preferred Stock carries a
                           number of votes equal to the number of shares of Common Stock then issuable upon its conversion into Common Stock. The Series B Preferred Stock will generally vote together with the Common Stock and not as a separate class, except as required by law and as provided below.

PROTECTIVE                 Consent of the holders of a majority of the
PROVISIONS:                outstanding Series B Preferred Stock, voting as a
                           class, shall be required for: (i) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock; (ii) any action that authorizes, creates or issues shares of any class of stock having preferences superior to or on parity with the Series B Preferred Stock
                           (including prior or parity redemption, liquidation or dividends); (iii) any action



                                 Exhibit C-p.2
                           that reclassifies any outstanding shares into shares having preferences or parity as to dividends or assets senior to or on parity with the preferences of the Series B Preferred Stock; (iv) any amendment of the Charter that adversely affects the rights of the Series B Preferred Stock; (v) the declaration or payment of a dividend any junior stock (other than a dividend payable solely in shares of junior stock); or (vi) any merger, consolidation or sale of all or substantially all of the assets of the Company.

ACQUISITION:               The acquisition of shares of the Series B Preferred
                           Stock shall be made pursuant to this term sheet and the Notes Exchange.



                                 Exhibit C-p.3

                                                                       EXHIBIT D

                          (Terms of Series A Warrants)

HOLDERS:                   Senior Lenders and Original Senior Lenders.

SECURITIES:                Series A Warrants to purchase shares of Common Stock.

EXERCISE PRICE:            The Series A Warrants shall be exercisable at a price
                           per share assuming an aggregate post-exercise equity value of $60 million (which will represent an exercise price of approximately $0.33 per share as of the Loan Exchange Closing and an exercise price of approximately $8.24 per share after giving effect to the Charter Amendment); provided, that in the Back-Up
                           Plan the exercise price shall be reduced to $0.01 per share.

EXERCISE:                  Each Series A Warrant shall be exercisable beginning
                           October 1, 2004; provided, that each Series A Warrant may be immediately exercisable upon a change of control or sale of the Company or a sale of all or substantially all of the assets of the Company or upon an acceleration of the maturity of the Notes under the Indenture.

ADJUSTMENTS:               The number of shares to be received upon exercise and
                           the exercise price shall be subject to customary anti-dilution adjustments for dividends, distributions, or stock splits, including the Reverse
                           Split, and similar recapitalization transactions;
                           and, if having an exercise price based on the $60 million equity value, on a weighted average basis for issuances of Common Stock or any securities convertible into or exercisable for Common Stock with a purchase price, exercise price or conversion price less than the lower of the exercise price or the current market price at time of issuance with a carve out for any issuances pursuant to employee benefits plans, incentive stock and stock compensation or fee payment agreements, to landlords or equipment lessors or lenders or joint ventures, acquisitions or similar strategic arrangements.

TERM: Each Series A Warrant will expire ten years from the issue date.

TRANSFER                   Series A Warrants may be transferred in whole or in
RESTRICTIONS:              part, but not in fractional amounts.

VOTING RIGHTS:             The Series A Warrants will contain no voting or
                           similar rights. Any amendment to the warrant agreement for the Series A Warrants may be approved by the holders of a majority of shares issuable upon exercise of the Series A Warrants.

SUCCESSORS:                Any successor of the Company shall succeed to all
                           rights and obligations of the Company under the Series A Warrants.




                                 Exhibit D-p.2

                                                                       EXHIBIT E

                        (Terms of Employment Agreements)

BASE SALARY:               As per Disclosure Letter.

PERFORMANCE BONUS:         The employee will be eligible to participate in a
                           Company performance - based bonus program on such terms and conditions set forth in the Disclosure
                           Letter.

EQUITY AWARDS:             Assuming the cancellation of any Options held under
                           the Stock Plan, the employee will participate in the New Equity Plan, with accelerated vesting as per the Disclosure Letter.

OTHER BENEFITS:            The employee will be eligible to participate in such
                           medical, life, disability, and retirement programs as the Company maintains for similarly situated employees.

TERM: 2 year(s), with automatic extensions of 1 year unless either party provides 3 months advance written notice of termination.

TERMINATION:               FOR CAUSE OR BY EMPLOYEE WITHOUT GOOD REASON. The
                           employee will receive any accrued but unpaid base salary.
                           WITHOUT CAUSE OR BY EMPLOYEE WITH GOOD REASON. The employee will receive severance as per the Disclosure
                           Letter, payable in accordance with the Company's regular payroll practice and subject to receipt of a release and continued compliance with other terms of agreement. The Company will maintain existing medical coverage for employee during such period or, if earlier, until replacement employment is secured. The refusal of the Company to extend an employment agreement beyond the end of a term (other than for "cause") shall be deemed a termination without cause for purposes of determining severance.

NON-DISCLOSURE,
NON-COMPETITION
AND NON-SOLICITATION:      Customary non-disclosure, non-competition and
                           non-solicitation provisions will be included. The non-disclosure provision will be for an unlimited period. The non-competition and non-solicitation provisions will be for the duration of employment and for a period of 2 years following a termination of employment.

EMPLOYEES AFFECTED:        Larry L. Enterline, Chief Executive Officer
                           James C. Hunt, President and Chief Financial Officer
                           Michael H. Barker, President - IT Services Division
                           Ken R. Bramlett, Jr., Senior Vice President, General
                             Counsel and Secretary

                                                                       EXHIBIT F

                           (Terms of New Equity Plan)

AWARD TYPES/
AGGREGATE SHARE LIMIT:     The Plan will authorize grants of stock options,
                           stock appreciation rights ("SARs"), restricted stock, deferred stock awards and performance awards (and dividend equivalent rights relating to options, SARs, deferred stock and performance awards), in the case of stock or option awards, for up to 10.336% of the fully-diluted shares of Common Stock outstanding immediately after the Notes Exchange Closing (after giving effect to any Series A Warrants issued in the Loan Exchange).

INITIAL GRANTS:            Pursuant to an allocation proposed by the CEO and
                           approved by the Compensation Committee, as per the Disclosure Letter.

INDIVIDUAL SHARE LIMIT:    Grants to any single individual during a calendar
                           year cannot exceed an agreed percentage of shares under the Plan.

ELIGIBLE PERSONS/
INDIVIDUAL GRANTS:         Grants are to be made to key employees, directors and
                           consultants selected by the Board or a Committee of the Board, with share numbers and exercise/purchase price determined by the Board or Committee.

DURATION:                  The duration of an option or SAR will not exceed ten
                           years.

VESTING: Awards will vest 20% on each anniversary date of grant and over 5 years unless otherwise provided by the Board or Committee or otherwise provided in Employment Agreement.

TERMINATION
OF EMPLOYMENT:             Following a termination of employment, vested options
                           and/or SARs must be exercised within three months (12 months in the case of death or disability), except that options and SARs terminate immediately upon a termination for Cause. Any non-vested portions of options, SARs or other awards are forfeited upon any termination. "Cause" will be as defined in the employee's employment agreement, if applicable, or as determined in the discretion of the Board or Committee if there is no employment agreement.

ACCELERATION OF VESTING:   The Board or Committee will have discretion to
                           accelerate vesting of awards.

ANTI-DILUTION:             Customary anti-dilution provisions will be included.

EXERCISE PERIOD EXTENSION:          The Board or Committee will have discretion
                                    to extend the post-employment exercise
                                    period of an option and/or SAR.

TERMINATION OF UNEXERCISED
GRANTS IN MERGER/SALE:              Unvested options and SARs will be canceled
                                    and vested but unexercised options (and any vested but unexercised SARs unrelated to options) will terminate and be cashed out for the difference between the then value of the Common Stock (based on the transaction) and the exercise price, unless the options
                                    (and SARs) are assumed by the successor.



                                 Exhibit F-p.2

                                                                       EXHIBIT G

                         (Terms of New Senior Facility)

BORROWER The Company and each of its wholly owned subsidiaries.

FACILITY A senior secured revolving credit facility (the "Revolver") which will also provide the Company with a letter of credit subfacility of not less than $10 million. The aggregate amount of outstanding letters of credit would be reserved against the credit availability created under the Revolver. Draws under the letter of credit subfacility must reimbursed immediately or rolled into the Revolver.

INTEREST RATES             Advances outstanding under the Revolver would bear
                           interest initially, at the Company's option, at (a) the base rate plus no more than 1.75 percentage points, or (b) at the LIBOR rate plus no more than
                           3.75 percentage points. After closing, interest rates will vary in accordance with a performance grid to be agreed upon by the Company and the lenders. The
                           Company would be charged a letter of credit fee (plus bank issuance charges) at a rate equal to no more than 3.75 percentage points per annum times the undrawn amount of all outstanding letters of credit.

EXPENSES The Company would reimburse lenders (and the agent) for their out-of-pocket costs and expenses relating to this financing transaction, including but not limited to search fees, filing and recording fees, attorneys fees and expenses, and financial examination and collateral appraisal fees and expenses.

USE OF PROCEEDS            To (i) refinance the Company's indebtedness, (ii)
                           fund certain fees and expenses associated with the Revolver, (iii) finance the ongoing working capital, capital expenditure, and general corporate needs of the Company and (iv) pay expenses associated with the Proposed Restructuring.

TERM                       Not less than three years from the closing date.

COLLATERAL                 A first priority perfected security interest in all
                           of the Company's now owned or hereafter acquired accounts receivable and such other property and assets as may be agreed by the Company and lenders.

FINANCIAL                  Customary for credit facilities of this type.
COVENANTS
AND OTHER TERMS

FINANCIAL                  Customary for credit facilities of this type.
REPORTING

CONDITIONS                 Customary for credit facilities of this type,
PRECEDENT                  including but not limited to subordination terms with
TO CLOSING                 respect to permitted junior indebtedness that are
                           acceptable to lenders and/or the agent.

CLOSING DATE               Simultaneously with closing of Loan Exchange.



                                 Exhibit G-p.2

                                                                       EXHIBIT H

                         (Terms of Junior Secured Notes)

NOTES: New Junior Secured Notes ("New Junior Secured Notes" or "Junior Notes").

ISSUER:                    The Company.

HOLDERS:                   Holders of Claims under Existing Senior Facility.

ISSUANCE:                  The Junior Notes will be issued in exchange for the
                           Holders' existing Claims to the Issuer, either in the Loan Exchange or the Back-Up Plan.

GUARANTORS:                All direct and indirect U.S. subsidiaries of Issuer.


                                     AMOUNT


LOAN EXCHANGE:             Up to such initial principal amount to be issued in
                           the Loan Exchange, as required to consummate the Loan
                           Exchange.

                           The Issuer and the Senior Lenders may agree to a different amount.

BACKUP PLAN:               $15 million initial principal, if issued under the
                           Backup Plan. The Issuer and the Senior Lenders may agree to a different amount.


ADDITIONAL JUNIOR
NOTES: If the Junior Notes are issued pursuant to the Loan Exchange and are not paid in full within two years, on the second anniversary of issuance of the Junior Notes, the Issuer will issue to each holder of Junior Notes an additional $107.14 of Junior Notes for each $1,000 in principal amount of Junior Notes held by such holder as of such anniversary.

                                    REPAYMENT

MATURITY:                  Four years from the Loan Exchange Closing Date.

CASH SWEEP:                As permitted by the New Senior Facility, promptly
                           after each December 31 (beginning December 31, 2003)
                           Issuer will prepay principal of the Junior Notes in the amount of the lesser of: (i) An agreed percentage of EBITDA minus debt service, taxes and permitted capital expenditures for the year (or portion thereof) then ended; and (ii) the excess of consolidated cash and cash equivalents on such December 31 over working capital required on such December 31 by the New Senior Facility.

DEBT PROCEEDS:             As permitted by the New Senior Facility, Issuer will
                           apply an agreed percentage of the net proceeds of any debt (other than under the New Senior Facility) by the Issuer or any subsidiary to prepay principal of the Junior Notes.

EQUITY ISSUANCE            As permitted by the New Senior Facility, Issuer will
PROCEEDS:                  apply an agreed percentage of the net cash proceeds
                           of any equity issuance (other than under the Series A
                           Warrants and the New Equity Plan incentive plans and equity issued in the Notes Exchange) by the Issuer or any subsidiary to prepay principal of the Junior
                           Notes.

ASSET SALE PROCEEDS:       As permitted by the New Senior Facility, Issuer will
                           apply an agreed percentage of the net proceeds of any sale of assets (other than inventory in the ordinary course of business) by the Issuer or any subsidiary to prepay principal of the Junior Notes.

CHANGE OF CONTROL:         Issuer will prepay the entire outstanding principal
                           of the Junior Notes on a change of control of the Issuer.

TAX PREPAYMENT:            Subject to approval from the lenders under the New
                           Senior Facility (which Issuer will use its best efforts to secure), Issuer will apply 100% of any proceeds from any tax refunds to prepay the principal of the Junior Notes.

NET PROCEEDS:              Net proceeds of debt, equity or asset sales are the
                           proceeds net of direct costs and amounts required to be applied to the New Senior Facility.



                                  Exhibit H-2

OPTIONAL PREPAYMENT:       The Issuer may prepay principal of the Junior Notes
                           in whole or in part, in cash, at 100% of principal amount plus accrued and unpaid interest to the date of prepayment.

APPLICATION OF             All prepayments will be applied to the ratable
PREPAYMENTS:               prepayment of the outstanding principal of the Junior
                           Notes.

INTEREST ON                With any payment of principal, Issuer shall pay all
PREPAYMENTS:               interest, fees and other amounts accrued on that
                           principal.


SENIOR DEBT                All prepayments will be subject to any limitations
LIMITATION:                agreed between the Issuer and the provider of the New
                           Senior Facility.


                                    INTEREST

INTEREST RATE:             15% per annum.

METHOD OF PAYMENT:         At each quarterly interest payment date, Issuer shall
                           pay accrued interest in cash at the rate of at least
                           12% per annum on the outstanding principal. Issuer shall pay the remaining interest accrued on the outstanding principal at any quarterly interest payment date either in cash or by issuance of additional Junior Notes in the amount of the interest accrued but not paid in cash.

PAYMENT DATES:             Quarterly.

BASIS:                     Actual/365/6.

YIELD AND TAX              Customary.
PROTECTION:

                              RANKING AND SECURITY

RANKING: All Junior Notes will be subordinate to the Senior Claims (as defined below). The Junior Notes will be senior to all other debt of Issuer.

SENIOR CLAIMS:             The following will be "Senior Claims":



                                  Exhibit H-3

                           (i) principal, interest and other amounts under the New Senior Facility;
                           (ii) purchase money security interests and capital leases in the ordinary course of business; and
                           (iii) any extension or refinancing of any Senior Claim in (i) above.

SECURITY:                  The Junior Notes will be secured by a second interest
                           in all collateral securing the Senior Claims.

SUBORDINATION:             Any amounts otherwise distributable on the Junior
                           Notes in any liquidation or insolvency distribution of the Issuer will be applied to the Senior Claims until the Senior Claims are paid in full.

STANDSTILL:                Issuer will not make payments (other than by delivery
                           of additional Junior Notes to make quarterly interest payments) on the Junior Notes: (i) after an acceleration of the Senior Claims (unless the acceleration shall have been rescinded); or (ii) during any event of default or any payment or bankruptcy default on the Senior Claims (unless the default shall have continued for 180 days without acceleration).

APPROVAL:                  The subordination and intercreditor terms are subject
                           to negotiation and approval of the New Senior
                           Facility the holders of a majority in principal amount of the Junior Notes, acting reasonably.

           REPRESENTATIONS, COVENANTS, DEFAULTS AND OTHER PROVISIONS


REPRESENTATIONS:           Substantially the same as the New Senior Facility,
                           other than representations reflecting the ranking and lien priority of the Junior Notes.

                           Representations will include, at a minimum, those customary for similar debt and for leveraged transactions.

COVENANTS:                 Substantially the same as the New Senior Facility,
                           other than:



                                  Exhibit H-4

                           (i) covenants reflecting the ranking and lien priority of the Junior Notes; and
                           (ii) Issuer, the Guarantors and the Holders will complete the Loan Exchange if the conditions are satisfied.

                           Covenants will include, at a minimum, those customary for similar debt and for leveraged transactions and will include specific restrictions on the following:

                           (i) new debt;

                           (ii) transactions with affiliates and related parties;

                           (iii) disposition of assets;

                           (iv) sale/leasebacks;

                           (v) liens;

                           (vi) dividends, distributions and stock repurchases;

                           (vii) change of business;

                           (viii) merger and similar transactions; and

                           (ix) total debt, other than Senior Claims and under Junior Notes, not to exceed $50 million.

CONDITIONS:                Substantially the same as the New Senior Facility,
                           other than:

                           (i) conditions reflecting the ranking and lien priority of the Junior Notes;
                           (ii) the New Senior Facility is drawn in accordance with its terms; and
                           (iii) Issuer has the cash available from cash balances, the New Senior Facility and any other sources to effect the Loan Exchange.

                           Conditions will include, at a minimum, those customary for similar debt and for leveraged transactions.

DEFAULT:                   Substantially the same as the New Senior



                                  Exhibit H-5

                           Facility, other than defaults reflecting the ranking and lien priority of the Junior Notes and cross default to the New Senior Facility.

                           Defaults will include, at a minimum, those customary for similar debt and for leveraged transactions.

REMEDIES:                  Substantially the same as the New Senior Facility.

WAIVER AND AMENDMENT:      Consent of holders of a majority of the principal of
                           the Junior Notes. However, the time and amount of a payment to a Holder, and a Holder's entitlement to the ratable benefit of the security, may be changed only with the consent of the Holder.

EXPENSES:                  The Issuer and Guarantors will pay the reasonable
                           costs in connection with the proposed transactions regardless of whether the transactions close.

INDEMNITY:                 The Issuer and the Guarantors will indemnify any
                           agents and the Holders against all losses and claims relating to the Junior Notes or the proposed transactions, other than those arising from the indemnified party's own bad faith, gross negligence or willful misconduct.

GOVERNING LAW:             New York.

RECUSAL: The holders will cause any director nominees to recuse themselves from redemption actions taken by the Board.

TRANSFERS:                 Transfers of the Junior Notes will be subject to the
                           consent of the Company, which consent will not be unreasonably withheld.



                                  Exhibit H-6

                                                                       EXHIBIT I

                          Registration Rights Agreement
                                 Principal Terms

Demand Registration
Rights: Noteholders holding, in the aggregate, a majority of the outstanding shares of Common Stock may request a total of 2 registrations (each, a "Demand Registration") of the shares of Common Stock issued to, or underlying shares of Series A Preferred Stock issued to, the Noteholders pursuant to the Transactions ("Registrable Securities"), so long as the anticipated aggregate offering price to the public for any such offering is expected to be at least $20,000,000. The Company shall not be obligated to effect a Demand Registration if Form S-3 (or any successor form) is available in which case the Company shall register the Registrable Securities pursuant to a Shelf Registration (defined below). A registration shall not count as a Demand Registration unless the registration statement is declared effective and is maintained for at least six months or such shorter period as is sufficient to sell all the Registrable Securities included therein.

Incidental Registration
Rights: Subject to the cut-back provisions described below, if at any time the Company determines that is shall file a registration statement under the Securities Act, the Company shall give the Noteholders prompt notice of such registration. Following such notice, the Noteholders shall be granted the opportunity to participate in such registration in proportion to the percentage ownership of Registrable Securities by the Noteholders.

Shelf Registration:        The Company shall use reasonable best efforts to file
                           and cause to become effective as promptly as practicable following the Notes Exchange Closing Date a Shelf Registration on behalf of the Noteholders
                           (whether on a short form or long form of registration statement) (a "Shelf Registration"), for a delayed or continuous offering under Rule 415 under the Securities Act, or any successsor provision, and to maintain such Shelf Registration in effect until the second anniversary of the Notes Exchange Closing
                           Date. At any time thereafter, Noteholders holding, in the aggregate, 5% of the outstanding shares of Common
                           Stock may request that the Company file a Shelf
                           Registration on behalf of the Noteholders. The
                           Noteholders shall be entitled to an unlimited number of additional Shelf Registrations. No registration of Registrable Securities effected pursuant to a Shelf
                           Registration shall be counted as a Demand
                           Registration.

Obligations of the
Purchaser:                 The Company shall use its reasonable best efforts to
                           effect any registration requests, and to comply with the requirements of all relevant state "blue sky" and federal securities laws necessary to effect such registration requests. The
                           Company shall provide the Noteholders with such number of registration statements and prospectuses as the Noteholders shall reasonably request. The Company shall cooperate in the registration process and, in connection with any Demand Registration, any roadshow or other investor meetings in connection with the sale of the Registrable Securities so registered and shall secure the participation of its management for such purposes.

Fees and Expenses:         The Company shall pay all fees, expenses, or other
                           costs incurred with respect to each registration request made by the Noteholders (other than underwriters' discounts and commissions and placement fees) including, without limitation, the expenses of preparing any registration statement, commission and state "blue sky" filing, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees, listing fees, messenger and federal laws, reasonable fees and expenses of one firm of counsel for all selling
                           Noteholders, and fees and expenses for the disbursement of the Company's counsel, independent auditors or other advisors.

Indemnification:           The Company shall indemnify the Noteholders and their
                           respective directors, members, managers, partners, officers and other affiliates against any losses, claims, damages or liabilities, joint or several, to which the Noteholder may become subject insofar as such losses, claims, damages or liabilities arise out of or are based on any untrue or alleged untrue statement or any fact contained in any registration statement, unless the liability relates to material furnished in writing by the Noteholder to the Company specifically for use in the registration statement.

Selection of Underwriters: In connection with any Demand Registration or any
                           Shelf Registration that takes the form of an underwritten offering, the Noteholders holding a majority of the Registrable Securities participating in such registration shall select the underwriters in connection with the sale of registered securities, with the approval of the Company, such approval not to be unreasonably withheld.

Assignability:             The Noteholders may assign all registration rights,
                           provided the assignment is made in connection with a transfer of the Registrable Securities and such transfer is made in accordance with the provisions of the New Rights Plan and the Charter.

Delay of Filing or Sales:  If (i) the Board of Directors of the Company
                           determines that filing a registration statement or maintaining the effectivness of a



                                  Exhibit I-2
                           current registration statement would have a material adverse effect on the Company or its stockholders in relation to any material acquisition or disposition, financing or other corporate transaction and the Company has determined in good faith that disclosure thereof would not be in the best interests of the Company and its stockholders at the time requested by the Noteholders or (ii) the Company has determined in good faith that filing a registration statement or maintaining the effectiveness of a current registration statement would require disclosure of material information the Company has a valid business purpose of retaining as confidential at such time, the Company shall be entitled to postpone filing or suspend the use by the Noteholder of the Demand Registration or Shelf Registration for a reasonable period of time, but not in excess of 60 consecutive calendar days. The Company shall be entitled to exercise such postponement or suspension rights more than one time in any calendar year; provided that such exercise shall not prevent the Noteholders from being entitled to at least 240 days of effective registration rights per year and that no postponement or suspension period may commence if it is less than 30 calendar days from the prior such suspension period. Other than the initial Shelf Registration contemplated above, the Company shall not be obligated to effect any Shelf Registration within 120 days after the effective date of a previous registration statement filed by the Company (except for registrations on Form S-4 or Form S-8, or other forms prescribed under the Securities Act for the same purpose or for an exchange offer).

Cutbacks:                  If a registration by the Company of its securities
                           involves an underwritten offering, and the managing or lead underwriter or underwriters shall advise the Company in writing (a copy of which shall be provided by the Company to the Noteholders), that in its or their opinion, the number of Registrable Securities requested and otherwise proposed to be included in such registration exceeds the number that can be sold in such offering within a price range acceptable to the Company, then the Company shall allocate the securities to be included in such registration as follows: First, the Company shall be entitled to include all of the securities that they have proposed to be included, and second, to the extent that any other securities may be included without exceeding the limitations recommended by the underwriter as aforesaid, the Noteholders shall be entitled to participate in that registration pro rata among any shares of Registrable Securities that the Noteholders requested for inclusion in the incidental registration (or on such other proportion mutually agreed by the Noteholders).



                                  Exhibit I-3

Termination of Rights:     The rights of a Noteholder to register Registrable
                           Securities hereunder shall terminate with respect to such Noteholder once such Noteholder is legally able to dispose of all of its Registrable Securities in one transaction pursuant to Rule 144 under the Securities Act.




                                  Exhibit I-4